Exhibit 10.65

SERIES A CONVERTIBLE PREFERRED SHARES

PURCHASE AGREEMENT

Dated as of January 18, 2011

between

MILESTONE LONGCHENG LIMITED

and

CHINA BCT PHARMACY GROUP, INC.

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TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND INTERPRETATION	5

Section 1.1	Definitions.	5
Section 1.2	Interpretation.	5

ARTICLE II PURCHASE AND SALE OF SHARES	6

Section 2.1	Purchase and Sale of Shares.	6
Section 2.2	The Closing.	6
Section 2.3	Investor Deliveries at the Closing.	6
Section 2.4	Company Deliveries at the Closing.	6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY	7

Section 3.1	Organization.	7
Section 3.2	Capitalization.	7
Section 3.3	Authorization; Execution and Enforceability.	9
Section 3.4	Subsidiaries and Joint Ventures.	9
Section 3.5	No Conflicts; Consents and Approvals.	9
Section 3.6	SEC Reports; Financial Statements.	10
Section 3.7	Absence of Certain Changes.	11
Section 3.8	No Undisclosed Liabilities.	11
Section 3.9	Litigation.	11
Section 3.10	Licenses	12
Section 3.11	Intellectual Property Rights.	12
Section 3.12	Trading.	14
Section 3.13	Tax Matters.	15
Section 3.14	Tangible Assets.	15
Section 3.15	Real Property.	15
Section 3.16	Insurance.	16
Section 3.17	Contracts.	16
Section 3.18	Employees and Labor Relations.	17
Section 3.19	Benefit Plans.	18
Section 3.20	Compliance with Law.	18
Section 3.21	Environmental Matters.	18
Section 3.22	Related Party Transactions.	19
Section 3.23	Investment Company	19
Section 3.24	Corrupt Practices; USA Patriot Act, OFAC.	19
Section 3.25	Validity of the Shares.	20
Section 3.26	Registration, Information and Special Voting Rights.	20
Section 3.27	Securities Law Compliance.	20
Section 3.28	Brokers.	20
Section 3.29	Restructuring.	21
Section 3.30	Disclosure.	21

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ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE INVESTOR	21

Section 4.1	Organization, Standing and Power.	21
Section 4.2	Authorization; Execution and Investor.	22
Section 4.3	No Conflict; Consents and Approvals.	22
Section 4.4	Purchase Entirely for Own Account.	22
Section 4.5	Investment Experience.	22
Section 4.6	Restricted Securities.	22
Section 4.7	Legends.	23
Section 4.8	Accredited Investor.	23
Section 4.9	No General Solicitation.	23

ARTICLE V COVENANTS OF THE COMPANY	24

Section 5.1	Access to Information.	24
Section 5.2	Conduct of Business.	24
Section 5.3	Trading.	24
Section 5.4	Preserve Accuracy of Representations and Warranties; Fulfillment of Conditions; Notification of Certain Matters.	24
Section 5.5	Contractual Consents and Governmental Approvals.	25
Section 5.6	Limitation on Short Sales.	26
Section 5.7	Board Representation.	26
Section 5.8	Matters Requiring Consent of the Investor.	26
Section 5.9	Use of Proceeds	27
Section 5.10	Big Four Auditor Requirement	27
Section 5.11	Employee Share Incentive Plan	28
Section 5.12	Indebtedness.	28
Section 5.13	Non-Competition.	28
Section 5.14	Director and Officer and Key Man Insurance.	29
Section 5.15	Undertakings.	29
Section 5.16	State Administration of Foreign Exchange.	29
Section 5.17	Trademarks.	29
Section 5.18	Licenses.	29

ARTICLE VI CONDITIONS	29

Section 6.1	Conditions to the Company’s Obligations.	29
Section 6.2	Conditions to the Investor’s Obligations.	30

ARTICLE VII INDEMNIFICATION	31

Section 7.1	Survival.	31
Section 7.2	Indemnification.	32
Section 7.3	Indemnification Procedures.	32
Section 7.4	Third-Party Claims.	32
Section 7.5	Tax Treatment of Indemnity Payments.	33

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ARTICLE VIII FURTHER AGREEMENTS	33

Section 8.1	Public Announcements.	33
Section 8.2	Fees and Expenses.	33

ARTICLE IX GENERAL	34

Section 9.1	Termination.	34
Section 9.2	Notices.	34
Section 9.3	Complete Agreement; No Third-Party Beneficiaries.	36
Section 9.4	GOVERNING LAW.	36
Section 9.5	Arbitration.	36
Section 9.6	Successor and Assigns.	37
Section 9.7	Counterparts.	37
Section 9.8	Remedies; Waiver.	37
Section 9.9	Severability.	37
Section 9.10	Amendment; Waiver.	38

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Exhibit A	40

Exhibit B-1	48

Amended and Restated Certificate of Incorporation	48

Exhibit B-2	49

Authorizing Resolutions	49

Exhibit B-3	50

Certificate of Designation	50

Exhibit C	51

Reserved	51

Exhibit D	52

Registration Rights Agreement	52

Exhibit E	53

Shareholders Agreement	53

Exhibit F-1	54

Shareholder Undertakings	54

Exhibit F-2	55

Shareholder Undertakings	55

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SERIES A CONVERTIBLE PREFERRED SHARES
PURCHASE AGREEMENT

THIS SERIES A CONVERTIBLE PREFERRED SHARES PURCHASE AGREEMENT, dated as of January 18, 2011, is by and between MILESTONE LONGCHENG LIMITED, a company organized under the laws of the British Virgin Islands (the “Investor”), and CHINA BCT PHARMACY GROUP, INC., a company organized under the laws of Delaware (the “Company” and together with the Investor, the “Parties” and each a “Party”).

W I T N E S S E T H:

WHEREAS, the Company has created a new series of convertible preferred shares designated as Series A Convertible Preferred Shares, par value US$0.001 per share (the “Preferred Shares”), under the Company’s amended and restated Certificate of Incorporation, which is in the form attached as Exhibit B-1 hereto (the “Amended Certificate”), through the adoption by the Board of Directors of the Company of an authorizing resolution in the form attached as Exhibit B-2 hereto (the “Authorizing Resolution”) with rights set forth in a certificate of designation in the form attached as Exhibit B-3 (the “Certificate of Designation”) ; and

WHEREAS. the Company wishes to issue and sell to the Investor, and the Investor wishes to purchase from the Company, 9,375,000 Preferred Shares (the “Shares”) upon the terms and subject to the conditions set forth herein and in the Transaction Documents;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions.

The capitalized terms that are defined in Exhibit A are used herein with the meanings set forth therein.

Section 1.2 Interpretation.

(a) Headings.  The headings to the Articles, Sections and Subsections of this Agreement or any Exhibits to this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

(b) Usage.  In this Agreement, unless the context requires otherwise:  (i) the singular number includes the plural number and vice versa;  (ii) reference to any gender includes each other gender; (iii) the Exhibits to this Agreement are hereby incorporated into, and shall be deemed to be a part of, this Agreement; (iv) the terms “hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular section or other provision hereof; (v) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”; and (vi) a reference to any Article, Section, Subsection or Exhibit shall be deemed to refer to the corresponding Article, Section, Subsection, or Exhibit of this Agreement.

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ARTICLE II
PURCHASE AND SALE OF SHARES

Section 2.1 Purchase and Sale of Shares. At the Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Shares on the terms and subject to the conditions set forth herein, free and clear of any Liens.  At the Closing, the Investor shall pay the Company, as consideration for the Shares, an aggregate purchase price of US$30,000,000 (the “Purchase Price”) less the Expense Reimbursement referred to in Section 8.2 below (the amount of the Purchase Price remaining after the deduction of such Expense Reimbursement being sometimes hereinafter referred to as the “Net Purchase Price”).

Section 2.2 The Closing. Subject to the fulfillment of the conditions set forth in Article VII, the issuance, purchase and sale of the Shares and the consummation of the other Transactions (the “Closing”) shall take place in the offices of Latham & Watkins, at 10:00 a.m. local time, on February 18, 2011, or at such other time and place as the Company and the Investor may agree (the date on which the Closing actually takes place being sometimes referred to herein as the “Closing Date”).  At the Closing, the Investor and the Company shall make certain deliveries, as specified in Sections 2.3 and 2.4, respectively, and all such deliveries, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously on the occurrence of the last delivery and none of such deliveries shall be effective until the last of the same has occurred.

Section 2.3 Investor Deliveries at the Closing. At the Closing, the Investor shall deliver to the Company:

(a) the Net Purchase Price by wire transfer of same-day funds to a bank account designated in writing by the Company at least three Business Days prior to the Closing;

(b) a counterpart of the Registration Rights Agreement, duly executed by the Investor;

(c) a counterpart of the Shareholders Agreement, duly executed by the Investor;

(d) each of the opinions, certificates and documents required to be delivered by the Investor at the Closing pursuant to Section 6.2; and

(e) such other instruments, agreements, opinions, certificates and documents as may be reasonably requested by the Company in order to consummate the Transactions.

Section 2.4 Company Deliveries at the Closing. At the Closing, the Company shall deliver to the Investor:

(a) a certificate representing the Shares registered in the name of the Investor;

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(b) a counterpart of the Registration Rights Agreement, duly executed by the Company;

(c) a counterpart of the Shareholders Agreement, duly executed by the Company and Shareholders;

(d) a true and correct copy of the Amended Certificate, duly approved by the shareholders of the Company;

(e) a true and correct copy of the Authorizing Resolutions, duly executed by the Board;

(f) a true and correct copy of the Certificate of Designation, duly approved by the Board;

(g) a true and correct copy of the resolution appointing the Investor Director on the Board with effect immediately after the Closing, duly executed by the Board;

(h) each of the opinions, certificates and documents required to be delivered by the Company at the Closing pursuant to Section 6.2; and

(i) such other instruments, agreements, opinions, certificates and documents as may be reasonably requested by the Investor in order to consummate the Transactions.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor as of the date of this Agreement and as of the Closing Date, as follows:

Section 3.1 Organization.

The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (b) has all requisite corporate power and authority to carry on its business as now conducted; (c) is duly qualified, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party.  The Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws, and no such defaults or violations have occurred in the past which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.2 Capitalization.

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(a) The authorized capital of the Company consists of 100,000,000 Common Shares.  Of the Common Shares currently authorized:  38,154,340 shares are currently outstanding, 4,769,293 shares are reserved for issuance under the Share Incentive Plan (of which 1,125,000 shares are reserved upon exercise of Employee Share Options), 1,759,301 shares are issuable upon exercise of warrants issued to certain investors, 351,934 shares are issuable upon exercise of warrants issued to the co-placement agents in a private placement by the Company, and the remainder of 53,855,132 shares (the “Undesignated Shares”) are unissued and not reserved for issuance for any purpose.

(b) Section 3.2(b) of the Disclosure Schedule sets forth a list of all Employee Share Options currently outstanding.  Except for such Employee Share Options or as otherwise set forth in Section 3.2(b) of the Disclosure Schedule: (i) there are no outstanding Convertible Securities or Share Purchase Rights or any stock appreciation rights, performance stock awards or other employee incentive awards the value of which is determined by reference to the value of the Common Shares, (ii) the Company is not a party to any other agreements or commitments obligating the Company to issue, sell, repurchase, redeem or otherwise acquire any shares of Capital Stock, Convertible Securities or Share Purchase Rights; and (iii) to the knowledge of the Company, no other Person is a party to or otherwise bound by any agreements, trusts, proxies, instruments or other commitments relating to the voting, purchase, sale or other disposition of any shares of Capital Stock, Convertible Securities or Share Purchase Rights held by such Person.  Neither the issuance of the Shares as contemplated herein nor the issuance of any Conversion Shares will cause the number of Common Shares issuable pursuant to the Employee Share Options or any other outstanding Convertible Securities or Share Purchase Rights to increase as a result of any antidilution provisions relating thereto.

(c) There are no authorized or outstanding bonds, debentures, notes or other obligations of the Company, the holders of which have the right to vote with the holders of Common Shares on any matter.

(d) Except as disclosed in the SEC Reports or Section 3.2(d) of the Disclosure Schedule, the Company does not have in effect any dividend reinvestment plans or employee stock purchase plans.

(e) All outstanding shares of Capital Stock have been duly authorized and validly issued and are fully-paid and nonassessable and have been offered and issued without violation of any preemptive rights of any Person or any applicable securities laws.  All outstanding Employee Share Options have been or will be issued without violation of any applicable securities laws, and all Common Shares issued upon exercise thereof will have been, upon such issuance, duly authorized and validly issued without violation of any preemptive rights of any Person and will be fully-paid and nonassessable.

(f) Upon the due issuance by the Company to the Investor of Common Shares as contemplated in Section 5.6 hereof, such Common Shares will be duly and validly issued and the Investor will be entitled to the rights of a registered holder of the Common Shares.

(g) Immediately following the Closing, the total number of Preferred Shares the Investor will hold will represent 18.5% of the outstanding share capital of the Company on a fully-diluted as-converted basis.

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Section 3.3 Authorization; Execution and Enforceability.

(a) The Company has all requisite corporate power and authority to execute, deliver and perform each Transaction Document to which it is a party and to consummate each of the Transactions.  The execution, delivery and performance of each Transaction Document to which the Company is a party and the consummation of each of the Transactions has been duly authorized by the Board and no further corporate action on the part of the Company (including any action by the shareholders of the Company) is required in connection therewith.

(b) This Agreement has been duly executed and delivered by the Company and constitutes, and, upon execution and delivery thereof as contemplated herein, each other Transaction Document to which the Company is a party will have been duly executed and delivered by the Company and will constitute, a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

Section 3.4 Subsidiaries and Joint Ventures.

(a) All material Subsidiaries of the Company are described in the SEC Reports or in Section 3.4(a) of the Disclosure Schedule.  Each of the Subsidiaries (i) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power and authority to carry on its business as now conducted; and (iii) is duly qualified, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Except as disclosed in the SEC Reports or in such Section 3.4(a) of the Disclosure Schedule: (i) all of the outstanding shares or registered capital or other equity capital in each of such Subsidiaries is duly authorized, validly issued, fully paid and nonassessable; (ii) all of the outstanding shares or registered capital of, or other ownership interest in each of such Subsidiaries is owned by the Company or a wholly-owned Subsidiary of the Company, free and clear of any Liens; and (iii) there are no outstanding subscriptions, rights, convertible securities or other agreements or commitments obligating the Company or any such Subsidiary to issue, transfer or sell any securities of any such Subsidiary.

(b) Except as described in the SEC Reports or in Section 3.4(b) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries owns, of record or beneficially, any material direct or indirect equity or other interest in any other Entity.

Section 3.5 No Conflicts; Consents and Approvals.

(a) Except as set forth in Section 3.5(a) of the Disclosure Schedule, the execution, delivery or performance by the Company of the Transaction Documents to which it is a party and the consummation of Transactions will not (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company or any Organizational Document of any of its Subsidiaries; (b) result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any Person any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any

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Contractual Obligation or any Law applicable to the Company or any of its Subsidiaries or any of their respective properties and assets; (c) result in the imposition of any Lien upon any properties or assets of the Company or any of its Subsidiaries; (d) result in the Company being required to redeem, repurchase or otherwise acquire any outstanding equity or debt interests, securities or obligations of the Company or any of its Subsidiaries or any options or other rights exercisable for any of same; or (e) cause the accelerated vesting of any Employee Share Options or other employee benefits or result in any obligations on the part of the Company or any of its Subsidiaries to pay any additional severance benefits upon the termination of the employment of any employee thereof.

(b) Except as set forth in Section 3.5(b) of the Disclosure Schedule, the Company is not required to obtain any consent, authorization or approval of, or make any filing, notification or registration with, any Governmental Authority or any self regulatory organization in order for the Company to execute, deliver and perform any Transaction Document to which it is a party or to consummate any of the Transactions (“Company Approvals”).  The Company has no reason to believe that any of the consents, authorizations or approvals listed in Section 3.5(b) of the Disclosure Schedule will not be received or will be received with conditions, limitations or restrictions that would adversely impact the Company or any of its Subsidiaries.

(c) Except as set forth in Section 3.5(c) of the Disclosure Schedule, no Contractual Consents are required to be obtained under any Contractual Obligation applicable to the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company of any Transaction Document to which it is a party or the consummation of any of the Transactions (“Company Contractual Consents”).

Section 3.6 SEC Reports; Financial Statements.

(a) The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all the foregoing filed prior to the date hereof and all exhibits included or incorporated by reference therein and financial statements and schedules thereto and documents included or incorporated by reference therein being sometimes hereinafter collectively referred to as the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act applicable to the SEC Reports, and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company has furnished, in connection with the Disclosure Schedule, the draft amended SEC Reports currently under consideration with the SEC.

(b) As of their respective dates, except as set forth therein or in the notes thereto, the financial statements contained in the SEC Reports and the related notes (the “Financial Statements”) complied as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  The Financial Statements: (i) were prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), consistently applied during the periods involved (except (i) as may be otherwise indicated in the notes thereto or (ii) in the case of unaudited interim statements, to the extent that they may not include footnotes, may be condensed or summary statements), (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments) and (iii) are in all material respects in accordance with the books of account and records of the Company and its consolidated subsidiaries (except as may be otherwise noted therein).

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Section 3.7 Absence of Certain Changes.

Except as disclosed in the SEC Reports or in Section 3.7 of the Disclosure Schedule, since September 30, 2010, (a) there has not been any Material Adverse Effect or any changes, events or developments that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (b) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and in conformity with past practice.

Section 3.8 No Undisclosed Liabilities.

Except as disclosed in the SEC Reports or in Section 3.8 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability to the best of its knowledge after due inquiry (whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due), except for the following: (a) liabilities reflected in or reserved for in the Recent Balance Sheet, (b) liabilities that have arisen since the date of the Recent Balance Sheet in the ordinary course of the businesses of the Company and its Subsidiaries consistent with past practice that are similar to the liabilities reflected on the Recent Balance Sheet, (c) liabilities incurred in the ordinary course of the businesses of the Company and its Subsidiaries consistent with past practice that would not be required under GAAP to be reflected in an audited consolidated balance sheet of the Company and its consolidated subsidiaries and that are not in the aggregate material and (d) liabilities incurred in connection with the Transactions.

Section 3.9 Litigation.

Except as disclosed in the SEC Reports or in Section 3.9 of the Disclosure Schedule, there is no Action or Proceeding to which the Company or any of its Subsidiaries or any of their respective officers, directors or employees is a party (either as a plaintiff or defendant) pending or, to the knowledge of the Company, threatened before any Governmental Authority (i) that challenges the validity or propriety of any of the Transactions or (ii) if determined adversely to the Company or any of its Subsidiaries or any such officer, director or employee would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by any Governmental Authority involving the Company or any of its Subsidiaries or any officer, director, employee thereof.  The Company has not received a stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the knowledge of the Company, the SEC has not issued any such order. No order, judgment or decree of any Governmental Authority has been issued in any Action or Proceeding to which the Company or any of its Subsidiaries is or was a party or, to the knowledge of the Company, in any other Action or Proceeding except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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Section 3.10 Licenses

Except as disclosed in the SEC Reports or in Section 3.10 of the Disclosure Schedule, all Licenses required to be obtained by the Company or any of its Subsidiaries in all relevant jurisdictions in order to own their respective assets and to operate their respective businesses, including, but not limited to, registrations with the Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau, customs, social welfare, state food and drug administration and environmental competent authorities of the PRC, have been duly obtained in accordance with all applicable Laws and are valid, binding and in full force and effect.  In respect of each such License that is subject to periodic renewal, neither the Company nor its subsidiaries has any reason to believe that such renewals will not be timely granted by the relevant Government Authorities.  The Company and each of its Subsidiaries have been conducting and will conduct their businesses activities within the permitted scope of business outlined in each applicable License.  Neither the execution, delivery or performance by the Company of any Transaction Document to which it is a party nor the consummation of any of the Transactions will result in the Company or any of its Subsidiaries losing any such License now currently owned by the Company or any of its Subsidiaries to conduct their respective businesses.  Except as disclosed in Section 3.10 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is, or has received any notice that it is, or has at any time been, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

Section 3.11 Intellectual Property Rights.

(a) All material patents, patent applications, registered trademarks, trademark registration applications, registered service marks, trade names, registered copyrights, copyright registration applications, domain names and licenses (collectively, the "Registered Intellectual Property Rights") owned or, listed separately, licensed to or by the Company or any of its Subsidiaries by or to third parties (other than shrink-wrap or standard licenses for commercially available software) and used in the conduct of the businesses of the Company and its Subsidiaries are described in the SEC Reports or in Section 3.11(a) of the Disclosure Schedule.  Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and each of its Subsidiaries owns or has a valid and binding royalty-free license to use or otherwise has the right to use all patents, trademarks, service marks, trade names, copyrights, rights in software, domain names, know-how, rights in design and inventions, licenses and other intellectual property rights (the "Intellectual Property Rights") necessary for its conduct of the business as currently conducted and as contemplated to be conducted after the Closing.

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(b) Except as disclosed in the SEC Reports or in Section 3.11(b) of the Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, all registrations or recordings with and applications to any Governmental Authorities in the PRC or elsewhere necessary for the protection of the Registered Intellectual Property Rights under applicable Laws have been made, are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company or any of its Subsidiaries to maintain their validity or effectiveness.

(c) Except as disclosed in the SEC Reports or in Section 3.11(c) of the Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, to the knowledge of the Company, no Intellectual Property Right in any product, content, process, method, substance or material presently produced by, sold or distributed by or employed by the Company or any of its Subsidiaries, or in a product design which has been substantially completed by the Company or any of its Subsidiaries, infringes upon any Intellectual Property Rights that are owned by others.

(d) Except as disclosed in the SEC Reports or in Section 3.11(d) of the Disclosure Schedule:  (i) no Action or Proceeding is pending and no claim has been made against the Company or any of its Subsidiaries or, to the knowledge of the Company, is threatened, contesting the right of the Company or any of its Subsidiaries to sell or use any Intellectual Property Right or any product, content, process, method, substance or material presently produced by, sold or distributed by or employed by the Company or any of its Subsidiaries; and (ii) neither the Company nor any of its Subsidiaries have asserted any claim of infringement, misappropriation or misuse by any Person of any Intellectual Property Rights owned or used by the Company or any of its Subsidiaries.

(e) Except as disclosed in the SEC Reports or in Section 3.11(e) of the Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:  (i) all works of authorship and all other materials subject to copyright protection and included in the Intellectual Property Rights used in the conduct of the business of the Company and its Subsidiaries (unless validly licensed to the Company or its Subsidiaries), including computer software, documentation, software design, technical and functional specifications, are original and were either created by employees of the Company or its Subsidiaries within the scope of their employment or all right, title and interest in and to such works of authorship have been legally and fully assigned and transferred to the Company or its Subsidiaries, as applicable; (ii) all rights in all inventions and discoveries (A) made, developed or conceived by any employee or independent contractor of the Company or any of its Subsidiaries during the course of their employment and included in the Intellectual Property Rights used in the conduct of the business of the Company and its Subsidiaries, or (B) made, written, developed or conceived with the use or assistance of the facilities or resources of the Company or any of its Subsidiaries, or (C) that are the subject of one or more issued letters of patent or patent applications for inventions and discoveries under (A) and (B) above and included in the Intellectual Property Rights used in the conduct of the business of the Company and its Subsidiaries; have been assigned in writing to the Company or any of its Subsidiaries, as applicable, to the extent that ownership of any such Intellectual Property Rights does not vest in the Company or any of its Subsidiaries, as applicable, by operation of law; and (iii) all key employees and independent contractors of the Company and each of its Subsidiaries have signed documents confirming that each of them will assign to the Company or any of its Subsidiaries, as applicable, all Intellectual Property Rights referred in (ii) to the extent that ownership of any such Intellectual Property Rights does not vest in the Company or any of its Subsidiaries, as applicable, by operation of law.

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(f) Except as disclosed in the SEC Reports or in Section 3.11(f) of the Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no employee, officer or consultant of the Company or any of its Subsidiaries has any proprietary, financial or other interest in any such Intellectual Property Rights owned or used by the Company or any of its Subsidiaries in the conduct of their businesses; and (ii) neither the Company nor any of its Subsidiaries (A) have any obligation to compensate any Person for the use of any such Intellectual Property Rights or (B) have granted, other than in the ordinary course of business, any license or other right to use any such Intellectual Property Rights used in the conduct of the businesses of the Company and its Subsidiaries, whether requiring the payment of royalties or not.

(g) Except as disclosed in the SEC Reports or in Section 3.11(g) of the Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) all trade secrets and other confidential information of the Company and its Subsidiaries are presently valued and protectible and are not part of the public domain or knowledge, nor have they been used, divulged or appropriated for the benefit of any Person other than the Company or its Subsidiaries or otherwise to the detriment of the Company or its Subsidiaries; (ii) no employee or consultant of the Company or any of its Subsidiaries has used any trade secrets or other confidential information of any other Person in the course of his work for the Company or any of its Subsidiaries; and (iii) to the knowledge of the Company, no patent, invention, device, principle or any statute, law, rule, regulation, standard or code is pending or proposed which would restrict the Company's or any of its Subsidiaries' ability to use any of the Intellectual Property Rights used in the conduct of their businesses.

(h) Except as disclosed in the SEC Reports or in Section 3.11(h) of the Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and each of its Subsidiaries have taken all commercially reasonable measures to protect and preserve the security, confidentiality and value of all Intellectual Property Rights owned by the Company or any of its Subsidiaries and used in the conduct of the business of the Company and its Subsidiaries, including trade secrets, source code and other confidential information, including without limitation, all algorithms, methods, technology or know-how incorporated or embedded in, or underlying or included in, Intellectual Property Rights not subject to issued letters of patent.

Section 3.12 Trading.

The Common Shares are traded on the OTC Bulletin Board (“OTCBB”) and, to the knowledge of the Company, there are no proceedings to revoke or suspend such trading.  The Common Shares are not listed on any stock exchanges.

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Section 3.13 Tax Matters.

Except as disclosed in the SEC Reports or in Section 3.13 of the Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) the Company and each of its Subsidiaries have filed all Tax Returns required to be filed by them; (ii) all such Tax Returns are true, correct and complete in all material respects; (iii) all Taxes due and owed by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid; (iv) neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return; (v) no claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any such Subsidy is or may be subject to taxation by that jurisdiction; (vi) there are no Liens on any of the assets or properties of the Company or any of  its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax; (vii) the Company and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party; and (viii) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

Section 3.14 Tangible Assets.

Except as disclosed in the SEC Reports or in Section 3.14 of the Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and each of its Subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and tangible personal property that are material to their respective businesses, free and clear of all Liens other than Liens (i) that do not materially interfere with the use of such property or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.15 Real Property.

(a) Except as disclosed in Section 3.15(a) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any real property. All material leases and similar agreements (“Leases”) under which the Company is lessee of, or holds or operates, any real property owned by any third Person (“Leased Real Property”) are described in the SEC Reports or in Section 3.15(a) of the Disclosure Schedule.

(b) Except as disclosed in the SEC Reports or in Section 3.15(b) of the Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and/or its Subsidiaries hold valid and subsisting leasehold or license interests under each of the Leases free and clear of all Liens.

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(c) Except as disclosed in the SEC Reports or in Section 3.15(c) of the Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:  (i) each of the Leased Real Properties has been used and operated by the Company or its Subsidiaries in compliance and conformity with all Contractual Obligations and Laws; (ii) neither the Company nor any of its Subsidiaries have received notice of violation of any applicable zoning or building regulation, ordinance or other Law relating to the operations of the respective businesses of the Company and its Subsidiaries; and no such violation has occurred; (iii) all structures, improvements and other buildings that are covered by the Leases or otherwise used in connection with the businesses of the Company and its Subsidiaries comply with all applicable ordinances, codes, regulations and other Laws, have valid and subsisting certificates of occupancy or similar permits for their present use, and neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority which is still outstanding of any failure to obtain any certificate, permit, license or approval with respect to any of the Leased Real Properties, or any intended revocation, modification or cancellation of same, and no Law presently in effect or condition precludes or materially restricts continuation of the present use of any of such Leased Real Properties; (iv) each Lease is in full force and effect and the Company and/or it’s applicable Subsidiaries enjoy peaceful and undisturbed possession thereunder; (v) there is no default on the part of the Company or any of its Subsidiaries and there is no event or condition which (with notice or lapse of time, or both) would constitute a default on the part of the Company or any of its Subsidiaries under any such Lease; (vi) there is no pending or, to the knowledge of the Company, threatened condemnation or eminent domain proceedings that would affect any of the Leased Real Properties; (vii) there are no Actions or Proceedings pending or, to the knowledge of the Company, threatened against any Leased Real Property, at law or in equity, before any applicable Governmental Authority which would in any way affect the continued use of such Leased Real Property by the Company and/or its applicable Subsidiaries.

Section 3.16 Insurance.

Except as disclosed in the SEC Reports or in Section 3.16 of the Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company in the businesses and locations in which the Company or such Subsidiary, as the case may be, operates; (ii) all such policies are in full force and effect; (iii) neither the Company nor any of its Subsidiaries is in material default, whether as to the payment of premium or otherwise, under any such policy; (iv) no notices of cancellation or any indication of an intention to cancel or not to renew any such insurance policy has been received by the Company or any of its Subsidiaries; and (v) since January 1, 2007, neither the Company nor any of its Subsidiaries has been denied insurance, nor has any prospective or actual carrier or underwriting board recommended or required material expenditures by the Company or any of its Subsidiaries in order to obtain insurance.

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Section 3.17 Contracts.

(a) Except as disclosed in the SEC Reports or in Section 3.17 of the Disclosure Schedule, neither the Company nor any or its Subsidiaries is a party to or bound by any material Company Contract.  Except as disclosed in the SEC Reports or in such Section 3.17 or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Company Contract is in full force and effect; (ii) the Company and its Subsidiaries have satisfied in full or provided for all of their liabilities and obligations under each such Company Contract requiring performance prior to the date hereof in all material respects, and are not in default under any of them, nor, to the knowledge of the Company, does any condition exist that with notice or lapse of time or both would constitute such a default; (iii) to the knowledge of the Company, no other party to any such Company Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default; and (iv) no approval or consent of any Person is needed for each such Company Contract to continue to be in full force and effect following the consummation of the Transactions.

Section 3.18 Employees and Labor Relations.

(a) Except as disclosed in the SEC Reports or in Section 3.18(a) of the Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) to the knowledge of the Company, no officer or key employee of the Company or any of its Subsidiaries, or any group of employees whose continued employment is material to the operations of the Company or any of its Subsidiaries, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing; and (ii) the Company has complied in all material respects with all applicable Laws related to employment.

(b) Except as disclosed in the SEC Reports or in Section 3.18(b) of the Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no employee of the Company or any of its Subsidiaries is presently a member of a trade union and, to the knowledge of the Company, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company or any such Subsidiary; (ii) no unfair labor practice complaint or sex or age discrimination claim has been brought against the Company or any of its Subsidiaries before any Governmental Authority; (iii) there has been no work stoppage or strike by employees of the Company or any of its Subsidiaries; and (iv) the Company and each of its Subsidiaries have complied in all material aspects with all applicable Laws relating to the employment of labor, including without limitation, those relating to wages, hours and collective bargaining.

(c) Except as disclosed in the SEC Reports or in Section 3.18(c) of the Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liability (whether legally binding or not) to make any payment to or for the benefit of any employee, officer, consultant, independent contractor or agent in respect of past service, pension or the termination of the employment or engagement of that or any other Person (including without limitation, payments for wrongful or unfair dismissal, loss of office or redundancy), other than in respect to current month payroll expenses and related deductions in relation to employee and employer contributions.

(d) Except as disclosed in the SEC Reports or in Section 3.18(d) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any contract, agreement or other arrangement with any of their respective officers, directors or employees involving any payments in excess of US$100,000 to such individual, including without limitation, any payment of consideration in connection with the transfer of any business or assets to the Company (other than in connection with their employment with the Company or any of its Subsidiaries such as their employment agreements or confidentiality, non-compete and intellectual property assignment agreements or share option award agreements).

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Section 3.19 Benefit Plans.

(a) Except as disclosed in the SEC Reports or in Section 3.19(a) of the Disclosure Schedule, there are no material Benefit Plans established by the Company or any of its Subsidiaries, or any predecessor or Affiliate of any of the foregoing, to which the Company or any of its Subsidiaries contributes or has contributed, or under which any current or former employee, officer, consultant, independent contractor or agent of the Company or any of its Subsidiaries or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

(b) Except as disclosed in the SEC Reports or in Section 3.19(b) of the Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries has scheduled or agreed to future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed to employees of the Company or any of its Subsidiaries; (ii) no loan is outstanding between the Company or any Subsidiary and any employee, officer or director thereof; (iii) the Company and each of its Subsidiaries have complied with all applicable Laws relating to any of the Benefit Plans; (iv) neither the Company nor any of its Subsidiaries has been delinquent in making any payment to or for the benefit of any current or former employee, officer, consultant, independent contractor or agent with respect to statutory social insurance plans operated under the Laws of the PRC or Hong Kong.

Section 3.20 Compliance with Law.

Except as disclosed in the SEC Reports or in Section 3.20 of the Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and each of its Subsidiaries and the conduct and operation of their respective businesses is and has been in material compliance with each Law that (a) affects or relates to this Agreement or the Transaction Documents or any of the Transactions or (b) is applicable to the Company or its Subsidiaries or their respective businesses.

Section 3.21 Environmental Matters.

Except as disclosed in the SEC Reports or in Section 3.21 of the Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) to the knowledge of the Company, the property, assets and operations of the Company and its Subsidiaries are and have been in material compliance with all applicable Environmental Laws; (ii) no Hazardous Materials have been released, on or into any of the properties or premises of the Company and its Subsidiaries, including without limitation, the ground water, in contravention of Environmental Laws; (iii) to knowledge of the Company, none of the property, assets or operations of the Company and its Subsidiaries is the subject of any governmental investigation evaluating whether (A) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or (B) any release or threatened release of any Hazardous Materials into the environment is in contravention of any Environmental Law; (iv) neither the Company nor any of its Subsidiaries has received any written notice or claim, nor are there are pending or, to the knowledge of the Company, threatened lawsuits or proceedings against any of them, with respect to violations of any Environmental Law or any release or threatened release of any Hazardous Materials into the environment.

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Section 3.22 Related Party Transactions.

Except as disclosed in the SEC Reports or in Section 3.22 of the Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, to the knowledge of the Company: (i) no Related Party: (A) owns, directly or indirectly, any interest in (except less than 1% shareholdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any of its Subsidiaries; (B) owns, directly or indirectly, in whole or in part, any tangible or intangible property that is used in and material to the conduct of the business of the Company and its Subsidiaries; (C) has any cause of action or other claim whatsoever against, the Company or any of its Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof; or (D) provides or causes to be provided any assets, services or facilities to the Company or any Subsidiary; (ii) there is no Indebtedness between the Company or any Subsidiary, on the one hand, and any Related Party, on the other hand; (iii) neither the Company nor any Subsidiary provides or causes to be provided any assets, services or facilities to any Related Party; (iv) neither the Company nor any Subsidiary beneficially owns, directly or indirectly, any Investment in any Related Party; and (iv) no other transactions or arrangements, or series of related transactions or arrangements, have occurred, currently exist or are currently proposed to which the Company or any of its Subsidiaries would be a party that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

Section 3.23 Investment Company

The Company is not, and after giving effect to the Transactions will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Section 3.24 Corrupt Practices; USA Patriot Act, OFAC.

Neither the Company nor any Subsidiary, nor to the knowledge of the Company any director, officer, employee, agent or other Person acting on behalf of the Company or any Subsidiary has, in the course of his or its actions for, or on behalf of the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employees from corporate funds;

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(iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.  The Company and each of its Subsidiaries is in compliance in all material respects with the USA Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)).  None of the Company or its Subsidiaries (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  The proceeds hereunder will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

Section 3.25 Validity of the Shares.

(a) Upon the issuance to the Investor as contemplated herein, the Shares will have been duly authorized and validly issued without violation of the preemptive rights of any Person and will be fully-paid and nonassessable, free and clear of any Liens.

(b) Any Conversion Shares issued upon conversion of any of the Shares upon the issuance thereof, will have been duly authorized and validly issued without violation of the preemptive rights of any Person and will be fully-paid and nonassessable, free and clear of any Liens.

Section 3.26 Registration, Information and Special Voting Rights.

Except as disclosed in the SEC Reports or in Section 3.26 of the Disclosure Schedule and except as provided in the Shareholders Agreement and the Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights, information rights or special voting rights to any Person.

Section 3.27 Securities Law Compliance.

Assuming the accuracy of the Investor’s representations and warranties contained in Article IV, the offer, sale and issuance of the Shares hereunder and the issuance of any Conversion Shares upon the conversion thereof is and will be in compliance with Section 4(2) of the Securities Act and is exempt from the registration and prospectus delivery requirements of the Securities Act and all applicable state and foreign securities laws.  Neither the Company nor any agent of the Company has offered the Shares by any form of general solicitation or general advertising, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

Section 3.28 Brokers.

No broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the execution an delivery of this Agreement or any of the other Transaction Documents or the consummation of any of the Transactions based upon arrangements made by or on behalf of the Company, and the Company shall indemnify and hold the Investor harmless against any claim for any such fee or commission based on any such arrangements.

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Section 3.29 Restructuring.

The restructuring transactions described in the SEC Reports relating to the restructuring of the Company as described therein (the “Restructuring Transactions”) are true and correct in all material respects.  Except as disclosed in Section 3.29 of the Disclosure Schedule, each of the Restructuring Transactions, and all the Restructuring Transactions taken as a whole, (i) were and are in compliance with all applicable laws, orders, rules and regulations of any court or governmental agency or body having jurisdiction over the parties, (ii) were properly authorized and executed in compliance with the articles of association, business license or other corporate constitutive documents of the parties involved, and (iii) did not, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is bound or to which the Company or any Subsidiary is subject, except in the case of (iii), such conflict or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

Section 3.30 Disclosure.

This Agreement, together with the Disclosure Schedule and all schedules and exhibits hereto, and the agreements, certificates and other documents furnished to the Investor by the Company at the Closing (including without limitation, the other Transaction Documents) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.  There is no fact which has not been disclosed to the Investor or reflected in materials provided to the Investor that the Company expects to have a Material Adverse Effect..  All information given to the Investor and its professional advisers by the Company and its Subsidiaries and their respective officers, employees and professional advisers during the negotiations relating to this Agreement was, when given and is at the date hereof, true and accurate, in light of the circumstances under which such information originated.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company as follows:

Section 4.1 Organization, Standing and Power.

The Investor is a company duly organized, validly existing and in good standing under the laws of the British Virgin Islands.  The Investor has the necessary power and authority to execute, deliver and perform each Transaction Document to which it is a party.

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Section 4.2 Authorization; Execution and Investor.

The execution, delivery and performance by the Investor of each Transaction Document to which it is a party have been duly and validly authorized by all necessary limited liability company action on the part of the Investor and do not require any further authorization or consent of the members of the Investor.  This Agreement has been duly executed and delivered by the Investor, and each other Transaction Document to which the Investor is a party, when executed and delivered as contemplated herein, will have been duly executed and delivered by the Investor, and this Agreement constitutes, and each of such other Transaction Documents upon execution and delivery thereof by the Investor will constitute, the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms.

Section 4.3 No Conflict; Consents and Approvals.

(a) Neither the execution, delivery or performance by the Investor of any Transaction Document to which it is a party, nor the consummation by the Investor of any of the Transactions will (i) conflict with or violate any provision of any Organizational Document of the Investor or (ii) result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any Person any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any Contractual Obligation or any Law applicable to the Investor or any of its properties or assets other than a breach, default, acceleration, right, notice, consent or waiver that is not material.

(b) The Investor is not required to obtain any consent, authorization or approval of, or make any filing or registration with, any Governmental Authority in order for the Investor to execute, deliver and perform each Transaction Document to which it is a party and to consummate the Transactions.

Section 4.4 Purchase Entirely for Own Account.

The Shares and Conversion Shares to be acquired by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act.  The Investor does not have any agreement or understanding, whether or not legally binding, direct or indirect, with any other Person to sell or otherwise distribute the Shares.

Section 4.5 Investment Experience.

The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.  The Investor understands that the purchase of the Shares involves substantial risk.

Section 4.6 Restricted Securities.

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The Investor understands that the Shares or Conversion Shares issued to the Investor will be characterized as “restricted securities” under the United States federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares.

Section 4.7 Legends.

The Investor understands that, except as provided below and until such time as the resale thereof has been registered under the Securities Act, certificates evidencing the Shares and Conversion Shares issued to the Investor shall bear the following legends:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OFFERED FOR SALE, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION FROM COUNSEL IN A FORM ACCEPTABLE TO THE COMPANY AND ITS LEGAL COUNSEL STATING THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) If required under the securities laws of any U.S. state or foreign country in connection with the issuance or sale of the Shares and Conversion Shares issued to the Investor, any legends required in order to comply with such laws.

Section 4.8 Accredited Investor.

The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

Section 4.9 No General Solicitation.

The Investor did not learn of the opportunity to purchase the Shares by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Investor was invited by any of the foregoing means of communications.

ARTICLE V
COVENANTS OF THE COMPANY

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Section 5.1 Access to Information.

Between the date hereof and the Closing Date,, the Company shall afford the officers, employees and authorized representatives of the Investor (including independent public accountants and attorneys) reasonable access during normal business hours to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the Company and its Subsidiaries, all to the extent reasonably requested by the Investor.  The Investor agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company and its Subsidiaries.  No investigation made by the Investor or its representatives hereunder shall affect the representations and warranties of the Company hereunder.

Section 5.2 Conduct of Business.

From the date of this Agreement through the Closing Date, except as otherwise contemplated in this Agreement, the Company shall (and shall cause each of its  Subsidiaries to) maintain its existence and carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, shall use all reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with its customers, suppliers, licensors, lessors, third-party payors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the time of the Closing.

Section 5.3 Trading.

Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in revocation or suspension of the trading of the Common Shares on OTCBB, and shall take all actions reasonably necessary to maintain the trading of the Common Shares on the OTCBB until listing of the Common Shares on a stock exchange approved by the Board.

Section 5.4 Preserve Accuracy of Representations and Warranties; Fulfillment of Conditions; Notification of Certain Matters.

(a) The Company and the Investor shall each refrain from taking any action which would render any representation or warranty contained in Article III or IV inaccurate in any material respect as of the Closing Date.  Each Party shall promptly notify the other of (i) any event or matter that would reasonably be expected to cause any of its representations or warranties to be untrue in any material respect or (ii) any Action or Proceeding that shall be instituted or threatened against such Party to restrain, prohibit or otherwise challenge the legality of any of the Transactions.

(b) The Company and the Investor shall each use their respective reasonable best efforts to cause each of the conditions precedent set forth in Article VI to be satisfied as soon as practicable after the date hereof.

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(c) Between the date hereof and the Closing Date, the Company shall notify the Investor of (i) the occurrence of any Material Adverse Effect, (ii) any Action or Proceeding that is threatened, brought, asserted or commenced against the Company or any of its Subsidiaries or any of their respective officers, directors or employees which would have been required to be disclosed in the Company Disclosure Letter with respect to the representations and warranties of the Company set forth in Section 3.9 if such Action or Proceeding had arisen prior to the date hereof, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Transactions, (iv) any material default of which the Company becomes aware under any Company Contract or any event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date; and (v) any notice from any Governmental Authority in connection with or relating to any of the Transactions.

(d) Between the date hereof and the Closing Date, the Company shall refrain from declaring or paying any dividends, in cash or otherwise, to any of it shareholders.

(e) The Company and the Investor shall cooperate fully with each other and assist each other in defending any Action or Proceeding brought against either Party challenging this Agreement or any of the other Transaction Documents or the consummation of any of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed.

Section 5.5 Contractual Consents and Governmental Approvals.

(a) The Company will act diligently and reasonably in attempting to obtain before the Closing Date, and the Investor shall reasonably cooperate with the Company in such efforts, all Company Contractual Consents in form and substance reasonably satisfactory to the Investor, provided that neither the Company nor the Investor shall have any obligation to offer or pay any consideration in order to obtain any such Company Contractual Consents; and provided, further, that the Company shall not make any agreement or understanding affecting the Company or any of its Subsidiaries, or any of their respective businesses, as a condition for obtaining any such Company Contractual Consents except with the prior written consent of the Investor.

(b) Between the date hereof and the Closing Date, the Company and the Investor shall act diligently and reasonably, and shall cooperate with each other, in making any required filing, registration or notification with, and in attempting to obtain any consent, authorization or approval required from, any Governmental Authority in connection with the Transactions or to otherwise satisfy the conditions set forth in Article VI; provided that neither the Company nor the Investor shall be obligated to (A) execute settlements, undertakings, consent decrees, stipulations or other agreements, (B) sell, divest, hold separate or otherwise convey any particular assets or categories of assets or businesses of the Company or the Investor or (C) otherwise take or commit to take actions that after the Closing Date would limit the freedom of action of the Investor or the Company or its Subsidiaries with respect to, or its or their ability to retain, one or more of its or their businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing or materially delaying the Closing.

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Section 5.6 Limitation on Short Sales.

Between the Closing Date and the first anniversary of the Closing Date, the Investor shall not engage in any short sales of Common Shares.

Section 5.7 Board Representation.

The Parties acknowledge that an individual designated by the Investor (the “Investor Director”) shall be appointed as the representative of the Investor on the Board immediately after the Closing.  For so long as the Investor continues to hold at least 5% of the Shares (unless the Shares shall have been fully converted into Conversion Shares):

(a) The Investor shall be entitled to recommend one (1) independent director to the Board;

(b) the Investor shall be entitled to continue to have the Investor Director serve as a member of Board;

(c) at the request of the Investor, the Company shall take all actions necessary to cause any such Investor Director to be reelected to the Board at the end of his or her term of office;

(d) upon the request of the Investor, the Company shall take all actions necessary to remove the Investor Director from office and, if so requested by the Investor, to cause a replacement Investor Director to be appointed to fill the resulting vacancy; and

(e) the Company shall use its best efforts to circulate meeting agenda for each meeting of the Board and supporting information to all directors and observers of the Board three (3) days before the meeting of the Board.

Section 5.8 Matters Requiring Consent of the Investor. For so long as the Investor continues to hold at least 5% of the Shares (unless the Shares shall have been fully converted into Conversion Shares), the Company agrees that the following actions shall be agreed to by the Chief Executive Officer of the Company and the Investor before they are proposed to the Board for approval:

(a) The authorization or issuance of any equity securities (or options or warrants thereof) of the Company, excluding any issuance of the Preferred Shares under this Agreement, any issuance of Common Shares upon conversion of the Preferred Shares, and any issuance of any Common Shares in connection with Employee Share Options, and the exercise of warrants outstanding on the date hereof as described in Section 3.2(a);

(b) The declaration or payment of a dividend or other distribution on Common Shares or Preferred Shares;

(c) Any capitalization of any debenture of the Company, other than those in connection with the conversion of the Preferred Shares or the exercise of an Employee Share Option;

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(d) The Company or any of its Subsidiaries entering into any joint venture, partnership or consortium arrangement;

(e) Any material change in the scope and nature of the businesses carried on by the Company and its Subsidiaries;

(f) Approval of the business plan or annual budget of the Company, any material change to the business plan, and any change in the items in the annual budget that results in a 10% increase or decrease in the annual budget;

(g) The appointment and removal of any key management, including the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer;

(h) Any payment of emoluments and bonuses to senior management, except in accordance with employment contracts between the Company or any of this Subsidiaries and the relevant management;

(i) Any incurrence of Indebtedness in excess of US$2,000,000, other than those that have been approved in the annual budget;

(j) Any items of capital expenditure or any hire/purchase leasing that is 10% greater than that contemplated in the business plan or annual budget, individually or in the aggregate;

(k) The Company or any of its Subsidiaries entering into or modifying any Related-Party Transaction;

(l) Any merger, acquisition in excess of US$1,500,000 (for avoidance of doubt, a series of related acquisitions shall for the purposes of this clause be deemed as one acquisition), consolidation, scheme of arrangement, reclassification of share capital, recapitalization, or any other similar transaction involving the Company or any of its Subsidiaries; and

(m) Alteration of the Share Incentive Plan, adoption of a new share incentive plan of the Company or determination of the amount, exercise price and vesting schedule of any grant under any share incentive plan of the Company.

Section 5.9  Use of Proceeds

The proceeds hereunder will be used for the expansion of the Company and for other general corporate purposes.

Section 5.10 Big Four Auditor Requirement

As soon as practicable, but no later than the fourth quarter of 2011, the Company shall engage one of the four largest international accountancy and professional services firms (“Big Four Auditing Firms”) as an independent auditor for the Company’s ongoing audit requirements.

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Section 5.11 Employee Share Incentive Plan

Prior to a Qualified Public Offering, the Company shall reserve under the Share Incentive Plan up to an additional 12% of the fully diluted share capital of the Company measured at the time of the grant of any awards, assuming the Shares have been fully converted, shall be reserved for allocations to employees, officers, directors consultants or other service providers of the Company or any of its subsidiaries (collectively, the “Employees”).  Of the 12% of the fully diluted share capital of the Company, the Employees shall be entitled to a portion of the award to be granted under the Share Incentive Plan after fulfilling the following conditions:

•	3% on the first meeting of the Board attended by the Investor Director;

•
3% if 2011 net income after tax under U.S. GAAP, but excluding the effects of extraordinary gains, and non-cash expenses relating to options and warrants, and Qualified Public Offering related expenses as and when expensed (“PAT”), in the Company’s annual financial report issued by a Big Four Auditing Firm will be not less than US$33.8 million;

•	3% upon consummation of a Qualified Public Offering; and

•	3% if 2012 PAT in the Company’s annual financial report issued by the Big Four Auditing Firm will be not less than 130% of 2011 PAT.

Allocation, exercise price and vesting schedules of share-based awards to the Employees under the Share Incentive Plan shall be approved by the Board, including the approval of the Investor Director.

Section 5.12 Indebtedness.

The Company shall not, without the approval of the Board, which shall include the approval of the Investor Director, incur, assume or suffer to exist any Indebtedness such that as of any date, the Company’s consolidated debt shall exceed 1.5 times of its consolidated tangible net worth and the Company’s Interest Coverage Ratio calculated on a consolidated basis shall be less than 3.5.

Section 5.13 Non-Competition.

Except to the extent of their existing relationship that has been disclosed in the SEC Reports, the Company shall use its best efforts to ensure that the Shareholders and senior management of the Company will not, directly or indirectly, engage in any activity, or invest, advise or participate in any business that may compete with the Company, and the Investor is entitled to seek injunctive relief for a breach of this covenant.  The Company shall use its best efforts to cause the Former Shareholders, as applicable, to fully divest their entire interest in each of 柳州县医药公司 (Liucheng Medicine Company), 广西天葫医药有限责任公司(Guangxi Tianhu Medicine Limited) and武宣百草堂医药有限责任公司(Wuxuan Baicaotang Medicine Limited) on or before June 30, 2011.

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Section 5.14 Director and Officer and Key Man Insurance.

Within three months after the Closing Date, the Company shall obtain and maintain in full force and effect director and officer insurance for its officers and directors and key man insurance in respect of the Company’s senior management (the exact persons to be agreed by the directors of the Board, which shall include the Investor Director) naming the Company as the sole beneficiary, in each case payable to the Company.

Section 5.15 Undertakings.

The Company shall use its best efforts to cause the parties to the undertakings delivered pursuant to Sections 6.2(j) and 6.2(k) (other than the Company or its Subsidiaries, as applicable) to perform their respective covenants, obligations or agreements under such undertakings.

Section 5.16 State Administration of Foreign Exchange.

The Company shall comply with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), and will use its best efforts to cause its directors, officers, option holders and shareholders named in the Company’s share register that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including, without limitation, requesting each shareholder named in the Company’s share register, option holder, director and officer that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

Section 5.17 Trademarks.

The Company or its directly held Subidiary, Guangxi Liuzhou Baicaotang Medicine Limited, shall have made trademark applications for the registration of (i) Baicaotang (百草堂) and (ii) the Baicaotang logo, which shall encompass the trademark categories of retail, medicine, medical devices and health supplements, on or before March 31, 2011.

Section 5.18 Licenses.

The Company shall have caused Guangxi Liuzhou Baicaotang Medicine Retail Limited to obtain the Food Sanitation License for all of its retail branches and stores on or before June 30, 2011.

ARTICLE VI
CONDITIONS

Section 6.1 Conditions to the Company’s Obligations.

The obligation of the Company to sell and issue the Shares and to consummate the other Transactions on the Closing Date shall be subject to the fulfillment (or waiver by the Company) at or prior to the Closing of each of the following conditions:

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(a) Performance of Obligations.  The Investor shall have performed in all material respects each of its respective covenants and agreements contained in this Agreement or the Transaction Documents and required to be performed at or prior to the Closing.

(b) Representations and Warranties.  Each of the representations and warranties of the Investor contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date).

Section 6.2 Conditions to the Investor’s Obligations.

The obligation of the Investor to purchase the Shares and to consummate the other Transactions on the Closing Date shall be subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:

(a) No Order.  No court or other Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or the Investor shall have instituted, enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and that (i) has the effect of making illegal or otherwise prohibiting or invalidating consummation of any of the Transactions or any provision of any Transaction Document or result or would result in a Material Adverse Effect or (ii) seeks to restrain, prohibit or invalidate the consummation of any of the Transactions or to invalidate any provision of any Transaction Document.

(b) Company Approvals.  Each Company Approval (including shareholders’ approval of the Amended Certificate and the Board approval of the Certificate of Designation) shall have been obtained or made and shall be in full force and effect to the extent that the failure to obtain or make such Company Approval (i) has the effect of making illegal or otherwise prohibiting or invalidating consummation of any of the Transactions or any provision of any Transaction Document or (ii) would reasonably be expected, individually or together with other Company Approvals that have not been obtained or made, to have a Material Adverse Effect.

(c) Contractual Consents.  Each Company Contractual Consent shall have been obtained and shall be in full force and effect to the extent that the failure to obtain such Company Contractual Consent would reasonably be expected, individually or together with other Company Contractual Consents that have not been obtained, to have a Material Adverse Effect.

(d) Performance of Obligations.  The Company shall have performed in all material respects each of its respective covenants and agreements contained in this Agreement and each other Transaction Document and required to be performed at or prior to the Closing.

(e) Representations and Warranties.  Each of the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date).

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(f) No Other Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any changes, events or developments that have had, or would reasonably be expected, individually or in the aggregate, to have, a Material Adverse Effect.

(g) Officer’s Certificate.  A certificate executed on behalf of the Company by a senior executive officer of the Company to the effect that the conditions set forth in paragraphs (b), (c), (d), (e) and (f) above have been satisfied, shall have been delivered to the Investor.

(h) Opinions of Company Counsel. The Investor shall have received an opinion from McKenna Long & Aldridge LLP, special Delaware and U.S. counsel to the Company, in the form reasonably satisfactory to the Investor.

(i) Appointment of Investor Director. The Board shall have adopted a resolution appointing the Investor Director on the Board with effect immediately after the Closing.

(j) Shareholder Undertakings. The Investor shall have received duly executed undertakings in the form attached as Exhibit F-1 and Exhibit F-2 hereto to the Company or its Subsidiaries from Former Shareholders in connection with resolving such Shareholders’ individual income tax payments and other matters set forth therein.

(k) Subsidiary Undertakings. The Investor shall have received duly executed undertakings in the form attached as Exhibit G to the Investor from Guangxi Liuzhou Baicaotang Cedicine Limited in connection certain matters relating 广西柳州百草堂药业有限公司贵港分公司(Guangxi Liuzhou Baicaotang Medicine Limited, Guigang Branch), 广西柳州百草堂药业有限公司来宾分公司(Guangxi Liuzhou Baicaotang Medicine Limited, Laibing Branch) and(广西柳州百草堂药业有限公司中药饮片厂(Guangxi Liuzhou Baicaotang Medicine Limited, Zhongyao Yinpian Branch) set forth therein.

ARTICLE VII
INDEMNIFICATION

Section 7.1 Survival.

The respective representations, warranties, covenants and agreements of the Company and the Investor set forth in this Agreement or any other Transaction Document or in any exhibit, schedule, certificate or instrument or delivered pursuant hereto or thereto (except covenants and agreements which are expressly required to be performed and are performed in full on or prior to the Closing Date) shall survive the Closing Date and the consummation of the Transactions until the second anniversary, except that (i) the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.25 and 3.27 shall survive indefinitely and (ii) the representations and warranties contained in Section 3.13 (the representations and warranties referred to in clauses (i) and (ii) being sometimes hereinafter collectively referred to as the “Surviving Representations”) shall survive until the expiration of the applicable statute of limitations set forth in the Code or other applicable Tax law.

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Section 7.2 Indemnification.

Subject to the limitations set forth in this Article VII, the Company shall indemnify, defend and hold harmless the Investor, its members, managers, officers, employees and Affiliates (collectively, the “Investor Indemnified Parties”) from and against any and all losses, costs, damages, liabilities, obligations, impositions, inspections, assessments, fines, deficiencies and expenses (collectively, “Damages”) resulting from, in connection with or arising out of (i) any inaccuracy in any representation or warranty of the Company contained in this Agreement or any of the Transaction Documents or in any exhibit, schedule, certificate or instrument attached or delivered pursuant hereto or thereto or (ii) any breach of or default under any of the covenants or agreements given or made by the Company in this Agreement or any of the Transaction Documents, or in any exhibit, schedule, certificate or instrument attached or delivered pursuant hereto or thereto; provided, however, that any claim by any Investor Indemnified Party under (i) or (ii) above shall be made before the second anniversary, except for a claim relating to a breach by the Company of any of the Surviving Representations.  In determining the amount of any Damages for which an Investor Indemnified Party may seek indemnification under this Section 7.2, any materiality standard contained in a representation, warranty or covenant of the Company shall be disregarded.

Section 7.3 Indemnification Procedures.

In the event an Investor Indemnified Party has a claim against the Company under this Article VII, such Investor Indemnified Party shall deliver notice of such claim (which claim shall be described with reasonable specificity in such notice) with reasonable promptness to the Company.  The failure by such Investor Indemnified Party to so notify the Company shall not relieve the Company from any liability which it may have to such Investor Indemnified Party under this Article VII, except to the extent that the Company demonstrates that it has been actually prejudiced by such failure.  If the Company does not notify such Investor Indemnified Party within thirty (30) calendar days following delivery of such notice that the Company disputes its liability to such Investor Indemnified Party under this Article VII, such claim specified by such Investor Indemnified Party in such notice shall conclusively be deemed a liability of the Company under this Article VII and the Company shall pay in same-day funds the amount of such liability to such Investor Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined.  If the Company has timely disputed its liability with respect to such claim, as provided above, such Investor Indemnified Party and the Company shall proceed in good faith to negotiate a resolution of such dispute subject to Section 9.5.

Section 7.4 Third-Party Claims.

In the event that an Investor Indemnified Party becomes aware of a third-party claim which such Investor Indemnified Party believes may result in a demand for indemnification pursuant to this Article VII, such Investor Indemnified Party shall promptly notify the Company of such claim (with a copy to the independent directors), and the Company shall be entitled, at the Company’s sole expense, to assume the defense of such claim; provided, however, that (i) the Company acknowledges in writing its obligation to indemnify, defend and hold harmless all Investor Indemnified Parties against such claim pursuant to this Article VII, (ii) such Investor Indemnified Party shall be entitled to

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participate, at the Investor Indemnified Party’s sole expense, in such defense and (iii) the Company shall not settle such claim without the consent of such Indemnified Party (which consent shall not be unreasonably withheld) unless such settlement entails no payment of any kind by such Investor Indemnified Party and provides for the complete release from all liabilities and claims of any kind of such Investor Indemnified Party from such claim and the circumstances giving rise to such claim; provided, further, however, that if the Company does not elect to assume the defense of such claim pursuant to this sentence, then the Company may participate, at the Company’s sole expense, in such defense.  In the event that the Company has proposed any such settlement, the Company shall not have any power or authority to object under any provision of this Article VII to the amount of any claim by the Investor Indemnified Party for indemnity with respect to such settlement.

Section 7.5 Tax Treatment of Indemnity Payments.

Any indemnity payments made hereunder by the Company to an Investor Indemnified Party, shall be treated by the parties for all federal, state and local income tax purposes as an adjustment to the Purchase Price paid by the Investor for the Shares, and not as a dividend or other form of income payment from the Company to the Investor.

ARTICLE VIII
FURTHER AGREEMENTS

Section 8.1 Public Announcements.

The Investor and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the execution and delivery of this Agreement or the Transaction Documents or any of the Transactions, and shall not issue any such press release or make any such public statement prior to reaching mutual agreement on the language of such press release or such public statement, except as may otherwise be required by applicable Law or stock exchange rule.

Section 8.2 Fees and Expenses.

(a) Except as otherwise specified in this Section 8.2 or agreed in writing by the parties, all costs and expenses incurred in connection with this Agreement, the Transaction Documents and the Transactions shall be paid by the party incurring such cost or expense.

(b) On the Closing Date, the Investor will be entitled to deduct up to US$400,000 from the Purchase Price as a non-accountable reimbursement (the “Expense Reimbursement”) for certain reasonable legal and other expenses incurred by the Investor in connection with the Transactions, and shall return any unused Expense Reimbursement or Expense Reimbursement not supported by invoices within three months after the Closing.

(c) In the event of termination of this Agreement due to Section 9.1(b), then the Investor shall be entitled to a break-up fee of US$200,000.

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(d) The Company shall pay or promptly reimburse the Investor for any transfer Taxes, document Taxes, stamp duty or other similar Taxes imposed in connection with the issuance of the Shares or Conversion Shares to the Investor.

ARTICLE IX
GENERAL

Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Investor and the Company;

(b) by the Investor if there has been (i) a material breach of any of the representations or warranties of the Company set forth in this Agreement that would give rise to the failure of the condition set forth in Section 6.2(e) or (ii) a material breach of any of the covenants or agreements of the Company set forth in this Agreement, which breach has not been cured within ten (10) Business Days following receipt by the Company of notice of such breach from the Investor; provided that the Investor is not then in material breach of any representation or warranty made by it in this Agreement.

(c) by the Company if there has been (i) a material breach of any of the representations or warranties of the Investor set forth in this Agreement that would give rise to the failure of the condition set forth in Section 6.1(d) or (ii) a material breach of any of the covenants or agreements of the Investor set forth in this Agreement, which breach has not been cured within ten (10) Business Days following receipt by the Investor of notice of such breach from the Company; provided that the Company is not then in material breach of any representation or warranty made by it in this Agreement.

(d) by either the Investor or the Company if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of any of the Transactions shall have become final and non-appealable;

(e) by either the Investor or the Company if the Closing shall not have occurred on or before March 31, 2011, unless the failure for the Closing to occur is the result of a material breach of this Agreement by the Party seeking to terminate this Agreement;

In the event of termination of this Agreement by either the Investor or the Company, as provided in this Section 9.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Investor or the Company, or their respective officers, directors, managers, members or shareholders, except for Sections 8.2 and 9.1 and except that no such termination shall relieve any Party of liability for any breach of any other provision of this Agreement occurring prior to such termination.

Section 9.2 Notices.

Whenever any notice is required to be given hereunder, such notice shall be deemed given only when such notice is in writing and is delivered by e-mail, when received, by messenger or courier or, if sent by fax, when received.  All notices, requests and other communications hereunder shall be delivered by courier or messenger or shall be sent by e-mail or facsimile to the following addresses:

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(i)	If to the Investor, at the following address:

Milestone Longcheng Limited
318 Hu Nan Road
Shanghai 200031, PRC
Fax: (8621) 6437-9590
Attn: Ms. Yunli Lou
e-mail: yunli@mcmchina.com

with a copy by fax or messenger or courier or e-mail to:

Latham & Watkins
41st Floor, One Exchange Square
8 Connaught Place, Central
Hong King
Fax: (852) 2522-7006
Attn:  Mr. David T. Zhang, Esq.
e-mail: david.zhang@lw.com

(ii)	If to the Company, at the following address:

China BCT Pharmacy Group, Inc.
No 102, Chengzhan Road
Liuzhou City, Guangxi Province, PRC
China
Phone:  +86 772 3638318
Fax:      +86 772 3611763
Attn:      Mr. Hui Tian Tang, Chairman & CEO
e-mail:   huitian.tang@china-bct.com

with a copy by fax or messenger or courier or e-mail to:

McKenna Long & Aldridge LLP
303 Peachtree Street, NE, Suite 5300
Atlanta, GA  30308  USA
Phone:  (404) 527-4990
Fax:      (404) 527-4198 and (404) 527-8890
Attn:     Mr. Thomas Wardell, Esq.
e-mail:   twardell@mckennalong.com

or to such other respective addresses as may be designated by notice given in accordance with this Section 9.2.

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Section 9.3 Complete Agreement; No Third-Party Beneficiaries.

This Agreement, the Company Disclosure Letter and the other Transaction Documents constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection therewith.  Subject to Section 9.6, this Agreement, other than Article VII, is not intended to confer upon any person other than the Company and the Investor any rights or remedies hereunder.

Section 9.4 GOVERNING LAW.

THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD APPLY THE LAW OF ANY OTHER JURISDICTION.

Section 9.5 Arbitration.

Any dispute, controversy, claim or difference of any kind whatsoever arising out of, relating to or in connection with this Agreement, or the breach, termination or invalidity hereof (including the validity, scope and enforceability of this arbitration provision) (the “Dispute”) shall first be attempted to be resolved through discussions and consultations between the parties in good faith for a period of thirty (30) days after written notice has been sent by any Party to the other Party pursuant to the notice provisions set out in Section 11.6 (the “Consultation Period”).

(a) If the Dispute remains unresolved upon expiration of the Consultation Period, any Party may in its sole discretion elect to submit the matter to arbitration with notice to any other Party or Parties (the “Arbitration Notice”). The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. However, if such rules are in conflict with the provisions of this Section 9.5, the provisions of this Section 9.5 shall prevail.

(b) The language of the arbitration proceedings and written decisions or correspondence shall be in English.

(c) The number of arbitrators shall be three. Each opposing party to a dispute shall be entitled to appoint one arbitrator, and the third arbitrator shall be jointly appointed by the disputing parties or, failing such agreement by thirty (30) days after the appointment by each party of its arbitrator, the HKIAC shall appoint the third arbitrator in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration.

(d) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitration tribunal.

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(e) The arbitrators shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive laws of New York and shall not apply any other substantive law.

(f) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party or parties may apply to a court of competent jurisdiction for enforcement of such award.

Section 9.6 Successor and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.  Subject to applicable securities laws and terms and conditions thereof, the Investor may assign any of its rights under this Agreement to any of its Affiliates (and such assignee shall have all rights and benefits as the Investor), provided that each such assignee shall make the representations and warranties under Article IV.  The Company may not assign any of its rights under this Agreement without the prior written consent of the Investor.  No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

Section 9.7 Counterparts.

This Agreement may be executed in one or more counterparts and by different parties in separate counterparts.  All such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

Section 9.8 Remedies; Waiver.

All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.  No failure on the part of any Party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.  Notwithstanding any other provision of this Agreement, it is understood and agreed that remedies at law would be inadequate in the case of any breach of the covenants contained in this Agreement.  The Company and the Investor shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants by the other Party.

Section 9.9 Severability.

Any invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction shall not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction and shall not invalidate or render illegal or unenforceable such provisions in any other jurisdiction.  The Company and the Investor shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

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Section 9.10 Amendment; Waiver.

This Agreement may be amended only by agreement in writing of both parties.  No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

[the next page is the signature page]

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IN WITNESS WHEREOF, the Company and the Investor have caused this Agreement to be executed by their respective officers thereunto duly authorized all as of the date first written above.

CHINA BCT PHARMACY GROUP, INC.

By:	/s/ Tian Hui Tang
Name: Tian Hui Tang
Title: Chief Executive Officer

MILESTONE LONGCHENG LIMITED

By:	/s/ MILESTONE LONGCHENG LIMITED
Name: MILESTONE LONGCHENG LIMITED
Title:

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Exhibit A
to
Series A Convertible Preferred Shares
Purchase Agreement

Defined Terms

“Action or Proceeding” means any suit, action, proceeding (including any compliance, enforcement or disciplinary proceeding), arbitration, formal or informal inquiry, inspection, investigation or formal order of investigation of complaint.

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect as on the date hereof.

“Amended Certificate” has the meaning set forth in the recitals.

 “Associate” shall mean, with respect to any Person, any Entity of which such Person is a senior officer, director or partner, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity or any spouse, children, grandchildren, parents, parents-in-law or siblings of such Person, or a trust primarily for the benefit of any of the foregoing.

“Authorizing Resolution” has the meaning set forth in the recitals.

“Benefit Plan” means any bonus, incentive compensation, employment, deferred compensation, pension, profit sharing, retirement, share purchase, share option, share ownership, share appreciation rights, phantom share, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen’s compensation or other insurance, severance, change of control, separation or other employee benefit plan, practice, policy, agreement or arrangement of any kind, whether written or oral, and whether or not required by applicable Laws.

“Board” means the Board of Directors of the Company.

“Business Day” shall mean a day other than Saturday or Sunday or other day on which commercial banks in New York City, New York, Hong Kong or the People’s Republic of China are authorized or required by law or other governmental action to close and a day on which dealings are carried on for deposits in Dollars by and among banks in the London interbank market.

“Capital Stock” means any shares in the capital of the Company.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company as currently in effect.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Shares” means Common Shares in the Company with a par value of $0.001 per share.

“Company” has the meaning set forth in the preamble.

“Company Approvals” has the meaning set forth in Section 3.5(b).

“Company Contract” means any indenture, mortgage, deed of trust, lease, contract, agreement, instrument or other undertaking or legally binding arrangement (whether written or oral) to which the Company or any Subsidiary is a party or by the Company or any Subsidiary or any of their respective properties or assets is bound.

“Company Contractual Consents” has the meaning set forth in Section 3.5(c).

“Contingent Obligation” shall mean as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of such Person’s property is bound.

“Contractual Consent” applicable to a specified Person in respect of a specified matter means any consent required to be obtained by such Person from any other Person party to any Contractual Obligation to which such first Person is a party or by which it is bound in order for such matter to occur or exist without resulting in the occurrence of a default or event of default or termination, the creation of any lien, the triggering of any decrease in the rights of such first Person, any increase in the obligations of such first Person or any other consequence adverse to the interests of such first Person, under any provision of such Contractual Obligation.

“Contractual Obligation” means, as to any Person, any obligation arising out of any indenture, mortgage, deed of trust, contract, agreement, insurance policy, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound (including, without limitation, any debt security issued by such Person).

“Conversion Shares” means any Common Shares issued upon conversion of any of the Shares pursuant to Article 4 of the Certificate of Designation.

“Convertible Securities” means any securities or obligations that are convertible into or exchangeable for shares of Capital Stock.

“Damages” has the meaning set forth in Section 7.2.

“Disclosure Schedule” means the schedule dated the date hereof delivered by the Company to the Investor, which schedule relates to this Agreement and is designated therein as the Disclosure Schedule of the Company for the purposes hereof.

 “Employee Share Options” means any stock options granted pursuant to the Share Incentive Plan, the stock options agreement between the Company and Hui Tian Tang dated June 27, 2010, the stock options agreement between the Company and Xiao Yan Zhang dated June 27, 2010, and the stock options agreements between the Company and each of Eng Leong Lee, Simon Choi and Man Wai Chiu dated July 16, 2010 .

“Entity” means any corporation, partnership, limited liability company, joint venture, association, partnership, business trust or other Entity.

“Environmental Law” means any foreign, federal, state or local law, statute, permits, orders, rule or regulation or the common or decisional law relating to the environment or occupational health and safety, including, without limitation, any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine sanctuaries and wetlands, including, without limitation, all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Expense Reimbursement” has the meaning set forth in Section 8.2(b).

“Financial Statements” has the meaning set forth in Section 3.6(b).

 “Former Shareholders” means Hui Tian Tang, You Ru Jiang, Chun Lin Liu, Wen De Wei, Bang Fu Wang, Ming An Zhao, Qing Qiu Zhang, Xiao Jian Yang, Yuan Gang Meng, Qi Feng Jiang, Wen Heng He, Gong Chun Liu, Jun Wen Jia, Yu Jing Tan, Jing Hua Li and Yuan Jian Ye, former shareholders of Guangxi Liuzhou Baicaotang Medicine Limited.

“GAAP” has the meaning set forth in Section 3.6(b)

“Governmental Authority” means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local, foreign or supranational, as well as any applicable self regulatory body.

“Hazardous Materials” shall mean any chemical pollutant, contaminant, pesticide, petroleum or petroleum product or by-product, radioactive substance, solid waste, special, dangerous or toxic waste, hazardous or toxic substance, chemical or material regulated, limited or prohibited under any Environmental Law.

“Hong Kong” means the Special Administrative Region of Hong Kong.

“Indebtedness” shall mean as to any Person (a) all obligations of such Person for borrowed money (including without limitation, reimbursement and all other obligations with respect to surety bonds, unfunded credit commitments, letters of credit and bankers’ acceptances, whether or not matured), (b) all indebtedness, obligations or liability of such Person (whether or not evidenced by notes, bonds, debentures or similar instruments) whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several, that should be classified as liabilities in accordance with GAAP, including without limitation, any items so classified on a balance sheet and any reimbursement obligations in respect of letters of credit or obligations in respect of bankers acceptances, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation of such Person incurred in respect of any Indebtedness referred to in (a) to (g) above.

“Intellectual Property Rights” has the meaning set forth in Section 3.12.

“Interest Coverage Ratio” shall mean earnings before interest and taxes for the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence, divided by interest expense for the same period.

“Investment” in a Person shall mean any debentures, notes and other evidences of Indebtedness, shares, securities (including rights to purchase and securities convertible into or exchangeable for other securities), partnership interests, membership interests, joint venture interests or other debt or equity interests issued by, or representing obligations of or interests in, such Person.

“Investor” has the meaning set forth in the Preamble.

“Investor Director” has the meaning set forth in Section 5.8(a).

“Investor Indemnified Party” has the meaning set forth in Section 7.2.

“Issuance Notice” has the meaning set forth in Section 5.9(a).

“Law” means any judgment, order (whether temporary, preliminary or permanent), writ, injunction, decree, statute, rule, regulation, notice, law or ordinance and shall also include any regulations of any applicable self regulatory organizations.

“Leased Real Property” has the meaning set forth in Section 3.15(a)

“Leases” has the meaning set forth in Section 3.15(a)

“License” means any license, franchise, permit, privilege, immunity, approval or other authorization required to be obtained under any applicable Law from any applicable Governmental Authority.

“Liens” means security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges, easements, servitudes, encumbrances and other restrictions of any nature whatsoever.

“Material Adverse Effect” means a material adverse effect on (i) the ability of the Company to consummate any of the Transactions or to perform any of its obligations under any of the Transaction Documents or (ii) the businesses, assets (including licenses, franchises and other intangible assets), liabilities, financial condition, operating income or prospects of the Company and its Subsidiaries, taken as a whole.

 “Net Purchase Price” has the meaning set forth in Section 2.1.

 “OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury.

“Organizational Document” means, with respect to any Entity. any certificate or Certificate of Incorporation, memorandum or articles of association, by-laws, partnership agreement, limited liability agreement, operating agreement, trust agreement or other agreement, instrument or document governing the affairs of such Entity.

“Person” means any individual, Entity, unincorporated association or Governmental Authority.

“PRC” means the People’s Republic of China, but for purpose of this Agreement, does not include Taiwan and the Special Administrative Regions of Hong Kong and Macau.

“Purchase Price” has the meaning set forth in Section 2.1.

“Qualified Public Offering” means a firmly committed underwritten public offering of the Common Shares (or equity securities of an entity that holds all or substantially all the share capital of the Company) pursuant to an effective registration statement filed under the United States Securities Act of 1933, as amended or under other comparable applicable Law for jurisdictions outside of the United States in which (a) the Common Share is listed on the NASDAQ Global Market, the New York Stock Exchange or an internationally recognized exchange approved by the Majority Holders, (b) the gross proceeds received by the Company and the shareholders participating in the offering are no less than US$60,000,000, (c) the market capitalization of the offering entity immediately after the offering is no less than US$300,000,000, and (d) the number of securities of the offering entity which are publicly traded immediately after the offering is no less than 20% of the total issued share capital of the offering entity.

“Recent Balance Sheet” means the consolidated balance sheet of the Company and its consolidated subsidiaries as of September 30, 2010 included in the Financial Statements.

“Registered Intellectual Property Rights” has the meaning set forth in Section 3.11.

“Registration Rights Agreement” means a Registration Rights Agreement dated as of the Closing Date between the Company and the Investor substantially in the form attached hereto as Exhibit D hereto.

“Related Party” means (i) any shareholder of the Company or any Subsidiary of the Company (other than the Company or another Subsidiary thereof), (ii) any Affiliate of any Person described in clause (i) (other than the Company or any of its Subsidiaries), (iii) any officer, director, employee or consultant of any Person described in clause (i) or (ii), or (iv) or any Associate of any Person described in clause (iii).

“Related-Party Transaction” shall mean any transaction, agreement or arrangement involving the Company or any of its Subsidiaries, on the one hand, and any Related Party, on the other hand.

“Sanctioned Entity” shall mean (i) the government of or an agency of the government of, (ii) an organization directly or indirectly controlled by, or (iii) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.ustreas.gov/offices/enforcement/ofac/programs/, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

“Sanctioned Person” shall mean a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.6(a).

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Shareholders” means Xiao Yang Zhang and Former Shareholders.

“Shareholders Agreement” means the Shareholders Agreement dated as of the Closing Date among the Company, the Investor and Shareholders substantially in the form attached hereto as Exhibit E hereto.

“Share Incentive Plan” means the Company’s 2010 Omnibus Securities and Incentive Plan.

“Share Purchase Rights” means any options, warrants, awards or other rights exercisable for the purchase or acquisition of shares of Capital Stock or Convertible Securities.

“Shares” has the meaning set forth in the Preamble.

“Subsidiary” means any Entity of which the Company (either alone or through or together with one or more other Subsidiaries) (x) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Entity, (y) is a general partner, managing member, trustee or other Person performing similar functions or (z) has control (as defined in Rule 405 under the Securities Act), which shall include any consolidated variable interest entities.

“Surviving Representations” has the meaning set forth in Section 7.1.

“Tax Return” means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Tax” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sale, bulk sales, use, real property, personal property, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, withholding, payroll, employment, excise severance, stamp, capital stock, occupation, property, environmental or windfall profits tax, premium, custom, duty or other tax or assessment), together with any interest, penalty, addition to tax or additional amount thereto, imposed by any Governmental Authority.

“Taxing Authority” means any Governmental Authority (domestic or foreign) responsible for the imposition of any Tax.

“Transaction Documents” means this Agreement, the Certificate of Designation, the Authorizing Resolution, the Registration Rights Agreement, the Shareholders Agreement and any other agreements, instruments or documents executed and delivered by the Company pursuant hereto or thereto.

“Transactions” means the purchase and sale of the Shares and the other transactions contemplated by the Transaction Documents.

“Treasury Regulations” means the final and temporary regulations promulgated by the United States Treasury Department from time to time under the Code.

“USD,” “Dollars” or “US$” means the lawful currency of the United States of America.

Exhibit B-1

Amended and Restated Certificate of Incorporation

FIRST AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CHINA BCT PHARMACY GROUP, INC.

________________________________

China BCT Pharmacy Group, Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

FIRST:  The name of the Corporation is " China BCT Pharmacy Group, Inc."  The Corporation was initially incorporated under the name “Purden Lake Resource Corp.”  The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 30, 2006 and was amended by a Certificate of Amendment, dated December 24, 2009, and a Certificate of Ownership and Merger, dated March 25, 2010.

SECOND:  This First Amended and Restated Certificate of Incorporation (the "Certificate") amends and restates in its entirety the present Certificate of Incorporation of the Corporation as amended.  This Certificate has been duly adopted and approved by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the stockholders of the Corporation by written consent in lieu of a meeting thereof in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law at the State of Delaware.

THIRD:  This Certificate shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

FOURTH:  Upon the filing with the Secretary of State of the State of Delaware of this Certificate, the Certificate of Incorporation of the Corporation shall be amended and restated to read in its entirety as follows:

FIRST: The name of this corporation shall be:  China BCT Pharmacy Group, Inc.

SECOND: The address of its registered office in the State of Delaware is 4406 Tennyson Road, Wilmington, New Castle County, Delaware. The name of its Registered Agent at such address is Delaware Corporate Agents, Inc.

THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity which corporations may be organized under the General Corporation Law of Delaware.

B_1

FOURTH:

A. The corporation is authorized to issue two classes of shares of capital stock to be designated respectively "Common Stock" and "Preferred Stock."  The total number of shares which the corporation is authorized to issue is one hundred seventy million (170,000,000) shares.  The number of shares of Common Stock authorized is one hundred fifty million (150,000,000) shares, and the par value of each share is $0.001.  The number of shares of Preferred Stock authorized is twenty million (20,000,000) shares, and the par value of each share is $0.001.

B. The Preferred Stock shall be divided into series.  Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of one or more series and in connection with the creation of any such series to fix by filing a certificate pursuant to the applicable law of the State of Delaware the designation, powers, preferences and relative, participating, optional or other special rights of such series, and the qualifications, limitations or restrictions thereof.  Such authority of the board of directors with respect to each such series shall include, but not be limited to, the determination of the following:

(i) the distinctive designation of, and the number of shares comprising, such series, which number may be increased (except where otherwise provided by the board of directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(ii) the dividend rate or amount for such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends shall be cumulative, and if so, from which date or dates for such series;

(iii) whether or not the shares of such series shall be redeemable and the times, prices, and other terms and conditions of such redemption;

(iv) whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;

(v) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of stock of the corporation and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(vi) whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;

(vii) the rights of the shares of such series in the event of any liquidation, dissolution or winding up of the corporation or upon any distribution of its assets; and

(viii) any other powers, preferences, and relative, participating, optional, or other special rights of the shares of such series, including any preemptive rights, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereinafter permitted by law and not inconsistent with the provisions hereof.

B_2

FIFTH: The Board of Directors is expressly authorized to make, alter or repeal the By-laws of the corporation.

SIXTH: No director shall have personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for facts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which the director derived an improper personal benefit.

SEVENTH: Election of directors need not be by written ballot unless the By-laws of this Corporation so provide.

[Remainder of page intentionally left blank.]

B_3

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by a duly authorized officer this ___ day of _________, 2010 and hereby affirms that the facts stated herein are true.

CHINA BCT PHARMACY GROUP, INC.

By:
Name:
Title:

B_4

Exhibit B-2

Authorizing Resolutions

WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

CHINA BCT PHARMACY GROUP, INC.

January ___, 2011

Pursuant to Section 141(f) of the Delaware General Corporation Law (the “DGCL”), the undersigned, being all of the members of the Board of Directors (the “Board”), of China BCT Pharmacy Group, Inc., a Delaware corporation (the “Corporation”), do hereby consent to and adopt the following resolutions by written consent in lieu of a meeting, and hereby waive any and all rights to notice of the time, place or purpose of the meeting to consider the action taken herein, and hereby direct that this instrument be filed with the minutes of the proceedings of the Corporation:

WHEREAS, pursuant to the Corporation’s Amended and Restated Certificate of Incorporation, the Board desires to create a Series A Convertible Preferred Stock (the “Convertible Preferred Shares”) as a series of Preferred Stock of the Corporation, which shall have the rights and preferences set forth in that certain Certificate of Designation of Convertible Preferred Shares attached hereto as Exhibit A (the “Certificate of Designation”);

WHEREAS, the Board desires to authorize and approve the Corporation’s issuance and sale of up to 9,375,000 shares of Series A Convertible Preferred Shares (the “Shares”) upon the price, terms, and conditions set forth in the Purchase Agreement, as defined below (the “Transaction”);

WHEREAS, in connection with the sale of Shares the Corporation has negotiated and the Board has reviewed the Series A Convertible Preferred Shares Purchase Agreement, to be entered into by and between the Corporation and Milestone Longcheng Limited, a company organized under the laws of the British Virgin Islands (the “Investor”), a form of which is attached hereto as Exhibit B, whereby the Corporation will issue, and the Investor will purchase, the Shares, substantially in the form as reviewed by the Board and together with such changes, additions, and modifications as the Chief Executive Officer shall approve in his sole discretion, such approval to be conclusively evidenced by his execution and delivery thereof (the “Purchase Agreement”);

WHEREAS, in connection with the negotiation and consideration of the Purchase Agreement, the officers of the Corporation and the Board have considered and negotiated the terms of certain other documents, certificates and agreements proposed to be entered into by the Corporation in connection with the transactions contemplated under the Purchase Agreement, including, without limitation, (i) the Registration Rights Agreement, to be entered into by and between the Corporation and the Investor, attached hereto as Exhibit C; (ii) the Shareholders Agreement, to be entered into by and among the Corporation, the Investor and the persons listed on Schedule 1 thereto, attached hereto as Exhibit D; and (iii) such other notes, documents, certificates, instruments and agreements executed or required in connection with the documents described in the foregoing subsections (i) through (ii) (the Purchase Agreement and the documents described in the foregoing subsections (i) through (iii) are referred to as the “Transaction Documents”); and

WHEREAS, the Board deems it to be in the Company’s best interests to file the Certificate of Designation with the Secretary of State of the State of Delaware and to enter into and deliver the Transaction Documents to which it is a party, to authorize any officer of the Company to make, execute, endorse and deliver the Certificate of Designation and the Transaction Documents to which it is a party and to consummate the transactions contemplated by the Transaction Documents.

B-1

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby designates, creates, authorizes and provides for the issue of Series A Convertible Preferred Shares, par value US $0.001 per share, with an initial stated value of US $3.20 per share, consisting of 9,375,000 shares, having the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as set forth on the Certificate of Designation;

FURTHER RESOLVED, that the Board hereby authorizes and approves the issuance and sale of the Shares upon the price, terms, and conditions set forth in the Purchase Agreement, and the consummation of the Transaction;

FURTHER RESOLVED, that the Board hereby authorizes and approves the Corporation’s execution and delivery of, and performance under, the Transaction Documents;

FURTHER RESOLVED, that the Board authorizes the reservation of a sufficient number of shares of common stock of the Corporation for issuance upon conversion of the Shares pursuant to the Certificate of Designation (the “Reserved Shares”);

FURTHER RESOLVED, that the Board hereby authorizes and approves the issuance of the Reserved Shares upon conversion of the Shares;

FURTHER RESOLVED, that the Board hereby determines that the price set forth in the Purchase Agreement for the Shares is fair and adequate consideration to the Corporation;

FURTHER RESOLVED, that the Board hereby determines and declares that the Shares and the Reserved Shares, respectively, when issued and paid for in accordance with the terms of the Purchase Agreement and Certificate of Designation, as applicable, shall be duly authorized and validly issued, fully paid and nonassessable, and free of any preemptive rights, except as otherwise provided in the Corporation’s certificate of incorporation, as may be amended from time to time;

FURTHER RESOLVED, that the Board authorizes the Secretary of the Company to deliver share certificates representing the Shares upon consummation of the Transaction, in proper legal form and in compliance with the DGCL, the Company’s certificate of incorporation, and the bylaws of the Corporation;

B-2

FURTHER RESOLVED, that each of the Chief Executive Officer and Chief Financial Officer is hereby authorized and directed, on behalf of the Corporation, to execute, deliver and perform the Certificate of Designation, the Transaction Documents and such other documents and agreements as are necessary and appropriate for consummation of the Transaction, with such changes, additions and modifications to the foregoing documents and agreements as the Chief Executive Officer or the Chief Financial Officer, as the case may be, shall approve in his/her sole discretion;

FURTHER RESOLVED, that the Chief Executive Officer, the Chief Financial Officer, and any officer or employee of the Corporation designated in writing by the Chief Executive Officer, be, and each of them hereby is, authorized, empowered and directed to take or cause to be taken all such further action and to sign, execute, acknowledge, certify, deliver, accept, record and file all such further documents, certificates and instruments in the name and on behalf of the Corporation as such officer or employee, in his or her sole discretion, may determine to be necessary, desirable or advisable to fulfill the intent of the foregoing resolutions, such determination to be conclusively evidenced by the taking of such action or the execution and delivery of any such further document; and

FURTHER RESOLVED, that the actions heretofore taken by the officers of the Corporation in connection with the foregoing resolutions be, and they hereby are, ratified, confirmed and approved in all respects.

[SIGNATURES BEGIN ON NEXT PAGE]

B-3

IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed on the date first above written.

Hui Tian Tang
Xiao Yan Zhang
Man Wai Chiu
Eng Leong Lee
Simon Choi

EXHIBIT A

CERTIFICATE OF DESIGNATION

See attached.

B-4

EXHIBIT B

PURCHASE AGREEMENT

See attached.

B-5

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

See attached.

B-6

EXHIBIT D

SHAREHOLDERS AGREEMENT

See attached.

B-7

EXHIBIT B-3

to

Series A Convertible Preferred Shares Purchase Agreement

CERTIFICATE OF DESIGNATION OF
SERIES A CONVERTIBLE PREFERRED SHARES
OF
CHINA BCT PHARMACY GROUP, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

China BCT Pharmacy Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), certifies that  in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation and By-laws of the Company, the following resolution has been duly approved and adopted by the Board of Director of the Company (“Board”) by unanimous written consent dated [•], 2011, which resolution remains in full force and effect on the date hereof:

RESOLVED, that it is hereby designated, created, authorized and provided for the issue of a series of Series A Convertible Preferred Shares, par value US$0.001 per share (the “Convertible Preferred Shares”), consisting of 9,375,000 shares, having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

ARTICLE 1
DEFINITIONS

1.1	Defined Terms.

Capitalized terms that are defined in Schedule 1 hereto are used herein with the meanings set forth therein.

ARTICLE 2
NUMBER AND STATED VALUE OF SHARES

2.1	Authorized Number of Shares.

The issued and outstanding Convertible Preferred Shares shall initially consist of Nine Million Three Hundred and Seventy Five Thousand (9,375,000) Convertible Preferred Shares.

2.2	Stated Value.

Each issued and outstanding Convertible Preferred Share shall have a stated value (“Stated Value”) of US$3.20, which amount shall be proportionately adjusted in the event of any share split, reverse share split or other subdivision or combination of the Convertible Preferred Shares.

ARTICLE 3
DIVIDENDS

3.1	Accrual of Dividends.

(a)
Rate. Preferred dividends (“Dividends”) on each Convertible Preferred Share shall accrue from the Initial Issue Date at per annum rate of five percent (5%) of the Stated Value of such Convertible Preferred Share on [•] of each year or, if any such date is not a Business Day, on the next succeeding Business Day (each, a “Dividend Accrual Date”).  Any Dividends will be payable only as provided in Section 3.1(b) below.  The first Dividend Accrual Date will be [•], 2012.  Dividends shall begin to accrue from the Initial Issue Date, whether or not the Company has funds legally available for such dividends or such dividends are declared.

(b)
Payment of Dividends.  Dividends shall be paid in cash only to the extent the Company has funds legally available for such payment and the Board declares a dividend payable.  On the day after each Dividend Accrual Date, the amount of Dividends not paid in cash with respect to each Convertible Preferred Share shall be added to the Stated Value of such Convertible Preferred Share.

(c)
Payment of Common Share Dividends.  In case the Company shall at any time or from time to time, declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of Common Shares or other securities or property or rights or options or warrants to subscribe for or purchase securities of the Company by way of dividend or spin off) on the Common Shares, other than any dividend or distribution of shares of Common Shares covered by Section 4.4(a)(i) below, then, and in each such case, the holders of Convertible Preferred Shares shall be entitled to receive from the Company, with respect to each Convertible Preferred Share held, in addition to the dividends payable under Section 3.1(a) and Section 3.1(b) above, the same dividend or distribution that would be payable or made to a holder of Common Shares into which such Convertible Preferred Share is convertible on the record date for such dividend or distribution.  Any such dividend or distribution shall be declared, ordered, paid or made on the Convertible Preferred Shares at the same time such dividend or distribution is declared, ordered, paid or made on the Common Shares and shall be in addition to any dividends payable under Section 3.1(a) and Section 3.1(b) above.

3.2	Record Date.

The Board may fix a record date for the determination of holders of the Convertible Preferred Shares entitled to receive payment of any Dividends, which record date shall not be more than sixty (60) days nor less than ten (10) days prior to the date on which any such dividend is paid.

3.3	Ranking.

The Convertible Preferred Shares shall, with respect to dividend rights, rights on other distributions and rights upon any liquidation or dissolution of the Company, rank senior to the Common Shares and any other shares in the Company's share capital that may be authorized after the date hereof (“Junior Shares”).  Unless all Dividends accrued on the Convertible Preferred Shares have been paid or funds set apart for the payment thereof, no dividends may be paid on, or funds set apart for the payment of any dividends on, any Junior Shares unless the Majority Holders otherwise consent in writing.  So long as any Convertible Preferred Shares remain outstanding, no Junior Shares may be redeemed, repurchased or otherwise acquired by the Company unless the Majority Holders consent to such redemption, repurchase or acquisition in writing.

ARTICLE 4
CONVERSION

4.1	Right to Convert.

(a)
Optional Conversion. At any time and from time to time, without the payment of additional consideration thereof, any holder of Convertible Preferred Shares shall have the right, at its option, to convert, all or any portion of the Convertible Preferred Shares held by it into Common Shares (“Conversion Shares”) at the then applicable conversion rate (the "Conversion Rate").

(b)
Automatic Conversion. Upon the consummation of a Qualified Public Offering in which the sale price of the offered securities (before underwriting discounts and commission and transaction fees and expenses) exceeds the product of 2.0 multiplied by the Initial Conversion Price (as adjusted from time to time as provided herein), without the payment of additional consideration thereof, all the Convertible Preferred Shares shall be automatically converted into Conversion Shares at the then applicable Conversion Rate.

(c)
For purposes hereof, the Conversion Rate at any time shall be determined by dividing an amount (the “Conversion Base Amount”) equal to the sum of (x) the Stated Value per share plus (y) the amount of any accrued Dividends per share then remaining unpaid on each Convertible Preferred Share being converted by the then applicable Conversion Price per share.  The "Conversion Price" shall initially be equal to the US$3.20 per share (the “Initial Conversion Price”), but shall be subject to adjustment from time to time as provided herein.

4.2	Mechanism of Conversion.

(a)
Conversion shall be effected by multiplying the Conversion Rate for the Convertible Preferred Shares being converted by the number of such shares and issuing in exchange therefor a number of Conversion Shares equal to the product of such multiplication. In order to exercise its conversion right, the holder of the Convertible Preferred Shares to be converted shall surrender the certificate representing such shares to the Company, with a notice of election to convert (in the case of optional conversion pursuant to Section 4.1(a)), duly completed and signed, at the principal office of the Company.  Unless the Conversion Shares issuable upon conversion are to be issued in the same name as the name in which the Convertible Preferred Shares are registered, each share certificate surrendered for conversion shall be accompanied by stock power or instruments of transfer duly executed by the holder or his duly authorized attorney.

(b)
As promptly as practicable after the surrender by a holder of the certificates for the Convertible Preferred Shares (together with a duly completed and signed notice of election to convert in the case of optional conversion pursuant to Section 4.1(a)) and in any event within ten (10) Business Days after such surrender, the Company shall issue and deliver to the Person for whose account such certificate was surrendered, or to its nominee or nominees, a certificate or certificates for the number of Conversion Shares or other securities issuable upon the conversion of those shares and any fractional interest in respect of Conversion Shares or other securities arising upon the conversion shall be settled as provided below.

(c)
Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the holder delivers the certificates for the Convertible Preferred Shares and the notice of election to convert to the Company, and the Person or Persons in whose name or names any Conversion Shares or other securities issuable upon such conversion shall be deemed to have become the holder or holders of record of such Conversion Shares or other securities at such time on such date and such conversion shall be at the Conversion Price in effect at such time, unless the stock ledger of Company shall be closed on such date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock ledger is open, and such conversion shall be at the Conversion Price in effect on the date such stock ledger is open.  All Conversion Shares issuable upon conversion of the Convertible Preferred Shares will upon issuance be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.  Upon any such conversion of the Convertible Preferred Shares, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares shall immediately terminate upon the issuance of such Conversion Shares.

4.3	No Fractional Shares.

No fractional shares or securities representing fractional Common Shares shall be issued upon conversion of the Convertible Preferred Shares.  Any fractional interest in Common Shares resulting from conversion of the Convertible Preferred Shares shall be paid in cash (computed to the nearest cent) equal to such fraction multiplied by the fair market value per Common Share as reasonably determined by the Board.  If more than one certificate representing Convertible Preferred Shares shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of the Convertible Preferred Shares so surrendered for conversion.

4.4	Adjustment of Conversion Price.

The Conversion Price shall be subject to adjustment as follows if any of the events listed below occur prior to the conversion of any Convertible Preferred Shares being converted pursuant to Section 4.1.

(a)
In case the Company shall (i) pay a dividend or make a distribution on its Common Shares in Common Shares, (ii) subdivide or reclassify its outstanding Common Shares into a greater number of shares, or (iii) consolidate or reclassify its outstanding Common Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such event shall be adjusted so that the holder of the Convertible Preferred Shares thereafter converted shall be entitled to receive the number of Common Shares of the Company which it would have owned or have been entitled to receive after the happening of such event had the Convertible Preferred Shares been converted immediately prior to the happening of such event.  An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective on the effective date in the case of subdivision, combination or reclassification.  If any dividend or distribution is not paid or made, the Conversion Price then in effect shall be appropriately readjusted.

(b)
In case the Company shall (i) issue Common Shares, (ii) issue rights, options or warrants to subscribe for or purchase Common Shares, or (iii) issue or sell other rights for Common Shares or securities (including issuances of Convertible Preferred Shares, other than in Exempt Issuances) whether or not convertible or exchangeable into Common Shares (any of the issuances in clauses (i), (ii) or (iii), hereinafter "New Securities"), for a consideration per share less than the then effective Conversion Price on the date the Company issues or sells such New Securities, then in each such case the Conversion Price in effect immediately prior to the issuance of such New Securities shall be reduced, concurrently with the issue of such New Securities, to the price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2=CP1 X	(A + B)
(A + C)

For purposes of the foregoing formula, the following definitions shall apply: (1) CP2 shall mean the Conversion Price in effect immediately after such issue of New Securities; (2) CP1 shall mean the Conversion Price in effect immediately prior to such issue of New Securities; (3) "A" shall mean the number of Common Shares outstanding (calculated on an as converted and fully-diluted basis) immediately prior to such issue of New Securities; (4) "B" shall mean the number of Common Shares (calculated on an as converted and fully-diluted basis) that would have been issued if such New Securities had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and (5) "C" shall mean the number of such New Securities (calculated on an as converted and fully-diluted basis) issued in such transaction.

The adjustment provided for in this Section 4.4(b) shall be made successively whenever any New Securities are issued (provided that no further adjustments in the Conversion Price shall be made upon the subsequent exercise, conversion or exchange, as applicable, of such New Securities pursuant to the original terms of any such New Securities that are convertible into, exchangeable for or exercisable for the purchase of Common Shares) and shall become effective immediately after such issuance. If any or all of such New Securities that are convertible into, exchangeable for or exercisable for the purchase of Common Shares expire or terminate without having been exercised, converted or exchanged, the Conversion Price then in effect shall be appropriately readjusted to the Conversion Price in effect immediately prior to the issuance of such New Securities, subject, however, to such other adjustments as may have been made or that would have otherwise been made under this Section 4.4(b) since the issuance of such New Securities.

(c)	Performance-based Adjustment to Conversion Price.

(i)
Fiscal Year 2011 Financial Statements. The calculation of the Conversion Price is based on a valuation of the Company which assumes that the Company’s net income after tax under U.S. GAAP, but excluding the effects of extraordinary gains, and non-cash expenses relating to options and warrants, and Qualified Public Offering related expenses as and when expensed in the Company’s annual financial report issued by a Big Four Auditing Firm for the twelve-month period ending December 31, 2011 calculated in accordance with GAAP (“Baseline Amount”) and prepared on a pro forma basis will be no less than US$31,200,000.

(ii)
Conversion Price Adjustments.  In the event that the Baseline Amount as reflected on the Company’s audited financial report for the twelve-month period ending December 31, 2011 (the “2011 Financial Statements”):

(A)	is less than US$31,200,000, the Conversion Price shall be adjusted, effective on the date of the issuance of the 2011 Financial Statements, in accordance with the following formula:

CP2 = CP1 x (A/B)

WHERE

CP2 shall mean the Conversion Price after giving effect to the adjustment pursuant to this Section 4(c);

CP1 shall mean the Initial Conversion Price;

A shall mean the Baseline Amount as reflected on the Baseline Audited Accounts expressed in U.S. Dollars; and

B shall mean US$31,200,000

(B)           is equal to or greater than US$31,200,000, no adjustment to the Conversion Price shall be made.

(iii)
Any adjustment to the Conversion Price made pursuant to this Section 4(c) shall be in addition to, and not in substitution for, any other prior or subsequent adjustments made to the Conversion Price as provided herein.

(d)
In case the Company shall distribute to all holders of its Common Shares any share capital of the Company (other than Common Shares) or evidences of Indebtedness or cash or other assets (excluding regular cash dividends or distributions paid from retained earnings of the Company and dividends or distributions referred to in Section 4.4(a) above) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 4.4(b) above) then, in each such case, the Conversion Price shall be adjusted so that it shall equal the prices determined by multiplying the Conversion Price in effect immediately prior to the date of the distribution by a fraction, the numerator of which shall be the Conversion Price in effect immediately prior to the date of the distribution less the then fair market value (as determined by an independent third-party appraiser appointed by the Company and acceptable to the Majority Holders) of the portion of the share capital, cash or assets or evidences of Indebtedness so distributed, or of the subscription rights, options or warrants so distributed or of such convertible or exchangeable securities, with respect to one Common Share, and the denominator of which shall be the Conversion Price in effect immediately prior to the date of the distribution.

Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactive to the record date for the determination of shareholders entitled to receive such distribution.  If any such distribution is not made or if any or all of such rights, options or warrants expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted.

(e)
In the event any securities of the Company (other than Convertible Preferred Shares) (collectively, the "Subject Securities"), are amended or otherwise modified by operation of their terms or otherwise (including, without limitation, by operation of such Subject Securities' anti-dilution provisions) in any manner whatsoever that results in (i) the reduction of the exercise, conversion or exchange price of such Subject Securities payable upon the exercise for, or conversion or exchange into, Common Shares or other securities exercisable for, or convertible or exchangeable into, Common Shares and/or (ii) such Subject Securities becoming exercisable for, or convertible or exchangeable into (A) more shares or a greater amount of Subject Securities which are, in turn exercisable for, or convertible or exchangeable into, Common Shares, or (B) more Common Shares, then such amendment or modification shall be treated as if the Subject Securities which have been amended or modified have been terminated and New Securities have been issued with the amended or modified terms for purposes of Section 4.4(b) above, the Company shall make all necessary adjustments (including successive adjustments if required) to the Conversion Price in accordance with Section 4.4(b) above.  On the expiration or termination of any such amended or modified Subject Securities for which adjustment has been made pursuant to the operation of the provisions of this Section 4.4(e) or Section 4.4(b) above, without such Subject Securities having been exercised, converted or exchanged in full pursuant to their terms, the Conversion Price shall be appropriately readjusted to reverse such previous adjustment.

(f)
If the Company at any time or from time to time shall take any action affecting Convertible Preferred Shares similar to or having an effect similar to any of the actions described in Sections 4.4(a) through (e) above, then, and in each such case, the Conversion Price then in effect shall be adjusted in such manner as would be equitable to preserve, without dilution, the conversion rights of the Convertible Preferred Shares under this Section 4 under such circumstances.

(g)
Notwithstanding the foregoing, the provisions of this Section 4.4 shall not apply to the issuance of any of the following (“Exempt Issuances”): (1) Common Shares issuable upon conversion of the Convertible Preferred Shares or conversion or exchange of New Securities where the Conversion Price had been adjusted concurrently with the issue of such New Securities in accordance with the provisions of this Section 4.4; (2) up to 2,111,235 Common Shares issuable upon the exercise of outstanding warrants of the Company; (3) Common Shares issued pursuant to a Qualified Public Offering; (4) Common Shares issued in connection with a subdivision or consolidation of the Convertible Preferred Shares; and (5) Employee Incentive Awards (and any Common Shares issuable pursuant to the exercise of any such Employee Incentive Awards) the issuance of which (including the identity of the recipients, the amounts, exercise price and vesting schedule of such Employee Incentive Awards) has been specifically approved by the Board.

(h)
Whenever the Conversion Price or the Conversion Rate is adjusted as herein provided, the Company shall promptly prepare a notice of the adjustment setting forth the relevant Conversion Price or the relevant Conversion Rate that is being adjusted and the date on which the adjustment becomes effective and shall mail the notice of such adjustment (together with a copy of an officer's certificate setting forth the facts requiring such adjustment) to each holder of Convertible Preferred Share at such holder's last address as shown on the stock ledger of the Company.

4.5	Notice of Certain Events.

In case at any time prior to the conversion or redemption of all outstanding Convertible Preferred Shares:

(a)	the Company shall authorize the granting to all the holders of Common Shares of rights to subscribe for or purchase any shares of any class or of any other rights; or

(b)	there shall be any reclassification of the Common Shares of the Company other than a subdivision or combination of its outstanding Common Shares; or

(c)	there shall be any capital reorganization by the Company; or

(d)	there shall be a consolidation or merger involving the Company or sale of all or substantially all of the Company's property and assets; or

(e)	there shall be a voluntary or involuntary dissolution, liquidation or winding up by the Company or dividend or distribution to holders of Common Shares; or

(f)	any other Realization Event or any other event which would cause an adjustment in the Conversion Price or Conversion Rate shall occur;

then in any one or more of said cases, the Company shall cause to be delivered to the holders of the Convertible Preferred Shares, at the earliest practicable time (and, in any event, not less than fifteen (15) days before any record date or the date set for definitive action), notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other transaction shall take place, as the case may be.  Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the kind and amount of the shares and other securities and property deliverable upon conversion of the Convertible Preferred Shares, as well as a comparison of what (if anything) the holders of Convertible Preferred Shares would be entitled to receive in connection with such action if such holders elect not to convert their Convertible Preferred Shares.  Such notice shall also specify the date, if known, as of which the holders of record of the Common Shares shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Shares for securities or other property (including cash) deliverable upon such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other transaction, as the case may be, and the right of the holders of Convertible Preferred Shares to convert their Convertible Preferred Shares into Common Shares as of such date.

4.6	Reservation of Common Shares.

(a)
The Company shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversions of the Convertible Preferred Shares, the full number of Common Shares issuable upon the conversion of all outstanding Convertible Preferred Shares not theretofore converted including, for purposes of this paragraph, the number of Common Shares which shall be issuable upon conversion of all of the outstanding Convertible Preferred Shares which shall be computed as if, at the time of computation, all of the outstanding shares were held by a single holder.  The Company shall from time to time, in accordance with the laws of the state of Delaware, increase the authorized amount of its Common Shares if at any time the number of Common Shares remaining unissued shall not be sufficient to permit the conversion of all the then outstanding Convertible Preferred Shares.

(b)
Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the Common Shares issuable upon conversion of the Convertible Preferred Shares, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at the adjusted Conversion Price.

4.7	Taxes.

Except where registration is requested in a name other than the name of the registered holder, the Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares on conversion of the Convertible Preferred Shares pursuant hereto, but not any income, capital gain or other similar tax, including any such tax that may be levied on the increase in value between the applicable Conversion Price and value of the Conversion Shares.

4.8	Merger, Consolidation, Etc.

In case of any reclassification or change of outstanding Common Shares (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company with or into, any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding Common Shares or any sale or transfer of all or substantially all of the assets of the Company, each holder of the Convertible Preferred Shares then outstanding shall have the right thereafter to convert the Convertible Preferred Shares held by such holder into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if immediately prior to the reclassification, change, consolidation, merger, sale or transfer such holder had held the Common Shares then issuable upon conversion of such Convertible Preferred Shares.

4.9	Protection of Conversion Rights.

The Company will not, by amendment of the Certificate of Incorporation or its By-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Article 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Convertible Preferred Shares against impairment.

4.10	Cancellation of Converted Shares.

Upon any conversion of the Convertible Preferred Shares, the shares so converted shall be cancelled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to diminish the authorized number of Convertible Preferred Shares accordingly.

ARTICLE 5
PRE-EMPTIVE RIGHTS

5.1
Without prejudice to Section 4.4(b), if at any time the Company wishes to issue any New Securities to any Person or Persons, the Company shall promptly deliver a notice of its intention to issue such New Securities (an “Issuance Notice”) to the holders of the outstanding Convertible Preferred Shares setting forth a description of the New Securities to be issued, the proposed purchase price thereof and the other material terms of sale.  Upon receipt of the Issuance Notice, each holder of the outstanding Convertible Preferred Shares shall have the right to purchase, at the price and on the terms stated in the Issuance Notice, a number of the New Securities equal to the product of (i) a fraction, the numerator of which is such holder’s aggregate ownership of Common Shares (calculated on an as converted and fully-diluted basis) and the denominator of which is the number of the Company’s total issued and outstanding Common Shares (calculated on an as converted and fully-diluted basis), multiplied by (ii) the number of New Securities to be issued.  Such election is to be made by such holder by written notice to the Company within twenty (20) calendar days after receipt by such holder of the Issuance Notice (the “Acceptance Period”).

5.2
If any holder of the outstanding Convertible Preferred Shares gives the Company notice pursuant to Section 5.1 that such holder desires to purchase all or any of the New Securities it is entitled to purchase (the “Elected New Securities”), payment therefore shall be made by check or wire transfer, against issuance of such New Securities at the executive offices of the Company, within thirty (30) calendar days after such notice is delivered to the Company.  In the event that the Issuance Notice specifies that consideration other than cash is to be paid in connection with any issuance of New Securities, in lieu of such other consideration, such holder of the outstanding Convertible Preferred Shares will be entitled to pay the cash equivalent of such other consideration, as determined by an independent third-party appraiser jointly appointed by the Company and such holder.

5.3
The Company may, at its election, during a period of ninety (90) calendar days following the expiration of the Acceptance Period, sell and issue the New Securities described in the related Issuance Notice (other than any Elected New Securities) to another Person or Persons at a price and upon terms not more favourable to such Person or Persons than those stated in such Issuance Notice.  In the event the Company has not sold such New Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities to the holders of the outstanding Convertible Preferred Shares in the manner provided in Section 5.1 hereof.  Failure by any holder of the outstanding Convertible Preferred Shares to exercise its preemptive rights under this Section 5 with respect to any issuance of New Securities shall not affect its right to exercise such rights with respect to any subsequent issuance of New Securities.

5.4	The preemptive rights contained in this Section 5 shall not apply to any Exempt Issuance.

ARTICLE 6
VOTING RIGHTS

6.1	Voting.

The issued and outstanding Convertible Preferred Shares shall be voted at any annual or extraordinary general meeting of the Company upon the following basis:  the holders of any Convertible Preferred Shares shall be entitled to the number of votes equal to the number of Common Shares into which such Convertible Preferred Shares could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken, such votes to be counted together with all other shares of the Company having general voting power and not counted separately as a class.

6.2	Matters Requiring Approval of the Majority Holders.

So long as the outstanding Convertible Preferred Shares constitute at least five percent (5%) of the Common Shares on an as converted and fully-diluted basis, the Company shall not take, and shall procure that none of the its Subsidiaries will take, any of the following actions without the prior approval of the Majority Holders:

(a)	Any amendment to the Certificate of Incorporation or By-laws of the Company or this Certificate of Designation that adversely alters the rights or privileges of the Convertible Preferred Shares;

(b)	The authorization or issuance of any class of shares with powers, rights, preferences or privileges that are senior to or on a parity with the Convertible Preferred Shares;

(c)
Any merger, acquisition, consolidation, scheme of arrangement, reclassification of share capital, recapitalization, or any other similar transaction involving the Company or any of its Subsidiaries, provided that any of the above action would require shareholders’ approval;

(d)	Any Substantial Asset Sale;

(e)
Any increase or decrease of the authorized number of the board of directors to more than seven (7), except for a further increase may be required under the listing requirements of a securities exchange; and

(f)	Passing any resolution or taking any steps to have the Company or any of this Subsidiaries dissolved, wound up or liquidated.

ARTICLE 7
REDEMPTION

7.1
Redemption. The Company shall immediately deliver to the holders of the outstanding Convertible Preferred Shares a written notice (an “Event Notice”) upon the occurrence of a Realization Event or an Event of Default. Each holder of the outstanding Convertible Preferred Shares shall have the right, at its option, by delivering a written notice (the “Redemption Notice”) to the Company within thirty (30) Business Days after receipt of the Event Notice, to request the Company to redeem all or any portion of the Convertible Preferred Shares held by such holder as specified in the Redemption Notice at the Realization Event Redemption Price or the Default Event Redemption Price per share, as the case may be, in a manner specified in Section 7.3 below.  For the purposes hereof, any Convertible Preferred Shares with respect to which a Redemption Notice has been given in accordance with Section 7.1 are sometimes referred to herein as “Redeemable Shares”.

7.2	Redemption Price.

(a)
The redemption price to be paid by the Company for each Redeemable Share as a result of the occurrence of any Realization Event (the “Realization Event Redemption Price”) shall be equal to an amount necessary to provide an annual return of fifteen percent (15%) compounded annually (on the basis of a 360-day year consisting of 12 months of 30 days each and in the case of an incomplete month, the actual number of days elapsed) on the Stated Value for the period commencing on [•], 2011 (the “Closing Date”) and ending on the applicable Redemption Date; the annual return and the Realization Event Redemption Price shall have taken into account and be credited with any Dividends per share paid during such period.

(b)
The redemption price to be paid by the Company for each Redeemable Share as a result of the occurrence of any Event of Default (the “Default Event Redemption Price”) shall be equal to an amount necessary to provide an annual return of twenty-five percent (25%) compounded annually (on the basis of a 360-day year consisting of 12 months of 30 days each and in the case of an incomplete month, the actual number of days elapsed) on the Stated Value for the period commencing on the Closing Date and ending on the applicable Redemption Date; the annual return and the Default Event Redemption Price shall have taken into account and be credited with any Dividends per share paid during such period.

7.3	Redemption Procedure.

On any date that is within sixty (60) calendar days after a Redemption Notice is given or on such other date as may be agreed to by the Company and the holders of a majority of the Redeemable Shares (in either case, a “Redemption Date”), subject to any applicable Laws, the Company shall redeem each of the Redeemable Shares by payment to the holders of the Realization Event Redemption Price or the Default Event Redemption Price, as the case may be, subject to surrender to the Company of the certificate(s) representing such Redeemable Shares.

7.4	Termination of Rights.

On and after the Redemption Date, all rights of any holder of Redeemable Shares shall cease and terminate, and such Redeemable Shares shall no longer be deemed to be outstanding, whether or not the certificates evidencing such shares have been received by the Company; provided, however, that, if the Company defaults in the payment of the Redemption Price for any such Redeemable Shares for any reason, including without limitation the lack of funds for redemption, the rights of the holders of such Redeemable Shares shall continue until the Company cures such default.

ARTICLE 8
INFORMATION RIGHT

8.1
So long as the outstanding Convertible Preferred Shares constitute at least 5% of the Common Shares on an as converted and fully-diluted basis, the Company shall provide to each holder of the outstanding Convertible Preferred Shares each of the following:

(a)
As soon as available, and in any event within three (3) months after the end of each fiscal year of the Company, consolidated balance sheets of the Company as at the end of such year and the related consolidated statements of income, shareholders’ equity and changes in financial position of the Company for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP and accompanied by a report thereon of independent public accountants of recognized national standing selected by the Company;

(b)
As soon as available, and in any event within thirty (30) days after the end of each of the first three quarters of each fiscal year, unaudited interim consolidated balance sheets of the Company as at the end of such quarter and the related consolidated statements of income, cash flow, shareholders equity and changes in financial position of the Company as at the end of and for such quarter, setting forth in each case in comparative form the corresponding figures for and as at the end of the corresponding quarter of the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP consistently applied (subject to year-end adjustments and the absence of footnotes);

(c)	As soon as available, and in any event within twenty-five (25) days after the end of each month, unaudited management accounts of the Company and its Subsidiaries;

(d)
Promptly upon their becoming available, copies of all other financial statements, reports, notices and proxy statements sent or made available by the Company to the holders of any class of its securities generally or by any Subsidiary of the Company to the holders of any class of its securities generally; and

(e)	As soon as available, and in any event within thirty (30) days prior to the commencement of each fiscal year, the Company’s annual budgets and trading forecasts.

8.2
Other Information.  So long as the outstanding Convertible Preferred Shares constitute at least 5% of the Common Shares on an as converted and fully-diluted basis, the Company shall furnish to each holder of the outstanding Convertible Preferred Shares with reasonable promptness (no more than three days) such other information relating to the Company as such holder may from time to time reasonably request, such information shall include, but not limited to the following,

(a)	Full details of any progress in relation to any follow-on public offering of all or part of the business as soon as practicable;

(b)	Prompt notification of any withdrawal of banking facilities of the Company, and the Company’s best efforts to restore adequate banking facilities;

(c)
Prompt notification of any material litigation or any circumstances that would likely give rise to material litigation; and prior notification of any change in the equity percentages of any subsidiary or affiliate, or any joint venture to which the Company is a party; and

(d)	Access to books and records, the facilities, properties, management, employees and accounting and legal advisers of the Company at any reasonable time after reasonable prior notice by such holder;

provided that the Company shall not be obligated to furnish any information which (i) the Board believes could compromise any attorney-client privilege or (ii) may cause the Company to breach a confidentiality obligation by which it is bound.

8.3
The rights of the holders of Convertible Preferred Shares under this ARTICLE 8 shall also terminate upon a Qualified Public Offering.  Until the termination of their rights under this ARTICLE 8, the holders of Convertible Preferred Shares shall abide by the insider trading policy or similar corporate governance procedures of the Company and applicable securities Law in connection with any transactions in the Common Shares of the Company (other than conversion of Convertible Preferred Shares for the Conversion Shares).

ARTICLE 9
LIQUIDATION, DISSOLUTION OR WINDING UP

9.1	Ranking.

Upon the occurrence of any liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution shall be distributed as follows:

Subject to applicable Law, the holders of the Convertible Preferred Shares shall be entitled to be paid the Liquidation Preference, pro rata, in respect of each Convertible Preferred Share prior to and in preference of any payments to holders of Common Shares and all other holders of share capital of the Company.  Subject to applicable Law, after payment has been made to the holders of the Convertible Preferred Shares of the full amounts to which they shall be entitled to, all remaining assets of the Company shall be distributed among all holders of Common Shares pro rata based on the number of Common Shares outstanding at such time.

9.2	Non-cash Distributions.

In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holders of the Convertible Preferred Shares and Common Shares shall be determined by an independent third-party appraiser jointly appointed by the Company and the Majority Holders.  Any securities to be delivered pursuant to this Article 7 shall be valued as follows:

(a)
Securities not subject to any restrictions on free marketability: (i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three days prior to the closing; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the thirty (30) day period ending three (3) days prior to the closing; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined by an independent third-party appraiser jointly appointed by the Company and the Majority Holders.

(b)
The method of valuation of securities subject to any restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in paragraph (a) to reflect the approximate fair market value thereof, as determined by an independent third-party appraiser jointly appointed by the Company and the Majority Holders.

ARTICLE 10
NOTICES

Except as otherwise expressly provided, whenever notices or other communications are required to be made, delivered or otherwise given to holders of the Convertible Preferred Shares, the notice or other communication shall be made in writing and shall be by e-mail, telefax, commercial express courier service or personal delivery, addressed to the Persons shown on the books of the Company as such holders at the addresses as they appear in the books of the Company, as of a record date or dates determined in accordance with the Articles and applicable Law, as in effect from time to time.  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by such courier, if delivered by commercial express courier service; if by e-mail, when delivered; or if faxed, when transmission is confirmed by the sender's fax machine.

ARTICLE 11
MISCELLANEOUS

11.1	No Other Rights.

Except as may otherwise be conferred or required by applicable Laws, the Convertible Preferred Shares shall not have any designations, preferences, limitations or relative rights other than those specifically set forth herein (as same may be amended from time to time) and in any applicable provision of the Articles.

11.2	Severability.

If any right, preference or limitation of the Convertible Preferred Shares set forth herein (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth herein which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall not be deemed dependant upon any other such right, preference or limitation unless so expressed herein.

11.3	Equitable Remedies.

Any registered holder of Convertible Preferred Shares shall be entitled to an injunction or injunctions to prevent violations of the provisions of the Certificate  of Incorporation, By-laws or this Certificate of Designation and to enforce specifically the terms and provisions of Certificate  of Incorporation, By-laws or this Certificate of Designation in any court of the state of Delaware or any countries having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.  Notwithstanding the foregoing, the observance of any term of the Certificate of Incorporation, By-laws or this Certificate of Designation which benefits only the holders of the Convertible Preferred Shares may be waived by holders of at least sixty-seven percent (67%) of all outstanding Convertible Preferred Shares voting as a separate class (either generally or in a particular instance and either retroactively or prospectively) provided that such waiver may not be conducted by such holders unless such waiver applies to all holders of Convertible Preferred Shares.

Schedule 1

to

Certificate of Designation

DEFINITIONS

For the purposes of the attached Certificate of Designation, the following terms shall have the meanings indicated below.

“Acceptance Period” shall have the meaning set forth in Section 5.1.

“Affiliate” shall mean with respect to any Person, any other Person that directly or indirectly, though one or more intermediaries, controls, is controlled by, or under common control with, the first mentioned Person.  For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and under "common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Associate” shall mean, with respect to any Person, any Entity of which such Person is a senior officer, director or partner, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity or any spouse, children, grandchildren, parents, parents-in-law or siblings of such Person, or a trust primarily for the benefit of any of the foregoing.

“Baseline Amount” shall have the meaning set forth in Section 4.4(c).

“Big Four Auditing Firm” shall mean one of the four largest international accountancy and professional services firms.

“Business Day” shall mean a day other than Saturday or Sunday or other day on which commercial banks in New York City, New York, Hong Kong or the People’s Republic of China are authorized or required by law or other governmental action to close and a day on which dealings are carried on for deposits in Dollars by and among banks in the London interbank market.

“Change of Control” of the Company shall be deemed to have occurred if the Shareholders, collectively, hold less than 20,232,000 Common Shares, subject to share split, reverse share split, other subdivision or combination or other similar events.

“Closing Date” shall have the meaning set forth in Section 7.2(a).

“Common Shares” means Common Shares in the Company with a nominal value of US$0.001 per share .

“Contingent Obligation” shall mean as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of such Person’s property is bound.

“Control” shall mean, with respect to the Company, the possession, directly or indirectly, of power to direct or cause the direction of management or policies of the Company or any of its Subsidiaries (whether through ownership of more than 50% of the voting power of voting securities of the Company or any of the Subsidiaries, through the power to appoint a majority of the members of the board of directors or similar governing body of the Company or any of its Subsidiaries, or through contractual arrangements or otherwise.

“Conversion Base Amount” shall have the meaning set forth in Section 4.1(c).

“Conversion Price” shall have the meaning set forth in Section 4.1(c).

 “Conversion Rate” shall have the meaning set forth in Section 4.1(a).

“Conversion Shares” shall have the meaning set forth in Section 4.1(a).

“Default Event Redemption Price” shall have the meaning set forth in Section 7.2(b).

“Dividend” shall have the meaning set forth in Section 3.1(a).

 “Dividend Accrual Date” shall have the meaning set forth in Section 3.1(a).

“Elected New Securities” shall have the meaning set forth in Section 5.1.

“Employee Incentive Awards” shall mean the share incentive awards granted pursuant to the Company’s 2010 Omnibus Securities and Incentive Plan, as may be amended in connection with the transactions contemplated under Section 5.11 of the Preferred Shares Purchase Agreement.

“Entity” means any corporation, partnership, limited liability company, joint venture, association, partnership, business trust or other Entity.

“Event Notice” shall have the meaning set forth in Section 7.1.

“Event of Default” shall mean any of the following (whether occurring individually or together):

(a) Failure to Pay Principal or any Other Amount.  The Company fails to pay in full, after a ten-day grace period, any Dividends, any principal or any other sum due in connection with the Convertible Preferred Shares when and as due;

(b) Failure to Deliver Shares upon Conversion.  The Company fails to deliver any Common Shares when and as required upon conversion of the Convertible Preferred Shares;

(c) Breach of Covenant.  There is any breach or default in the performance or observance of any covenant, obligation, or agreement qualified by materiality or there is any material breach or default in the performance or observance of any other covenant, obligation, or agreement (other than as specifically set forth in another clause of this definition) of this Certificate of Designation or any other Transaction Document by any party thereto (other than the holders of Convertible Preferred Shares), and such breach or default, if curable, continues uncured for a period of thirty (30) days after delivery by any holder of the Convertible Preferred Shares of a written notice to the Company of such breach or default;

(d) Breach of Representations and Warranties. There is any inaccuracy in or breach of any of the representations or warranties qualified by materiality or there is any inaccuracy in or material breach of any of the other representations or warranties in any Transaction Document or in any closing certificate delivered thereunder by any party thereto (other than the Investor);

(e) Cross Default.  The Company or any of its Subsidiaries shall (i) default in making any payment of any Indebtedness when due and payable or (ii) default in the observance or performance of any other material agreement, term, covenant or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition under this clause (ii) is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become payable;

(f) Invalidity; Unenforceability; Non-Effectiveness.  It is or will become unlawful or unenforceable for the Company or any of the Shareholders (as the case may be) to perform or comply with any of its obligations under this Certificate of Designation or any other Transaction Document to which it is a party;

(g) Cessation of Business.  Any of the Company or its Subsidiaries suspends or ceases to carry on, or threatens to suspend or cease to carry on, all or a substantial part of its business, or disposes of or threatens to dispose of the whole or a substantial part of its business or assets;

(h) Bankruptcy or Insolvency.  Any of the Company or its Subsidiaries is (or would be deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts as they come due, or any of them makes a general assignment for the benefit of its creditors, or a moratorium is agreed or declared in respect of or affecting all or substantially all of the debts of any of them, or the issuance of any notice in relation to such event, is instituted by or against any of them, or an order is made or an effective resolution is passed for the winding-up, dissolution, judicial management, or administration of any of them;

(i) Proceedings.  (i) Any of the Company or its Subsidiaries shall commence any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to any such Person, or seeking to adjudicate any such Person bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to any such Person or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for any such Person or for all or any substantial part of its assets; or (ii) there shall be commenced against any such Person any case, proceeding or other action of a nature referred to in subclause (i) above; or (iii) there shall be commenced against any such Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief; or (iv) there shall be any order, judgment or decree entered against any such Person decreeing the dissolution or split up of any such entity and such order shall remain undischarged or unstayed;

(j) Violation of Law.  Any of the Company or its Subsidiaries or any of its respective management commits or is suspected of committing fraud or a violation of applicable Laws;

(k) Seizure.  A distress, attachment, execution, seizure before judgment or other legal process is levied, enforced or sued out on or against assets of any of the Company or its Subsidiaries and is not discharged or stayed within thirty (30) days of having been so levied, enforced or sued out; or an encumbrancer takes possession or an administrative or other receiver, manager, administrator or other similar officer is appointed, of the whole or any part of the assets of the Company or its Subsidiaries and is not discharged within thirty (30) days;

(l) Material Adverse Effect.  Any event or series of events occurs, which in the sole discretion of the holders of Convertible Preferred Shares, might have a material adverse effect on any of the Company or its Subsidiaries, or any of the Shareholders; or

(m) Analogous Events.  Any event which occurs has an analogous effect to any of the events referred to above.

           “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Exempt Issuances” shall have the meaning set forth in Section 4.4(h).

“GAAP” shall mean accounting principles generally accepted in the United States.

“Governmental Authority” shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hong Kong” shall mean the Special Administrative Region of Hong Kong.

“Indebtedness” shall mean as to any Person (a) all obligations of such Person for borrowed money (including without limitation, reimbursement and all other obligations with respect to surety bonds, unfunded credit commitments, letters of credit and bankers’ acceptances, whether or not matured), (b) all indebtedness, obligations or liability of such Person (whether or not evidenced by notes, bonds, debentures or similar instruments) whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several, that should be classified as liabilities in accordance with GAAP, including without limitation, any items so classified on a balance sheet and any reimbursement obligations in respect of letters of credit or obligations in respect of bankers acceptances, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation of such Person incurred in respect of any Indebtedness referred to in (a) to (g) above.

“Initial Conversion Price” shall have the meaning set forth in Section 4.1(c).

           “Initial Issue Date” shall mean the date that the Convertible Preferred Shares are first issued by the Company.

“Investor” means Milestone Longcheng Limited, a company organized under the laws of the British Virgin Islands.

“Issuance Notice” shall have the meaning set forth in Section 5.1.

“Junior Shares” shall have the meaning set forth in Section 3.3.

“Liens” means security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges, easements, servitudes, encumbrances and other restrictions of any nature whatsoever.

“Liquidation Preference” shall mean, with respect to a Convertible Preferred Share at any time, the greater of (a) sum of (i) the Stated Value per share plus (ii) the amount of any accrued Dividends per share then remaining unpaid on such Convertible Preferred Share and (b) the amount that would be distributed at such time in a complete liquidation of the Company to the holder of such Convertible Preferred Share as a holder of Common Shares if all outstanding Convertible Preferred Shares had been converted into Conversion Shares at such time pursuant to Article 4 hereof.

“Majority Holders” at any time shall mean the holders of a majority of the Convertible Preferred Shares outstanding at that time.

“New Securities” shall have the meaning set forth in Section 4.4(b).

“Person” shall mean any individual, Governmental Authority, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Shares Purchase Agreement” means Series A Convertible Preferred Shares Purchase Agreement, dated as of January 18, 2011 by and among the Company, the Investor and the Shareholders.

“Qualified Public Offering” means a firmly committed underwritten public offering of the Common Shares (or equity securities of an entity that holds all or substantially all the share capital of the Company) pursuant to an effective registration statement filed under the United States Securities Act of 1933, as amended or under other comparable applicable Law for jurisdictions outside of the United States in which (a) the Common Share is listed on the NASDAQ Global Market, the New York Stock Exchange or an internationally recognized exchange approved by the Majority Holders, (b) the gross proceeds received by the Company and the shareholders participating in the offering are no less than US$60,000,000, (c) the market capitalization of the offering entity immediately after the offering is no less than US$300,000,000, and (d) the number of securities of the offering entity which are publicly traded immediately after the offering is no less than 20% of the total issued share capital of the offering entity.

           “Realization Event” shall mean any of the following:

(a) Any Change of Control of the Company;

(b) Any Substantial Asset Sale;

(c) Any consolidation or merger (other than a reincorporation transaction) or acquisition or sale of voting securities of the Company resulting in the holders of the issued and outstanding voting securities of the Company immediately prior to such transaction beneficially owning or controlling less than a majority of the voting securities of the continuing or surviving entity immediately following such transaction;

(d) Any tender offer, exchange offer or repurchase offer for any Common Shares;

(e) Cessation of listing of the Common Shares (or equity securities of an entity that holds all or substantially all the share capital of the Company) on an internationally recognized exchange; or

(f) It has been three years since the Initial Issue Date; or

(g) Cessation of provision of services by Mr. Hui Tian Tang to the Company or any of its Subsidiaries by reason of resignation, discharge, death, disability, retirement or otherwise.

“Realization Event Redemption Price” shall have the meaning set forth in Section 7.2(a).

“Redeemable Shares” shall have the meaning set forth in Section 7.1.

“Redemption Date” shall have the meaning set forth in Section 7.3.

“Redemption Notice” shall have the meaning set forth in Section 7.1.

“Shareholders” has the meaning ascribed to it in the Preferred Share Purchase Agreement.

“Stated Value” shall have the meaning set forth in Section 2.2.

“Subject Securities” shall have the meaning set forth in Section 4.4(f).

“Subsidiary” means with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Substantial Asset Sale” shall mean any disposition (whether by way of a sale, a merger or consolidation pursuant to which any Subsidiary of the Company ceases to be a majority-owned and controlled Subsidiary, a contribution of assets to any Entity other than a majority-owned and controlled Subsidiary, a spin-off or split-off involving any Subsidiary of the Company, a partial liquidating dividend or distribution of assets or any other form of disposition) of assets of the Company or of any of its Subsidiaries representing more than fifty percent (50%) of the assets, revenues or profits of the Company and its Subsidiaries determined on a consolidated basis.

“Transaction Document” has the meaning ascribed to it in the Preferred Share Purchase Agreement.

“USD,” “US Dollars,” “US$” and “cent” shall mean the lawful currency of the United States of America.

“2011 Financial Statements” shall have the meaning set forth in Section 4(c)(ii).

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed this ______ day of ___________, 2011.

CHINA BCT PHARMACY GROUP, INC. By:_______________________________ Name: Title:

Exhibit C

Reserved

C-1

EXHIBIT D
to
Series A Convertible Preferred Shares Purchase Agreement

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of [•], 2011, by and between MILESTONE LONGCHENG LIMITED, a company organized under the laws of the British Virgin Islands (the “Investor”), and CHINA BCT PHARMACY GROUP, INC., a company organized under the laws of Delaware (the “Company” and together with the Investor, the “Parties” and each a “Party”).

W I T N E S S E T H:

WHEREAS, the Company and the Investor have entered into that certain Series A Convertible Preferred Shares Purchase Agreement dated as of January 18, 2011 (the “Shares Purchase Agreement”), pursuant to which the Investor is acquiring certain Preferred Shares (as defined below) of the Company, and the Company agreed to provide certain registration rights to the Investor;

WHEREAS, the Company’s Common Shares are traded on the OTC Bulletin Board (“OTCBB”); and

WHEREAS, the Parties desire to set forth the Investor’s rights and the Company’s obligation to cause the registration of the Registrable Securities (as defined below) pursuant to the Securities Act (as defined below).

NOW, THEREFORE, In consideration of the premises and the mutual covenants and the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01. Definitions.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Action” against a Person means an action, suit, litigation, arbitration, investigation, complaint, contest, hearing, inquiry, inquest, audit, examination or other proceeding threatened or pending against or affecting the Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or Governmental Body.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an office), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in the State of New York or Hong Kong are authorized by law or executive order to close.

“Common Shares” means (a) any Common Shares in the Company with a par value of US$0.001 per share held by the Investor at any time, including any Common Shares issued or issuable upon conversion of any Preferred Shares held by the Investor at any time, (b) any securities of the Company which the Investor (or any transferee) shall be entitled to receive, or shall have received, in connection with any stock splits, stock dividends or similar events with respect to the Company’s Common Shares, and (c) any other securities into which or for which any of the Common Shares described in clause (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Company” has the meaning set forth in the preamble hereof.

“Company Indemnified Persons” has the meaning set forth in Section 2.07(b).

“Demanding Holders” has the meaning set forth in Section 2.01(a).

“Demand Notice” has the meaning set forth in Section 2.01(a).

“Demand Notice Date” has the meaning set forth in Section 2.01(a).

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Designated Offshore Securities Market” means a Designated Offshore Securities Market as defined in Section 230.902(b) of Regulation S of the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“F-3 or S-3 Holders” has the meaning set forth in Section 2.03(a).

“F-3 or S-3 Notice” has the meaning set forth in Section 2.03(a).

“F-3 or S-3 Notice Date” has the meaning set forth in Section 2.03(a).

“Governmental Body” means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any administrative, judicial, legislative, executive, regulatory, police or taxing authority of any government, whether supranational, national, federal, state, regional, provincial, local, domestic or foreign.

“Holder Indemnified Persons” has the meaning set forth in Section 2.07(a)(i).

“Hong Kong” means the Special Administrative Region of Hong Kong.

“Indemnitee” has the meaning set forth in Section 2.07(c).

“Indemnitor” has the meaning set forth in Section 2.07(c).

“Investor” has the meaning set forth in the preamble hereof.

“Losses” has the meaning set forth in Section 2.07(a)(i).

“Parties” has the meaning set forth in the preamble hereof.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, other legal entities and Governmental Bodies.

“Potential Material Event” means either (a) the possession by the Company of material information not ripe for disclosure in a registration statement, or (b) any material engagement or activity by the Company which would be adversely affected by disclosure in a registration statement at such time, in each case, which shall be evidenced by a written good faith determination by the Board that both (x) disclosure of such information, engagement or activity in a registration statement would be detrimental to the business and affairs of the Company, and (y) a registration statement would be materially misleading absent the inclusion of such information, engagement or activity.

“Preferred Shares” means the Series A Convertible Preferred Shares of the Company, each with a par value of US$0.001 per share.

“Register”, “registered” and “registration” means a registration effected through the preparation and filing of a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means any Common Shares held by the Investor at any time; provided, however, that Registrable Securities shall cease to be Registrable Securities upon the consummation of any sale of such securities pursuant to a Registration Statement or Rule 144.

“Registrable Securities Holder” means any Person (including the Investor) who holds Registrable Securities or the rights to hold Registrable Securities, or any Person to whom any Registrable Securities Holder shall Transfer its Registrable Securities pursuant to Section 2.08 of this Agreement.

“Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and the reasonable fees and disbursements of special legal counsel to represent the Registrable Securities Holders, as the case may be.  Registration Expenses do not include compensation of regular employees of the Company which shall be paid in any event by the Company, underwriting discounts and commissions and stock transfer taxes.

“Registration Statement” means a registration statement on Form F-1 or S-1, Form F-3 or S-3 (or such similar or successor forms as may be appropriate) prepared and filed with the SEC by the Company pursuant to Article II of this Agreement.

“Regulation” means each applicable law, rule, regulation, order, guidance or recommendation (or any change in its interpretation or administration) by any Governmental Body, central bank or comparable agency and any request or directive (whether or not having the force of law) of any of those Persons and each judgment, injunction, order, writ, decree or award of any Governmental Body, arbitrator or other Person.

“Required Effectiveness Date” has the meaning set forth in Section 2.01(b).

“Required F-3 or S-3 Effectiveness Date” has the meaning set forth in Section 2.03(b).

“Rule 144” means Rule 144 promulgated under the Securities Act, as such rule shall be in effect from time to time.

“SEC” means the United States Securities and Exchange Commission and includes any Governmental Body succeeding to the functions thereof.

“Securities” means any stock, shares, limited liability company membership interests, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by the Registrable Securities Holders, as the case may be.

“Shares Purchase Agreement” has the meaning set forth in the preamble hereof.

“Transfer” means any sale, assignment, transfer, exchange, pledge, grant of security interest in, hypothecation, encumbrance or other disposition or conveyance of any interest in.

“USD,” “Dollars” or “US$” means the lawful currency of the United States of America.

“Violation” has the meaning set forth in Section 2.07(a)(i).

Section 1.02. Interpretation.

(a) Headings.  The headings to the Articles, Sections and Subsections of this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

(b) Usage.  In this Agreement, unless the context requires otherwise:  (i) the singular number includes the plural number and vice versa;  (ii) reference to any gender includes each other gender; (iii) the Exhibits to this Agreement are hereby incorporated into, and shall be deemed to be a part of, this Agreement; (iv) the terms “hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular section or other provision hereof; (v) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”; and (vi) a reference to any Article, Section or Subsection shall be deemed to refer to the corresponding Article, Section, or Subsection of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01. Demand Registration.

(a) Request for Registration.  If Registrable Securities Holders holding at least fifty percent (50%) of the outstanding Registrable Securities at any time shall provide the Company with a written request (a “Demand Notice”) requesting that the Company file a Registration Statement under the Securities Act registering for resale Registrable Securities (the date on which the Company receives the Demand Notice being the “Demand Notice Date” and the registration requested in such Demand Notice being a “Demand Registration”), the Company shall promptly (but in any event within five (5) calendar days) after the Demand Notice Date, forward a copy of the Demand Notice to all of the Registrable Securities Holders.  Each of the Registrable Securities Holders shall have a period of 20 calendar days after receiving the Demand Notice from the Company in which to elect to include some or all of such Registrable Securities Holder’s Registrable Securities in such Demand Registration.  The Registrable Securities Holders shall exercise their right to include Registrable Securities in such Registration Statement by delivering a written notice to the Company within such 20 calendar day period specifying the number of Registrable Securities such Registrable Securities Holder wishes to include in such Registration (such electing Registrable Securities Holders, together with the Registrable Securities Holders delivering the Demand Notice to the Company being the “Demanding Holders”).

(b) Filing and Effectiveness of Registration Statement.  The Company shall prepare and file with the SEC, no later than 90 calendar days after the Demand Notice Date, a Registration Statement registering for resale by the Demanding Holders a sufficient number of Common Shares for such Demanding Holders to sell the Registrable Securities requested to be registered.  The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective no later than the earlier of (i) five (5) calendar days after the date on which the Company receives notice from the SEC that such Registration Statement may be declared effective and (ii) the date which is 120 calendar days after the Demand Notice Date (such date being the “Required Effectiveness Date”).  The Company shall use its reasonable best efforts to cause the Registration Statement filed pursuant to this Section 2.01 to remain effective until the earlier of (A) the date on which all Registrable Securities registered pursuant to such Registration Statement shall have been sold to the public and (B) the date which is 180 calendar days after the date on which such Registration Statement is declared effective by the SEC.

(c) Underwritten Offering.

(i) If the Demanding Holders intend to distribute the Registrable Securities covered by their Demand Notice by means of an underwriting, they shall so advise the Company as a part of their Demand Notice.  In connection with such underwritten offering, the Demanding Holders shall have the right to select the managing underwriter or underwriters, subject to the reasonable approval of the Company.  In connection with such underwritten offering, the Demanding Holders shall enter into an underwriting agreement in customary form with the underwriter or underwriters, subject to the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Demanding Holders.

(ii) Notwithstanding any other provision of this Section 2.01, if the underwriter advises the Company that in the opinion of such underwriter, the distribution of all of the Registrable Securities requested to be registered would materially and adversely affect the distribution of all of the securities to be underwritten, then (x) the Company shall deliver to such Demanding Holders a copy of such underwriter’s opinion, which opinion shall be in writing and shall state the reasons for such opinion and (y) the number of equity Securities (including the Registrable Securities) that may be included in such registration shall be allocated in the order listed below:

(A) first, to the Demanding Holders; and

(B) second, to the other Persons proposing to register securities in such registration.

Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(d) Limitations on Registration.  The Company shall not be required to effect a registration pursuant to this Section 2.01:

(i) after the Company has effected two (2) registrations pursuant to this Section 2.01, and such registrations have been declared or ordered effective; provided, however, that in the event that the number of Registrable Securities included in any registration pursuant to this Section 2.01 is reduced by more than 50% of the number of Registrable Securities proposed to be registered pursuant to Section 2.01(a) in any registration, then such registration shall not count as a registration for purposes of this Section 2.01;

(ii) during the period starting with the date which is 60 calendar days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date 180 calendar days following the effective date of, a Company-initiated registration subject to Section 2.02 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iii) if the Company shall furnish to the Demanding Holders a certificate signed by the Company’s Authorized Officer stating that a Potential Material Event exists, in which event the Company shall have the right to defer such filing for a period of not more than 90 calendar days after the Demand Notice Date, provided that such right to delay a request may not be exercised by the Company more than twice in any 12-month period with at least a 60 calendar day interval between such “black-out” periods;

(iv) if the Demanding Holders, together with the holders of any other Securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other Securities (if any) whereby the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than US$5,000,000;

(v) if all of the Registrable Securities identified in the Demand Notice may be transferred, sold, or otherwise disposed of without any volume limitations under the Securities Act in accordance with the provisions of Rule 144; or

(vi) after the tenth anniversary of this Agreement.

Section 2.02. Piggyback Registration.

(a) Company Registration.  If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Registrable Securities Holders) any of its equity Securities under the Securities Act in connection with the public offering of such securities, the Company shall promptly give all Registrable Securities Holders written notice of such registration at least 30 calendar days prior to the filing of such Registration Statement with the SEC.  Such Registrable Securities Holders shall have a period of 20 calendar days after receiving such written notice from the Company in which to elect to include some or all of such Registrable Securities Holders’s Registrable Securities in such Registration Statement.  Such Registrable Securities Holders shall exercise their right to include Registrable Securities in such Registration Statement by delivering a written notice to the Company within such 20 calendar day period specifying the number of Registrable Securities such Registrable Securities Holders wish to include in such Registration Statement.  Subject to the provisions of Sections 2.01(c) and 2.02(c) hereof, the Company shall use its reasonable best efforts to include the Registrable Securities requested to be included by such Registrable Securities Holders in the Company Registration Statement.  Registrable Securities Holders shall not, however, be entitled to include any Registrable Securities in the Company’s registration statement which is under review with the SEC at December 31, 2010.

(b) Underwritten Offerings.

(i) If the registration for which the Company gives notice to the Registrable Securities Holders under Section 2.02(a) is an underwritten offering, the Company shall not be required under this Section 2.02 to include any of such Registrable Securities Holders’ Registrable Securities in such underwriting unless such Registrable Securities Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters.  In connection with such an underwritten offering, the Company (or other Persons who may be entitled to select the underwriters) shall have the right to select the managing underwriter or underwriters.  If such Registrable Securities Holders wish to distribute their Registrable Securities through such underwriting, such Registrable Securities Holders shall enter into an underwriting agreement in customary form with the underwriter or underwriters, subject to the limitations set forth in Section 2.07 hereof.  If such Registrable Securities Holders do not approve of the terms of such underwriting, such Registrable Securities Holders may elect to withdraw from such offering by providing written notice to the Company and the underwriter.

(ii) Notwithstanding any other provision of this Section 2.02, if the underwriter advises the Company that in the opinion of such underwriter, the distribution of all of the Registrable Securities requested to be registered would materially and adversely affect the distribution of all of the securities to be underwritten, then (x) the Company shall deliver to the Registrable Securities Holders who requested inclusion of Registrable Securities held by them in the offering a copy of such underwriter’s opinion, which opinion shall be in writing and shall state the reasons for such opinion and (y) the number of equity Securities (including the Registrable Securities) that may be included in such registration shall be allocated in the order listed below:

(A) first, to the Company;

(B) second, to such Registrable Securities Holders; and

(C) third, to the other Persons proposing to register securities in such registration, if any.

If so determined by the underwriter, all Registrable Securities may be excluded from such registration and underwritten offering.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

Section 2.03. F-3 or S-3 Registration.

(a) F-3 or S-3 Registration.  If, at any time after the first date on which the Company is eligible to file a registration statement under the Securities Act on Form F-3 or S-3 (or such similar or successor form as may be appropriate), the Company shall receive from Registrable Securities Holders holding at least five percent (5%) of the outstanding Registrable Securities a written request (an “F-3 or S-3 Notice”) that the Company effect a short-form registration on Form F-3 or S-3 (or such similar or successor form as may be appropriate), and any related qualification or compliance with respect to the Registrable Securities (the date on which the Company receives the F-3 or S-3 Notice being the “F-3 or S-3 Notice Date”), the Company shall promptly (but in any event within five (5) calendar days) after the F-3 or S-3 Notice Date, forward a copy of the F-3 or S-3 Notice to all of the Registrable Securities Holders.  Each of the Registrable Securities Holders shall have a period of 20 calendar days after receiving the F-3 or S-3 Notice from the Company in which to elect to include some or all of such Registrable Securities Holder’s Registrable Securities in such Registration Statement.  The Registrable Securities Holders shall exercise their right to include Registrable Securities in such Registration Statement by delivering a written notice to the Company within such 20 calendar day period specifying the number of Registrable Securities such Registrable Securities Holder wishes to include in such Registration Statement (such electing Registrable Securities Holders, together with the Registrable Securities Holders delivering the F-3 or S-3 Notice to the Company being the “F-3 or S-3 Holders”).

(b) Filing and Effectiveness of Registration Statement.  The Company shall prepare and file with the SEC, no later than 30 calendar days after the F-3 or S-3 Notice Date, a Registration Statement on Form F-3 or S-3 (or such similar or successor form as may be appropriate), covering, and shall obtain all such qualifications and compliances as may be required and as would permit the sale and distribution of, all Registrable Securities.  The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective no later than the earlier of (i) five (5) calendar days after the date on which the Company receives notice from the SEC that such Registration Statement may be declared effective and (ii) 60 calendar days after the F-3 or S-3 Notice Date (such date being the “Required F-3 or S-3 Effectiveness Date”).  The Company shall use its reasonable best efforts to cause the Registration Statement filed pursuant to this Section 2.03 to remain effective until the earlier of (A) the date on which all Registrable Securities registered pursuant to such Registration Statement shall have been sold to the public and (B) the date on which all of the Registrable Securities requested to be registered by the F-3 or S-3 Holders can be freely sold to the public pursuant to Rule 144 without any volume limitations.

(c) Limitations on Registration.  The Company shall not be required to effect a registration pursuant to this Section 2.03:

(i) if at the time of the request, Form F-3 or S-3 (or such similar or successor form as may be applicable) is not available to the Company for such offering;

(ii) if the Company shall furnish to the F-3 or S-3 Holders requesting a registration pursuant to this Section 2.03 a certificate signed by the Company’s Authorized Officer stating that a Potential Material Event exists, in which event the Company shall have the right to defer such filing for a period of not more than 90 calendar days after the F-3 or S-3 Notice Date, provided that such right to delay a request may not be exercised by the Company more than twice in any 12-month period with at least a 60 calendar day interval between such “black-out” periods; or

(iii) if the Registrable Securities Holders propose to sell Registrable Securities and other such Securities (if any) whereby the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than US$1,000,000.

Section 2.04. Expenses of Registration.  All Registration Expenses incurred in connection with any registration, filing, qualification or compliance pursuant to Sections 2.01, 2.02 or 2.03 shall be borne by the Company.  Unless otherwise stated, all Selling Expenses relating to any Registrable Securities registered on behalf of the Registrable Securities Holders shall be borne by such Registrable Securities Holders either wholly or, if such Registrable Securities Holder is participating in a registration as one of the Registrable Securities Holders, on a pro rata on the basis of the number of Registrable Securities so registered.

Section 2.05. Further Obligations of the Company.  Whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Article II, the Company shall:

(a) Filing and Effectiveness of Registration Statement.  With respect to a Registration Statement required by Section 2.01 or 2.03, the Company shall (i) prepare and file with the SEC a Registration Statement, (ii) cause such Registration Statement to become effective, and (iii) maintain the effectiveness of such Registration Statement, in each case, as of the dates and for the periods required by Section 2.01 or 2.03, as the case may be, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b) Filing of Amendments and Supplements.  Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities of the Company covered by the Registration Statement at all times during the period for which the Company is required to maintain the effectiveness of such Registration Statement pursuant to the terms of this Agreement.

(c) Copies of Documents.  Furnish to each Registrable Securities Holder selling such Registrable Securities by means of such Registration Statement, without charge, such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such Registration Statement or prospectus, and such other documents, as such Registrable Securities Holders may reasonably request.

(d) Opinion and Comfort Letter.  Furnish to such Registrable Securities Holders (i) an opinion of the counsel representing the Company for purposes of such registration, dated the effective date of such Registration Statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement with respect to both the effective date of the Registration Statement and the date of the closing under the underwriting agreement), in form and substance as is customarily given by counsel for the issuer to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to such Registrable Securities Holders, and (ii) a “cold comfort” letter, dated the effective date of such Registration Statement (and, if such Registration Statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement) signed by the independent certified public accountants who have certified the Company’s financial statements included in such Registration Statement, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to such Registrable Securities Holders.

(e) “Blue Sky” Qualification.  Register or qualify all Registrable Securities and other securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the applicable Registrable Securities Holders (or in an underwritten offering, the managing underwriter) shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Registrable Securities Holders to consummate the disposition in such jurisdictions of its Registrable Securities covered by such Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction.

(f) Notification of Certain Events.  As promptly as practicable after becoming aware thereof, notify such Registrable Securities Holders of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare and file with the SEC a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to such Registrable Securities Holders as such Registrable Securities Holders may reasonably request.

(g) SEC Stop Orders.  As promptly as practicable after becoming aware thereof, notify such Registrable Securities Holders (and, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time.

(h) Potential Material Event.  As promptly as practicable after becoming aware thereof, notify such Registrable Securities Holders (and, in the event of an underwritten offering, the managing underwriters) of the existence of a Potential Material Event, in which case, such Registrable Securities Holders shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Registrable Securities Holders receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that such Registrable Securities Holders may only be required to cease offering and selling Registrable Securities pursuant to this clause (h) for a period of not more than 90 calendar days after receiving notice from the Company that a Potential Material Event exists; provided, further, however, that the Company may only exercise its rights under this clause (h) twice in any 12-month period with at least a 60 calendar day interval between such “black-out” periods.

(i) Listing Requirements.  Use its reasonable best efforts to maintain the trading of such Registrable Securities on the OTCBB until listing of such Registrable Securities on a nationally recognized stock exchange approved by the Board.

(j) Certificate Preparation.  Cooperate with such Registrable Securities Holders to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as such Registrable Securities Holders may reasonably request, and, within two (2) Business Days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, or shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to such Registrable Securities Holders) an appropriate instruction and opinion of such counsel.

(k) Underwriting Agreement.  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form and complying with the provisions of Section 2.07, with the managing underwriter of such offering.

(l) Section 11 Information.  Make available to such Registrable Securities Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including, without limitation, Rule 158 promulgated thereunder.

(m) Other Actions.  Take all other reasonable actions necessary to expedite and facilitate disposition by such Registrable Securities Holders of the Registrable Securities pursuant to the Registration Statement.

Section 2.06. Preparation; Reasonable Investigation; Review by Counsel.  In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, such Registrable Securities Holders, its underwriters, if any, and counsel for such Registrable Securities Holders shall:

(a) be permitted to review such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto a reasonable period of time (but not less than three (3) Business Days) prior to their filing with the SEC; and

(b) be given reasonable access to the Company’s books and records and such opportunities to discuss the business of the Company with its officers, counsels and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Registrable Securities Holders, such underwriters, if any, or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

Section 2.07. Indemnification.  In the event any Registrable Securities are included in a Registration Statement under this Article II, the following indemnification provisions shall apply.

(a) Indemnification by the Company.

(i) Indemnification.  To the extent permitted by law, the Company shall indemnify and hold harmless the Registrable Securities Holders, each of the employees, officers, directors, partners, members, managers, legal counsel and agents of such Registrable Securities Holders, any underwriter (as defined in the Securities Act) for such Registrable Securities Holders and each Person, if any, who controls such Registrable Securities Holders or underwriter within the meaning of the Securities Act or Exchange Act (collectively, the “Holder Indemnified Persons”) against and hold each Holder Indemnified Person harmless from any and all liabilities, obligations, losses, damages, lawsuits, investigations, arbitrations, actions, judgments, costs, expenses or claims, including, without limitation, reasonable attorneys’ fees and expenses incurred in investigation or defending any of the foregoing (collectively, “Losses”), that the Holder Indemnified Persons may suffer or sustain arising out of or due to any of the following (any of the following being a “Violation”):

(A) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, or any applicable securities laws or Regulations of a jurisdiction outside the United States.

(ii) Limitations on Indemnification.  Notwithstanding the foregoing, the Company shall not be liable for:

(A) any amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed); or

(B) any Losses to the extent that such Losses arise out of or are based upon a Violation which occurs in reliance upon and in strict conformity with written information furnished by such Registrable Securities Holders expressly for use in connection with such registration.

(b) Indemnification by the Registrable Securities Holders.

(i) Indemnification.  To the extent permitted by law, each Registrable Securities Holder participating in any registration pursuant to this Agreement shall indemnify and hold harmless the Company, each of the Company’s employees, officers, directors, legal counsel and other agents, any underwriter (as defined in the Securities Act) for the Company and each Person, if any, who controls the Company or underwriter within the meaning of the Securities Act or Exchange Act (collectively, the “Company Indemnified Persons”), against and hold each Company Indemnified Person harmless from any and all Losses that the Company Indemnified Persons may suffer or sustain arising out of or due to any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in strict conformity with written information furnished by such Registrable Securities Holder expressly for use in connection with such registration.

(ii) Limitations on Indemnification.  Notwithstanding the foregoing, no Registrable Securities Holder shall not be liable for:

(A) indemnification pursuant to this Agreement in excess of the aggregate net cash proceeds received by such Registrable Securities Holder from the offering of Registrable Securities in such registration;

(B) any amounts paid in settlement of any such Losses if such settlement is effected without the consent of such Registrable Securities Holder; or

(C) any Losses to the extent that such Losses do not arise out of or are not based upon a Violation which occurs in reliance upon and in strict conformity with written information furnished by such Registrable Securities Holder expressly for use in connection with such registration.

(c) Indemnification Mechanics.  If there occurs an event which a Company Indemnified Person or a Holder Indemnified Person (any such Person being the “Indemnitee”) hereto asserts is an indemnifiable event pursuant to this Section, the Indemnitee shall promptly notify the party obligated to provide indemnification hereunder (the “Indemnitor”) in writing of such event.  Delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations to the extent, if at all, that it is actually prejudiced by reason of such delay or failure.  The Indemnitor shall have a period of 20 calendar days in which to respond thereto.  If the Indemnitor accepts responsibility within such 20 calendar day period, then the Indemnitor shall be obligated to compromise or defend, at its own expense, such matter, and the Indemnitor shall provide the Indemnitee with such assurances as may be reasonably required by the Indemnitee to assure that the Indemnitor shall assume and be responsible for the Losses at issue (subject to the limitations set forth in this Agreement).  If the Indemnitor fails to assume the defense of such matter within such 20 calendar day period or does not respond within such 20 calendar day period, the Indemnitee against which such matter has been asserted shall (upon delivering notice to such effect to the Indemnitor) have the right to undertake, at the Indemnitor’s cost and expense, the defense, compromise or settlement of such matter on behalf of the Indemnitee.  In any event, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability; provided, however, that the Indemnitor shall pay the expenses of such defense if the Indemnitee is advised by counsel in writing that there are one or more legal defenses available to the Indemnitee that are different from or additional to those available to the Indemnitor (in which case, if the Indemnitee notifies the Indemnitor in writing, the Indemnitor shall not have the right to assume the defense of such asserted liability on behalf of the Indemnitee).

(d) Contribution.  If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnitee with respect to any Losses, then the Indemnitor, in lieu of indemnifying such Indemnitee hereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitor on the one hand and of the Indemnitee on the other in connection with the Violation that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution under this Section 2.07(d) from such Registrable Securities Holders, together with the amount of any indemnification payments made by such Holder pursuant to Section 2.07(b) above, exceed the net proceeds from the offering received by such Registrable Securities Holders.  The relative fault of the Indemnitor and of the Indemnitee shall be determined by reference to, among other things, whether the Violation relates to information supplied by the Indemnitor or the Indemnitee and the parties relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation.

(e) No Inconsistent Underwriting Agreements.  Notwithstanding any provision of this Agreement to the contrary, the Registrable Securities Holders shall not be required to enter into an underwriting agreement that contains indemnification and contribution provisions which, in the sole discretion of such Registrable Securities Holders, materially differ from those contained in this Section 2.07.

Section 2.08. Transfer of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Article II may be assigned by the Investor (or any assignee permitted hereunder) to a transferee or assignee of any of the Registrable Securities held by the Investor (or such assignee), provided that (x) the Company is furnished a written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (y) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

Section 2.09. Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any Securities of the Company which provides such holder or prospective holder of Securities of the Company the right (a) to include such Securities in any registration filed under Sections 2.01, 2.02 or 2.03 hereof, unless under the terms of such agreement, such holder or prospective holder may include such Securities in any such registration only to the extent that the inclusion of such securities shall not reduce the amount of the Registrable Securities that are included or (b) to demand registration of their Securities.

Section 2.10. Registration in Non-U.S. Jurisdictions.  In the event that the Common Shares cease to be listed on the OTCBB and are not listed on a nationally recognized stock exchange in the United States, but the Company has listed its Common Shares on any Designated Offshore Securities Market or other internationally recognized securities exchange, then the Company shall use its reasonable best efforts, to the extent permitted by applicable law, to provide the Registrable Securities Holders with substantially the same rights and benefits in such jurisdiction as are provided for in this Agreement, and to take such steps, if any, consistent with customary market practice at the time so that the Registrable Securities are freely transferable in such listed market without transfer restrictions imposed by the securities or similar laws of such jurisdiction.

ARTICLE III

MISCELLANEOUS

Section 3.01. Notices.  All notices, requests, demands and other communications to any Party or given under this Agreement shall be in writing and delivered personally, by overnight delivery or courier, by e-mail, by registered mail or by telecopier (with confirmation received) to the Parties at the address, the e-mail address or telecopy number specified for such Parties below (or at such other address, e-mail address or telecopy number as may be specified by a Party in writing given at least five business days prior thereto).  All notices, requests, demands and other communications shall be deemed delivered when actually received:

(a) If to the Company, at:

China BCT Pharmacy Group, Inc.
No 102, Chengzhan Road
Liuzhou City, Guangxi Province
PRC
Phone:  +86 772 3638318
Fax:  +86 772 3611763
Attn:  Mr. Hui Tian Tang, Chairman & CEO
e-mail:   huitian.tang@china-bct.com

with a copy by fax or messenger or courier or e-mail to:

McKenna Long & Aldridge LLP
303 Peachtree Street, NE, Suite 5300
Atlanta, GA  30308  USA
Phone:  (404) 527-4990
Fax:   (404) 527-4198 and (404) 527-8890
Attn:   Mr. Thomas Wardell, Esq.
e-mail:  twardell@mckennalong.com

(b) If to the Investor, at:

Milestone Longcheng Limited
318 Hu Nan Road
Shanghai 200031, PRC
Fax:   (8621) 6437-9590
Attn:     Ms. Yunli Lou
e-mail:   yunli@mcmchina.com

with a copy by fax or messenger or courier to:

Latham & Watkins
41st Floor, One Exchange Square
8 Connaught Place, Central
Hong King
Fax:   +852.2522.7006
Attn:  Mr. David T. Zhang, Esq
e-mail:  david.zhang@lw.com

Section 3.02. Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, and by different Parties in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Section 3.03. Modification or Amendment of Agreement.  This Agreement may not be modified or amended except by an instrument in writing signed by both of the Parties.

Section 3.04. Successors and Assigns.  This Agreement shall be binding upon and inures to the benefit of and is enforceable by the respective successors and permitted assigns of the Parties hereto.

Section 3.05. GOVERNING LAW.

THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD APPLY THE LAW OF ANY OTHER JURISDICTION.

Section 3.06. Arbitration.

Any dispute, controversy, claim or difference of any kind whatsoever arising out of, relating to or in connection with this Agreement, or the breach, termination or invalidity hereof (including the validity, scope and enforceability of this arbitration provision) (the “Dispute”) shall first be attempted to be resolved through discussions and consultations between the parties in good faith for a period of thirty (30) days after written notice has been sent by any Party to the other Party pursuant to the notice provisions set out in Section 3.01 (the “Consultation Period”).

(a) If the Dispute remains unresolved upon expiration of the Consultation Period, any Party may in its sole discretion elect to submit the matter to arbitration with notice to any other Party or Parties (the “Arbitration Notice”). The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. However, if such rules are in conflict with the provisions of this Section 3.06, the provisions of this Section 3.06 shall prevail.

(b) The language of the arbitration proceedings and written decisions or correspondence shall be in English.

(c) The number of arbitrators shall be three. Each opposing party to a dispute shall be entitled to appoint one arbitrator, and the third arbitrator shall be jointly appointed by the disputing parties or, failing such agreement by thirty (30) days after the appointment by each party of its arbitrator, the HKIAC shall appoint the third arbitrator in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration.

(d) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitration tribunal.

(e) The arbitrators shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive laws of New York and shall not apply any other substantive law.

(f) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party or parties may apply to a court of competent jurisdiction for enforcement of such award.

Section 3.07. Waiver of Jury.  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY).  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 3.08. Integration.  This Agreement and the Shares Purchase Agreement contain and constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and understandings, whether written or oral, of the Parties.

Section 3.09. Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 3.10. Ambiguities.  This Agreement was negotiated between legal counsel for the Parties and any ambiguity in this Agreement shall not be construed against the Party who drafted this Agreement.

Section 3.11. Further Assurances.  In order to (a) carry out more effectively the purposes of this Agreement, (b) enable the Parties to exercise and enforce their rights and remedies hereunder, promptly upon the reasonable request by any Party, the Company and the Investor shall (with the expenses paid by the Party responsible as provided in this Agreement) shall (i) correct any defect or error that may be discovered in this Agreement or in the execution, delivery, acknowledgment or recordation of this Agreement and (ii) execute, acknowledge, deliver, record, file and register, any and all such further acts, conveyances, assignments, notices of assignment, transfers, certificates, assurances and other instruments, in each case, as such requesting Party may require from time to time.

Section 3.12. No Third-Party Rights.  This Agreement is not intended, and shall not be construed, to create any rights in any Person other than the Parties and their respective successors and permitted assigns, and no Person may assert any rights as third-party beneficiary hereunder, except as provided in Section 2.07.

Section 3.13. No Waiver; Remedies.  No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege.  A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege.

 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

COMPANY:	CHINA BCT PHARMACY GROUP, INC.

By:
Name:
Title:

INVESTOR:	MILESTONE LONGCHENG LIMITED

By:
Name:
Title:

EXHIBIT E
to
Series A Convertible Preferred Shares Purchase Agreement

Form of Shareholders Agreement

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of [•], 2011, by and among Milestone Longcheng Limited, a company organized under the laws of the British Virgin Islands (the “Investor”), CHINA BCT PHARMACY GROUP, INC., a company organized under the laws of Delaware (the “Company”), the Persons listed on Schedule 1 hereto (the “Shareholders”), and Mr. Tian Hui Tang as representative for the Shareholders (“Shareholders’ Representative” and together with the Investor, the Company and the Shareholders, the “Parties” and each individually sometimes referred to herein as a “Party”).

W I T N E S S E T H:

WHEREAS, the Company has created a new series of preferred shares designated as Series A Convertible Preferred Shares (the “Preferred Shares”) which are convertible into Common Shares of the Company, par value US$0.001 per share (“Common Shares”);

WHEREAS, pursuant to that certain Series A Convertible Preferred Shares Purchase Agreement, dated as of January 18, 2011 (the “Preferred Shares Purchase Agreement”), the Company is issuing certain Preferred Shares to the Investor; and

WHEREAS, the Parties desire to enter into this Agreement to set forth certain rights and obligations among them (it being acknowledged that the Shareholders and the Company are entering into this Agreement to induce the Investor to consummate the transactions contemplated by the Preferred Shares Purchase Agreement).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Definitions and Interpretation.

(a) Definitions.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Affiliate” of a Person means any other Person (a) that directly or indirectly controls, is controlled by or is under common control with, the Person or any of its Subsidiaries, (b) that directly or indirectly beneficially owns or holds 5% or more of any class of equity security or other similar interests of the Person or any of its Subsidiaries or (c) 5% or more of the equity securities of which is directly or indirectly beneficially owned or held by the Person or any of its Subsidiaries.  For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, agreement or otherwise.

“Arbitration Notice” has the meaning set forth in Section 7(f).

“Business Day” means a day other than Saturday or Sunday or other day on which commercial banks in New York City, New York, Hong Kong or PRC are authorized or required by law or other governmental action to close and a day on which dealings are carried on for deposits in Dollars by and among banks in the London interbank market.

“Certificate of Designation” means the Certificate of Designation signed by the Company on the Closing Date.

“Closing Date” means [•], 2011.

“Common Shares” has the meaning set forth in the Recitals above.

“Company” has the meaning set forth in the Preamble to this Agreement.

“Competing Business” means any provision of services or goods that would be reasonably considered to be competitive with any services or goods now being offered or hereafter offered by the Company and its Subsidiaries.

“Consultation Period” has the meaning set forth in Section 7(f).

“Co-Sale Offered Shares” has the meaning set forth in Section 3(d)(i).

“Co-Sale Preferred Shareholder” has the meaning set forth in Section 3(d)(i).

“Co-Sale Shareholder” has the meaning set forth in Section 3(d)(i).

“Covenanter” has the meaning set forth in Section 4(a).

“Dispute” has the meaning set forth in Section 7(f).

“Earn-in Agreement” means the Earn-in Agreement dated December 30, 2009, as amended on May 19, 2010, by and among the Shareholders.

“Election Notice” has the meaning set forth in Section 3(d)(i).

“Entity” means any corporation, partnership, limited liability company, joint venture, association, partnership, business trust or other entity.

“Exempt Transfer” shall have the meaning set forth in Section 3(e).

“First Refusal Allotment” has the meaning set forth in Section 3(c)(i).

“First Refusal Expiration Notice” has the meaning set forth in Section 3(c)(ii).

“First Refusal Notice” has the meaning set forth in Section 3(c).

“First Refusal Period” has the meaning set forth in Section 3(c).

“Governmental Authority” means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local, foreign or supranational, as well as any applicable self regulatory body.

“HKIAC” has the meaning set forth in Section 7(f).

“Hong Kong” means the Special Administrative Region of Hong Kong.

“Investor” has the meaning set forth in the Preamble to this Agreement.

“Investor Director” has the meaning ascribed to it in the Preferred Shares Purchase Agreement.

“Law” means any judgment, order (whether temporary, preliminary or permanent), writ, injunction, decree, statute, rule, regulation, notice, law or ordinance and shall also include any regulations of any applicable self regulatory organizations.

“Material Adverse Effect” has the meaning ascribed to it in the Preferred Shares Purchase Agreement.

“Non-compete Period” has the meaning set forth in Section 4(a).

“Notice of Sale” has the meaning set forth in Section 3(b).

“Offered Shares” has the meaning set forth in Section 3(b).

“Party” and “Parties” have the meanings set forth in the Preamble to this Agreement.

“Person” means any individual, Entity, unincorporated association or Governmental Authority.

“PRC” means the People’s Republic of China.

“Preferred Shareholders” has the meaning set forth in Section 3(c).

“Preferred Shareholder Co-Sale Pro Rata Portion” has the meaning set forth in Section 3(d)(i).

“Preferred Shareholder Pro Rata Percentage” has the meaning set forth in Section 3(d)(i).

“Preferred Shares” has the meaning set forth in the Recitals above.

“Preferred Shares Purchase Agreement” has the meaning set forth in the Recitals above.

“Purchase Price” has the meaning ascribed to it in the Preferred Shares Purchase Agreement.

“Purchaser” has the meaning set forth in Section 3(a).

“Qualified Public Offering” means a firmly committed underwritten public offering of the Common Shares (or equity securities of an entity that holds all or substantially all the share capital of the Company) pursuant to an effective registration statement filed under the United States Securities Act of 1933, as amended or under other comparable applicable Law for jurisdictions outside of the United States in which (a) the Common Share is listed on the NASDAQ Global Market, the New York Stock Exchange or an internationally recognized exchange approved by the holders of majority of the Preferred Shares, (b) the gross proceeds received by the Company and the shareholders participating in the offering are no less than US$60,000,000, (c) the market capitalization of the offering entity immediately after the offering is no less than US$300,000,000, and (d) the number of securities of the offering entity which are publicly traded immediately after the offering is no less than 20% of the total issued share capital of the offering entity.

“Selling Shareholder” has the meaning set forth in Section 3(b).

“Selling Shareholder Co-Sale Pro Rata Portion” has the meaning set forth in Section 3(d)(i).

“Selling Shareholder Pro Rata Percentage” has the meaning set forth in Section 3(d)(i).

“Service Termination Date” means with respect to any Person, the date on which such Person ceases to be an employee, a director or a consultant, as the case may be, of the Company or any of its Subsidiaries, for any reason (other than by reason of death or disability), with or without cause.

“Shareholders” has the meaning set forth in the Preamble to this Agreement.

“Shareholders’ Representative” has the meaning set forth in the Preamble to this Agreement.

“Subsidiary” means with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Tax” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including any tax imposed under Subtitle A of the U.S. Internal Revenue Code of 1986, as amended, and any net income, alternative or add-on minimum tax, gross income, gross receipts, sale, bulk sales, use, real property, personal property, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, withholding, payroll, employment, excise severance, stamp, capital stock, occupation, property, environmental or windfall profits tax, premium, custom, duty or other tax or assessment), together with any interest, penalty, addition to tax or additional amount thereto, imposed by any Governmental Authority.

“Transaction Documents” has the meaning ascribed to it in the Preferred Shares Purchase Agreement.

“Transfer” of a security means any sale, assignment, transfer, exchange, pledge, grant of a security or participation interest in, hypothecation, encumbrance or other disposition or conveyance of any interest in such security.

(b) Interpretation.

(i) Headings.  The headings to the Sections and Subsections of this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

(ii) Usage.  In this Agreement, unless the context requires otherwise:  (i) the singular number includes the plural number and vice versa;  (ii) reference to any gender includes each other gender; (iii) the Exhibits and Schedules to this Agreement are hereby incorporated into, and shall be deemed to be a part of, this Agreement; (iv) the terms “hereunder”, “hereof”, “herein”, “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular section or other provision hereof; (v) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”; and (vi) a reference to any Article, Section or Subsection shall be deemed to refer to the corresponding Article, Section, or Subsection of this Agreement.

Section 2. Investor Board Representation.  Each Shareholder agrees to vote all voting securities held by it in the Company from time to time and to take all other necessary actions within its control (whether in its capacity as shareholder or otherwise, including without limitation, causing its directors and officers to take all such necessary actions), and shall cause the Company to take all necessary actions, in order to effect the appointment, election, reelection or removal as contemplated in Section 5.7 of the Preferred Shares Purchase Agreement of any Investor Director at the direction of the Investor.

Section 3. Share Transfers.

(a) Restrictions on Transfer. No Shareholder shall Transfer any Common Shares held directly or indirectly by it to any prospective transferee (the “Purchaser”) without first requesting the prior written consent of the holders of majority of the then outstanding Preferred Shares. Any purported Transfer by any Shareholder in violation of this Section 3(a) shall be null and void and shall have no force and effect. In the event that the consent is not received within ten (10) days of the request, the Selling Shareholder may only transfer in accordance with the remaining provisions of this Section 3.

(b) Notice of Sale.  In the event that any Shareholder proposes to undertake a Transfer of Common Shares held directly or indirectly by it at the time of the proposed Transfer, such Shareholder (the “Selling Shareholder”) shall deliver or cause to be delivered a written notice (the “Notice of Sale”) to each Preferred Shareholder at least fifteen (15) days prior to making any such Transfer.  The Notice of Sale shall state (i) the number of Common Shares to be Transferred (the “Offered Shares”) and the percentage that such Common Shares represent of all Common Shares then held by such Shareholder, (ii) such Shareholder’s bona fide intention to Transfer such Common Shares and (iii) the terms and conditions of the contemplated Transfer, including the price.

(c) Right of First Refusal. Each of the Investor and its permitted assigns to whom its rights under this Section 3 have been duly assigned in accordance with this Agreement (collectively, the “Preferred Shareholders” and each, a “Preferred Shareholder”) will have the right, exercisable upon written notice (the “First Refusal Notice”) to the Selling Shareholder, the Company and each other Preferred Shareholder within twenty (20) days after receipt of the Notice of Sale (the “First Refusal Period”) of its election to exercise its right of first refusal hereunder. The First Refusal Notice shall set forth the number of Offered Shares that such Preferred Shareholder wishes to purchase, which amount shall not exceed the First Refusal Allotment (as defined below) of such Preferred Shareholder.  Such right of first refusal may be exercised as follows:

(i) First Refusal Allotment. Each Preferred Shareholder shall have the right to purchase that number of the Offered Shares (the “First Refusal Allotment”) equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Common Shares (calculated on an as converted and fully-diluted basis) held by such Preferred Shareholder at the time of the transaction and the denominator of which is the total number of Common Shares (calculated on an as converted and fully-diluted basis) owned by all Preferred Shareholders at the time of the transaction.  To the extent that any Preferred Shareholder does not exercise its right of first refusal to the full extent of its First Refusal Allotment, the Selling Shareholder and the exercising Preferred Shareholders shall, within five (5) days after the end of the First Refusal Period, make such adjustments to the First Refusal Allotment of each exercising Preferred Shareholder so that any remaining Offered Shares may be allocated to those Preferred Shareholders exercising their rights of first refusal on a pro rata basis.

(ii) Expiration Notice.  Within ten (10) days after expiration of the First Refusal Period the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder specifying either (A) that all of the Offered Shares were subscribed by the Preferred Shareholders exercising their rights of first refusal or (B) that the Preferred Shareholders have not subscribed for all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Preferred Shareholder Co-Sale Pro Rata Portion (as defined below) and the Selling Shareholder Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of their co-sale right described in Section 3(d) below.

(iii) Purchase Price. The purchase price for the Offered Shares to be purchased by the Preferred Shareholders exercising their right of first refusal will be the price set forth in the Notice of Sale, but will be payable as set forth in Section 3(c)(iv) below. If the purchase price in the Notice of Sale includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board in good faith, which determination will be binding upon the Company, the Preferred Shareholders and the Selling Shareholder, absent fraud or error.

(iv) Payment. Payment of the purchase price for the Offered Shares purchased by the Preferred Shareholders shall be made within thirty (30) days following the date of the First Refusal Expiration Notice.  Payment of the purchase price will be made by wire transfer or check as directed by the Selling Shareholder.

(v) Rights of a Selling Shareholder.  If any Preferred Shareholder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such Preferred Shareholders, the Selling Shareholder’s rights as a holder of such Offered Shares shall be suspended until the Selling Shareholder receives payment for such Offered Shares from such Preferred Shareholder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such Preferred Shareholder.

(vi) Application of Co-Sale Right.  In the event that the Preferred Shareholders have not elected to purchase any or all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the co-sale right of the Preferred Shareholders as set forth in Section 3(d) below.

(d) Co-Sale Right.  To the extent that the Preferred Shareholders have not exercised their right of first refusal with respect to any or all the Offered Shares, then each Preferred Shareholder shall have the right to exercise its co-sale right hereunder. Such co-sale right may be exercised as follows:

(i) Participation Procedures.

(A)           Within ten (10) Business Days after receipt of the First Refusal Expiration Notice, upon written notice (an “Election Notice”) to the Selling Shareholder, the Company and each other Preferred Shareholder, each Preferred Shareholder may elect to include in such proposed Transfer up to the number of Preferred Shares that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder as set forth in the First Refusal Expiration Notice (the “Co-Sale Offered Shares”) by (y) a fraction (the “Preferred Shareholder Pro Rata Percentage”), the numerator of which is the number of Common Shares (calculated on an as converted and fully-diluted basis) held by such Preferred Shareholder (the “Co-Sale Preferred Shareholder”) at the time of the transaction and the denominator of which is the total number of Common Shares (calculated on an as converted and fully-diluted basis) of the Selling Shareholder and the Co-Sale Preferred Shareholder (collectively, the “Co-Sale Shareholders”) at the time of the transaction (the “Preferred Shareholder Co-Sale Pro Rata Portion”).

(B)           To the extent one or more of the Preferred Shareholders exercise such right of participation in accordance with Section 3(d)(i)(A), the maximum number of Co-Sale Offered Shares that the Selling Shareholder may sell in the proposed Transfer shall be equal to the product obtained by multiplying (x) the Co-Sale Offered Shares by (y) a fraction (the “Selling Shareholder Pro Rata Percentage”), the numerator of which is the number of Common Shares held by such Selling Shareholder at the time of the transaction and the denominator of which is the total number of Common Shares (calculated on an as converted and fully-diluted basis) of the Co-Sale Shareholders at the time of the transaction (the “Selling Shareholder Co-Sale Pro Rata Portion”).

(C)           The Selling Shareholder shall not consummate any proposed Transfer unless the Purchaser purchases all of the Preferred Shares in the Election Notice upon the same terms and conditions as those contained in the Notice of Sale; provided, that if the number of Common Shares (calculated on an as converted and fully-diluted basis) which the Purchaser elects to purchase is more or less than the Co-Sale Offered Shares, the number of Common Shares (calculated on an as converted and fully-diluted basis) to be sold by each Co-Sale Shareholder shall be reduced on a pro rata basis in accordance with the Preferred Shareholder Pro Rata Percentage (in the case of the Preferred Shareholder(s)) and the Selling Shareholder Pro Rata Percentage (in the case of the Selling Shareholder), respectively. For the purpose of determining the terms and conditions on which any Preferred Shares are to be sold to the Purchaser hereunder, each Preferred Share being deemed to be equivalent to the number of Common Shares into which such Preferred Share is then convertible pursuant to Article 4 of the Certificate of Designation.

(ii) Single Closing.  All Common Shares and Preferred Shares to be Transferred by the Selling Shareholder and the Preferred Shareholder(s) with respect to a single Notice of Sale and any related Election Notice shall be Transferred to the Purchaser in a single closing on the terms and conditions described in such Notice of Sale.  The Company agrees not to register any Transfer of Common Shares by the Selling Shareholder to which the Preferred Shareholder’s co-sale right apply unless the Selling Shareholder is in full compliance with the applicable provisions of this Agreement.

(e) Exempt Transfers.  The right of first refusal and co-sale right of the Preferred Shareholders shall not apply to (i) any sale by the Selling Shareholder of Common Shares in a Qualified Public Offering or (ii) any Transfer among the Shareholders pursuant to the Earn-in Agreement (in either case, an “Exempt Transfer”).

(f) Right to Transfer. To the extent the Preferred Shareholders do not elect to purchase, or to participate in the sale of, the Offered Shares subject to the Notice of Sale, the Selling Shareholder shall have the right, for ninety (90) days following delivery of the First Refusal Expiration Notice, undertake a transfer of the Offered Shares covered by the Notice of Sale and not elected to be purchased by the Preferred Shareholders, which in each case shall be on the same terms and conditions as those described in the Notice of Sale.  Any proposed transfer on terms and conditions which are materially different from those described in the Notice of Sale, as well as any subsequent proposed transfer of any Common Shares held directly or indirectly by the Selling Shareholder (including without limitation any Common Shares held directly or indirectly by the Selling Shareholder which are proposed to be sold to the Purchaser in the event the Purchaser elects to purchase more than the Co-Sale Offered Shares), shall again be subject to the right of first refusal and the co-sale right of the Preferred Shareholders and shall require compliance by the Selling Shareholder with the procedures described in Section 3.

(g) Term.  The provisions under this Section 3 shall terminate upon the occurrence a Qualified Public Offering.

(h) Assignment.  The rights of the Preferred Shareholders under Section 3 are fully assignable in connection with a transfer of shares of the Company by the Preferred Shareholders; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by such Preferred Shareholder stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

Section 4. Non-competition

(a) In consideration of the Investor entering into the transactions contemplated by the Preferred Shares Purchase Agreement and performing its obligations thereunder, each Shareholder (each a “Covenanter”) severally but not jointly hereby agrees that:

(i) During the period from the Service Termination Date to and including the second anniversary of the Service Termination Date (the “Non-compete Period”), each Covenanter shall not, and shall procure that each of his or her Affiliates do not, directly or indirectly, own any interest in, manage, control, participate in (whether as an owner, operator, manager, consultant, officer, director, employee, investor, agent, representative or otherwise), consult with, render services (including through outsourcing, or as an intermediary or agent or otherwise) for or otherwise engage in or provide assistance to any Competing Business in the PRC, Hong Kong and any other country in which the Company or its Subsidiaries engage in business; provided, however, nothing in this Section 4 shall prohibit such Covenanter from being passive owners of not more than one percent (1%) of the outstanding shares of any corporation which is publicly traded, so long as such Covenanter has no active participation in the business of such corporation.

(ii) During the Non-compete Period, such Covenanter shall not, directly or indirectly through another entity, (A) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or any of its Subsidiaries, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any of its employees, (B) hire any person who was an employee of the Company or any of its Subsidiaries within one hundred and eighty (180) days prior to the time such employee is hired by such covenanter or such entity, (C) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee, lessor or other business relation of the Company or any of its Subsidiaries to cease or refrain from doing business with the Company or any of its Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or other business relation and the Company or any of its Subsidiaries (including, without limitation, making any negative statements or communications about the Company or any of its Subsidiaries) or (D) directly or indirectly acquire or attempt to acquire an interest in any Competing Business or any business with which the Company or any of its Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company or any of its Subsidiaries (regardless of whether such business is a Competing Business); provided that none of the foregoing shall apply with respect to or limit any Covenanter in the performance of his or her duties as an executive or employee of the Company or any Subsidiary thereof.

(b) The Investor and each of the Covenanters agree that the covenants set forth in this Section 4 are reasonable with respect to period, geographical area and scope.  Notwithstanding anything in this Section 4 to the contrary, if at any time, in any arbitral proceeding, any of the restrictions stated in this Section 4 are found pursuant to Section 7(f) to be unreasonable or otherwise unenforceable under circumstances then existing, each Covenanter agrees that the period, scope and/or geographical area, as the case may be, shall be reduced to the extent necessary to enable the arbitral tribunal to enforce the restrictions to the extent such provisions are allowable under Law, giving effect to the agreement and intent of the Parties that the restrictions contained herein shall be effective to the fullest extent permissible.  Each of the Covenanters acknowledges and agrees that monetary damages may not be an adequate remedy for any breach or threatened breach of the provisions of this Section 4 and that, in such event, the Investor and/or its respective successors or assigns shall, in addition to any other rights and remedies existing in their favor, be entitled to specific performance, injunctive and/or other relief from any arbitral tribunal of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Section 4 (including the extension of the Non-compete Period applicable to such Covenanter by a period equal to the length of the arbitral proceedings necessary to stop such violation); provided that such Covenanter is found to have been in violation of the provisions of this Section 4.  Any injunction shall be available without the posting of any bond or other security.  In the event of an alleged breach or violation by any Covenanter of any of the provisions of this Section 4, the Non-compete Period will be tolled for such Covenanter until such alleged breach or violation is resolved if such Covenanter is found to have not violated the provisions of this Section 4, then the Non-compete Period will not be deemed to have been tolled.  Each Covenanter agrees that the restrictions contained in this Section 4 are reasonable in all respects and are necessary to protect the goodwill of the business of the Company and its Subsidiaries and are an integral part of the Purchase Price to be paid under the Preferred Shares Purchase Agreement.

Section 5. Tax Matters. Each Shareholder shall pay all Tax required to be paid by it or cause the Company and each of its Subsidiaries to withhold and pay all Taxes required to be withheld in connection with such Shareholder’s tax liability so that any failure to pay or withhold would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and each of the Shareholders agree to, several and not jointly, indemnify the Company against any losses arising out of its failure to pay such Taxes.

Section 6. Shareholders’ Representative

(a) Mr. Hui Tian Tang shall be constituted and appointed as agent for and on behalf of all Shareholders as their attorney-in-fact and representative, (i) to do any and all things and to execute any and all documents or other papers, in each such Shareholder’s name, place and stead, in any way in which each such Shareholder could do if personally present, in connection with this Agreement and the applicable Transaction Documents and the transactions contemplated hereby and thereby, and (ii) to amend, cancel or extend, or waive the terms of, this Agreement and any of the Transaction Documents in a manner that would not disproportionately affect such Shareholder as compared to the other Shareholders, The power of attorney granted hereby is coupled with an interest. The Shareholders shall be bound by all actions taken and documents executed by the Shareholders’ Representative pursuant hereto, and the Investor shall be entitled to rely on any action or decision of the Shareholders’ Representative.

(b) The Shareholders’ Representative may, by giving not less than thirty (30) days written notice to the other Parties, resign as the Shareholders’ Representative under this Agreement. In the event that the Shareholders’ Representative becomes unable or unwilling to continue in his capacity as the Shareholders’ Representative under this Agreement, the Shareholders shall (by majority-in-interest) promptly appoint a successor Shareholders’ Representative by written notice to the Investor, and the appointment of such successor Shareholders’ Representative shall become effective only upon the Investor’s receipt of such written notice.  Each Shareholder hereby agrees that any successor Shareholders’ Representative so selected by such Shareholder shall be entitled to act as such under this Agreement on behalf of such Shareholder.  All references herein to the Shareholders’ Representative shall include any such successor Shareholders’ Representative.  Except as otherwise expressly set forth herein, each Shareholder hereby consents to the taking by the Shareholders’ Representative of any and all actions and the making of any decisions required or permitted to be taken by such Shareholders under this Agreement.  The Shareholders shall be bound by all actions taken by the Shareholders’ Representative in his capacity as the Shareholders’ Representative.

(c) In performing the functions specified in this Agreement, the Shareholders’ Representative shall not be liable to any Shareholder in the absence of gross negligence or willful misconduct on the part of the Shareholders’ Representative.  Each Shareholder shall severally and not jointly, indemnify and hold harmless the Shareholders’ Representative from and against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Shareholders’ Representative and arising out of or in connection with the acceptance or administration of his duties hereunder, including any out-of-pocket costs and expenses and legal fees and other legal costs reasonably incurred by the Shareholders’ Representative.

Section 7. Miscellaneous.

(a) Notices.  All notices, requests, demands and other communications to any Party or given under this Agreement shall be in writing and delivered personally, by overnight delivery or courier, by e-mail, by registered mail or by telecopier (with confirmation received) to the Parties at the address, the e-mail address or telecopy number specified for such Parties below (or at such other address, e-mail address or telecopy number as may be specified by a Party in writing given at least five Business Days prior thereto).  All notices, requests, demands and other communications shall be deemed delivered when actually received:

(i) If to the Company, at:

China BCT Pharmacy Group, Inc.
No 102, Chengzhan Road
Liuzhou City, Guangxi Province, PRC
China
Phone:  +86 772 3638318
Fax:     +86 772 3611763
Attn:  Mr. Hui Tian Tang, Chairman & CEO
e-mail:   huitian.tang@china-bct.com

with a copy by fax or messenger or courier or e-mail to:

McKenna Long & Aldridge LLP
303 Peachtree Street, NE, Suite 5300
Atlanta, GA  30308  USA
Phone:  (404) 527-4990
Fax:      (404) 527-4198 and (404) 527-8890
Attn:    Mr. Thomas Wardell, Esq.
e-mail:   wardell@mckennalong.com

(ii) If to the Shareholders, to the Shareholders’ Representative at:

Mr. Hui Tian Tang
China BCT Pharmacy Group, Inc.
No 102, Chengzhan Road
Liuzhou City, Guangxi Province, PRC
Phone:  +86 772 3638318
Fax:      +86 772 3611763
e-mail:   huitian.tang@china-bct.com

(iii) If to the Investor, at:

Milestone Longcheng Limited
318 Hu Nan Road
Shanghai 200031, PRC
Fax: (8621) 6437-9590
Attn: Ms. Yunli Lou
e-mail: yunli@mcmchina.com

With a copy by fax or messenger or courier or e-mail to:

Latham & Watkins
41St Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
Fax: +852.2522.7006
Attn: Mr. David T. Zhang, Esq.
e-mail:  david.zhang@lw.com

(iv)                 If to a Preferred Shareholder (other than the Investor), at such holder's last address as shown on the stock ledger of the Company.

(b) Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, and by different Parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

(c) Modification or Amendment of Agreement.  This Agreement may not be modified or amended except by an instrument in writing signed by all of the Parties.

(d) Successors and Assigns.  This Agreement shall be binding upon and inures to the benefit of and is enforceable by the respective successors and permitted assigns of the Parties hereto.

(e) Governing Law.  This Agreement, and all claims, disputes and matters arising hereunder or thereunder or related hereto or thereto, shall be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed entirely within that state, without reference to conflicts of laws provisions.

(f) Arbitration. Any dispute, controversy, claim or difference of any kind whatsoever arising out of, relating to or in connection with this Agreement, or the breach, termination or invalidity hereof (including the validity, scope and enforceability of this arbitration provision) (the “Dispute”) shall first be attempted to be resolved through discussions and consultations between the parties in good faith for a period of thirty (30) days after written notice has been sent by any Party to the other Party pursuant to the notice provisions set out in Section 7 (the “Consultation Period”).

(i) If the Dispute remains unresolved upon expiration of the Consultation Period, any Party may in its sole discretion elect to submit the matter to arbitration with notice to any other Party or Parties (the “Arbitration Notice”). The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. However, if such rules are in conflict with the provisions of this Section 7(f), the provisions of this Section 7(f) shall prevail.

(ii) The language of the arbitration proceedings and written decisions or correspondence shall be in English.

(iii) The number of arbitrators shall be three. Each opposing party to a dispute shall be entitled to appoint one arbitrator, and the third arbitrator shall be jointly appointed by the disputing parties or, failing such agreement by thirty (30) days after the appointment by each party of its arbitrator, the HKIAC shall appoint the third arbitrator in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration.

(iv) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitration tribunal.

(v) The arbitrators shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive laws of New York and shall not apply any other substantive law.

(vi) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party or parties may apply to a court of competent jurisdiction for enforcement of such award.

(g) Integration.  This Agreement, together with the Preferred Shares Purchase Agreement and the other Transaction Documents, contains and constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of the Parties hereto.

(h) Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(i) Ambiguities.  This Agreement was negotiated between legal counsel for the Parties and any ambiguity in this Agreement shall not be construed against the Party who drafted this Agreement.

(j) No Third-Party Rights.  This Agreement is not intended, and shall not be construed, to create any rights in any parties other than the Company, the Shareholders and the Investor, and no Person may assert any rights as third-party beneficiary hereunder.

(k) No Waiver; Remedies.  No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege.  A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first written above.

COMPANY:	CHINA BCT PHARMACY GROUP, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first written above.

SHAREHOLDERS:	XIAO YAN ZHANG

HUITIAN TANG

JIANG YOU RU

LIU CHUN LIN

WEI WEN DE

WANG BANG FU

ZHAO MING AN

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first written above.

SHAREHOLDERS:	ZHANG QING QIU

YANG XIAO JIAN

MENG YUAN GANG

JIANG QI FENG

HE WEN HENG

LIU GONG CHUN

JIA JUN WEN

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first written above.

SHAREHOLDERS:	TAN YU JING

LI JING HUA

YE YUAN JIAN

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first written above.

INVESTOR:	MILESTONE LONGCHENG LIMITED

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first written above.

SHAREHOLDERS’ REPRESENTATIVE:	Mr. Tian Hui Tang
(in his capacity as the Shareholders’ Representive)

SCHEDULE 1

LIST OF SHAREHOLDERS

Name	PRC ID/Passport number
Xiao Yang Zhang	R062138(1)
Hui Tian Tang（唐恢天）	452701196108240311
Jiang You Ru（江有如）	450202195407020311
Liu Chun Lin（刘春林）	45020219631205031X
Wei Wen De（韦文德）	452701196109220312
Wang Bang Fu（王邦福）	45020219521225031X
Zhao Ming An（赵明安）	45020319540608001X
Zhang Qing Qiu（张庆秋）	450204195611010017
Yang Xiao Jian（杨晓俭）	452701196311020402
Meng Yuan Gang（蒙源钢）	450202196608070336
Jiang Qi Feng（蒋旗峰）	45020419641114033X
He Wen Heng（何文亨）	452522195510180034
Liu Gong Chun（刘功纯）	45270119600921031X
Jia Jun Wen（贾俊文）	450205196301030064
Tan Yu Jing（谭钰菁）	452701196309190349
Li Jing Hua（李景华）	450404195409020378
Ye Yuan Jian（叶远箭）	420106197002050831

Exhibit F-1

Shareholder Undertakings

Letter of Undertakings

To:	Guangxi Liuzhou Baicaotang Medicine Limited
Guangxi Liuzhou Baicaotang Medicine Retail Limited
Guangxi Hefeng Pharmaceutical Co., Limited
Liuzhou Baicaotang Property Management Limited

The Warrantors (including Huitian Tang, Youru Jiang, Chunlin Liu, Wende Wei, Bangfu Wang, Mingan Zhao, Qingqiu Zhang, Xiaojian Yang, Yuangang Meng, Qifeng Jiang, Wenxiang He, Gongchun Liu, Junwen Jia, Yujing Tan, Jinghua Li, Yuanjian Ye) hereby issue this Letter of Undertakings to make the following undertakings to Guangxi Liuzhou Baicaotang Medicine Limited and its affiliates in respect of (including, but not limited to) the following individual income tax matters and bear their respective responsibilities as set forth below:

1.
 If the competent tax authority or accounting firm requires to pay the taxes payable in connection with the distribution of the 2006 profit of Guangxi Liuzhou Baicaotang Medicine Limited, the Warrantors warrant that they will timely pay such taxes payable and any overdue fine, penalty and other costs arising therefrom in full. In addition, the Warrantors warrant to cause the other shareholders at that time to timely pay such taxes payable and any overdue fine, penalty and other costs arising therefrom in full. If Guangxi Liuzhou Baicaotang Medicine Limited is thus punished by the competent tax authority, such penalty shall be borne by the non-paying Warrantors in proportion to their respective percentages of payable but unpaid taxes in the total payable but unpaid taxes. However, if all the Warrantors have paid relevant amounts according to the requirements of the competent tax authority or accounting firm, but the competent tax authority still imposes punishments on Guangxi Liuzhou Baicaotang Medicine Limited, such penalty shall be borne by all the Warrantors in proportion to their respective percentages of taxes payable in the total taxes payable.

2.
If the competent tax authority or accounting firm requires to pay the taxes payable in connection with the distribution of the 2007 profit of Guangxi Liuzhou Baicaotang Medicine Limited, the Warrantors warrant that they will timely pay such taxes payable and any overdue fine, penalty and other costs arising therefrom in full. If Guangxi Liuzhou Baicaotang Medicine Limited is thus punished by the competent tax authority, such penalty shall be borne by the non-paying Warrantors in proportion to their respective percentages of payable but unpaid taxes in the total payable but unpaid taxes. However, if all the Warrantors have paid relevant amounts according to the requirements of the competent tax authority or accounting firm, but the competent tax authority still imposes punishments on Guangxi Liuzhou Baicaotang Medicine Limited, such penalty shall be borne by all the Warrantors in proportion to their respective percentages of taxes payable in the total taxes payable.

F-1

3.
If the competent tax authority or accounting firm requires to pay the taxes payable in connection with the conversion of capital reserve into registered capital of Guangxi Liuzhou Baicaotang Medicine Limited in 2008, the Warrantors warrant that they will timely pay such taxes payable and any overdue fine, penalty and other costs arising therefrom in full. If Guangxi Liuzhou Baicaotang Medicine Limited is thus punished by the competent tax authority, such penalty shall be borne by the non-paying Warrantors in proportion to their respective percentages of payable but unpaid taxes in the total payable but unpaid taxes. However, if all the Warrantors have paid relevant amounts according to the requirements of the competent tax authority or accounting firm, but the competent tax authority still imposes punishments on Guangxi Liuzhou Baicaotang Medicine Limited, such penalty shall be borne by all the Warrantors in proportion to their respective percentages of taxes payable in the total taxes payable.

4.
If the competent tax authority or accounting firm requires to pay the taxes payable in connection with the transfer by Jinghua Li of all of his equity interests in Hefeng Pharmaceutical to Guangxi Liuzhou Baicaotang Medicine Limited in 2007, Jinghua Li warrants that he will timely pay such taxes payable and any overdue fine, penalty and other costs arising therefrom in full. If Guangxi Liuzhou Baicaotang Medicine Limited is thus punished by the competent tax authority, such penalty shall be borne by Jinghua Li.

5.
If the competent tax authority or accounting firm requires to pay the taxes payable in connection with the failure by Guangxi Liuzhou Baicaotang Medicine Limited, Guangxi Liuzhou Baicaotang Medicine Retail Limited, Guangxi Hefeng Pharmaceutical Co., Limited and Liuzhou Baicaotang Property Management Limited to deduct and pay the individual income taxes in full on behalf of their respective employees in accordance with the Individual Income Tax Law in previous years, the Warrantors warrant to cause the taxpayers to timely pay such taxes payable and any overdue fine, penalty and other costs arising therefrom in full as required. If Guangxi Liuzhou Baicaotang Medicine Limited, Guangxi Liuzhou Baicaotang Medicine Retail Limited, Guangxi Hefeng Pharmaceutical Co., Limited and Liuzhou Baicaotang Property Management Limited are thus punished by the competent tax authority, such penalty shall be borne by the Warrantors in proportion to their respective shareholding percentages in Guangxi Liuzhou Baicaotang Medicine Limited before Guangxi Liuzhou Baicaotang Medicine Limited became a wholly foreign-owned enterprise.

6.
In addition to the foregoing matters, the Warrantors warrant that any and all individual income taxes, overdue fines, penalties and other costs incurred as a result of the previous capital increases, equity interests transfers, etc. of Guangxi Liuzhou Baicaotang Medicine Limited, Guangxi Liuzhou Baicaotang Medicine Retail Limited, Guangxi Hefeng Pharmaceutical Co., Limited and Liuzhou Baicaotang Property Management Limited will be borne by the relevant Warrantors to the extent of the amounts required to be borne by them.

[the next page is the signature page]

F-2

Warrantors (signature):

Date:

F-3

Exhibit F-2

Shareholder Undertakings

Letter of Undertakings

To:	Guangxi Liuzhou Baicaotang Medicine Limited
Guangxi Liuzhou Baicaotang Medicine Retail Limited
Guangxi Hefeng Pharmaceutical Co., Limited
Liuzhou Baicaotang Property Management Limited

The Warrantors (including Huitian Tang, Youru Jiang, Chunlin Liu, Wende Wei, Bangfu Wang, Mingan Zhao, Qingqiu Zhang, Xiaojian Yang, Yuangang Meng, Qifeng Jiang, Wenxiang He, Gongchun Liu, Junwen Jia, Yujing Tan, Jinghua Li, Yuanjian Ye) hereby issue this Letter of Undertakings to make the following warranties and undertakings to Guangxi Liuzhou Baicaotang Medicine Limited, Guangxi Liuzhou Baicaotang Medicine Retail Limited, Guangxi Hefeng Pharmaceutical Co., Limited and Liuzhou Baicaotang Property Management Limited and bear their respective responsibilities as set forth below:

1.
The Warrantors warrant that the previous capital increases, equity interests transfers, etc. of Guangxi Liuzhou Baicaotang Medicine Limited, Guangxi Liuzhou Baicaotang Medicine Retail Limited, Guangxi Hefeng Pharmaceutical Co., Limited and Liuzhou Baicaotang Property Management Limited are lawful and valid. If the shareholders at that time seek for compensation or put forth other relevant requirements, or any other matter occurs that is likely to affect the public listing, the Warrantors undertake that they will solve such issues and bear the relevant costs in proportion to their respective shareholding percentages in Guangxi Liuzhou Baicaotang Medicine Limited before Guangxi Liuzhou Baicaotang Medicine Limited became a wholly foreign-owned enterprise.

2.
The Warrantors warrant that Guangxi Liuzhou Baicaotang Medicine Limited, Guangxi Liuzhou Baicaotang Medicine Retail Limited (including its stores), Guangxi Hefeng Pharmaceutical Co., Limited and Liuzhou Baicaotang Property Management Limited have obtained all the licenses, qualifications, permits, etc. necessary for them to carry out operations and production. If any supplemental licenses, qualifications, permits, etc. need to be obtained, the Warrantors undertake to cause and assist relevant companies to do so as soon as possible. The Warrantors undertake to bear the relevant costs arising therefrom (including penalties) in proportion to their respective shareholding percentages in Guangxi Liuzhou Baicaotang Medicine Limited before Guangxi Liuzhou Baicaotang Medicine Limited became a wholly foreign-owned enterprise.

3.
The Warrantors warrant that Guangxi Liuzhou Baicaotang Medicine Limited, Guangxi Liuzhou Baicaotang Medicine Retail Limited, Guangxi Hefeng Pharmaceutical Co., Limited and Liuzhou Baicaotang Property Management Limited have timely paid the social insurance premiums and housing funds for employees in full. If any supplemental payment or penalty occurs, the Warrantors undertake to bear the relevant costs arising therefrom in proportion to their respective shareholding percentages in Guangxi Liuzhou Baicaotang Medicine Limited before Guangxi Liuzhou Baicaotang Medicine Limited became a wholly foreign-owned enterprise.

4.
The Warrantors warrant that Guangxi Liuzhou Baicaotang Medicine Limited, Guangxi Liuzhou Baicaotang Medicine Retail Limited, Guangxi Hefeng Pharmaceutical Co., Limited and Liuzhou Baicaotang Property Management Limited have no external guarantee as of the date of this Letter of Undertakings. If such companies need to assume any guarantee obligations for any external guarantee, the Warrantors undertake to bear the relevant guarantee obligations and costs arising therefrom in proportion to their respective shareholding percentages in Guangxi Liuzhou Baicaotang Medicine Limited before Guangxi Liuzhou Baicaotang Medicine Limited became a wholly foreign-owned enterprise.

5.
The Warrantors warrant that Guangxi Liuzhou Baicaotang Medicine Limited, Guangxi Liuzhou Baicaotang Medicine Retail Limited, Guangxi Hefeng Pharmaceutical Co. Limited and Liuzhou Baicaotang Property Management Limited comply with the state and local laws and regulations with respect to environment protection. If any punishment is imposed by competent environment protection authorities, the Warrantors undertake to bear the relevant costs arising therefrom in proportion to their respective shareholding percentages in Guangxi Liuzhou Baicaotang Medicine Limited before Guangxi Liuzhou Baicaotang Medicine Limited became a wholly foreign-owned enterprise.

6.
The Warrantors warrant that Guangxi Liuzhou Baicaotang Medicine Limited, Guangxi Liuzhou Baicaotang Medicine Retail Limited, Guangxi Hefeng Pharmaceutical Co. Limited and Liuzhou Baicaotang Property Management Limited comply with the state and local tax laws and regulations. If competent taxation authorities demands supplemental payment or impose any penalty, or accounting firm requires supplemental payment of relevant taxes, the Warrantors undertake to bear the relevant costs arising therefrom in proportion to their respective shareholding percentages in Guangxi Liuzhou Baicaotang Medicine Limited before Guangxi Liuzhou Baicaotang Medicine Limited became a wholly foreign-owned enterprise.

7.
The Warrantors warrant that the properties rented by the stores of Guangxi Liuzhou Baicaotang Medicine Retail Limited have clear property ownership status and the lessors of such properties are entitled to lease such properties. If any property owner claims any rights on such properties, which results in any relocation or compensation liabilities or otherwise, the Warrantors undertake to bear the relevant costs arising therefrom in proportion to their respective shareholding percentages in Guangxi Liuzhou Baicaotang Medicine Limited before Guangxi Liuzhou Baicaotang Medicine Limited became a wholly foreign-owned enterprise.

8.
The Warrantors warrant that Guangxi Liuzhou Baicaotang Medicine Limited, Guangxi Liuzhou Baicaotang Medicine Retail Limited, Guangxi Hefeng Pharmaceutical Co. Limited and Liuzhou Baicaotang Property Management Limited currently have no pending or foreseeable material lawsuits, arbitrations or administrative penalties. If any material lawsuits, arbitrations and administrative penalties occur due to matters prior to the date of this Letter of Undertakings, the Warrantors undertake to bear the relevant compensations, penalties and costs arising therefrom in proportion to their respective shareholding percentages in Guangxi Liuzhou Baicaotang Medicine Limited before Guangxi Liuzhou Baicaotang Medicine Limited became a wholly foreign-owned enterprise.

9.	The Warrantors undertake that if they become the shareholders of China BCT Pharmacy Group, Inc., they will proceed with the necessary foreign exchange registration procedures as soon as possible.

10.
The Warrantors undertake that they will use their best efforts to adjust and improve the current listing structure and business (including, but not limited to, signing relevant agreements) so as to comply with the overseas listing requirements.

[the next page is the signature page]

Warrantors (signature):

Date:

Exhibit G

Subsidiary Undertakings

Letter of Undertakings

To: [Milestone] (the “Investor”)

WHEREAS,

1.
Guangxi Liuzhou Baicaotang Medicine Limited (“Baicaotang Medicine”) is a limited liability company duly organized and validly existing under the PRC laws, having its domicile at No.102 Chengzhan Road, Liuzhou. Its legal representative is Huitian Tang.

2.
Baicaotang Medicine currently has three branches, i.e. Guangxi Liuzhou Baicaotang Medicine Limited, Guigang Branch (“Guigang Branch”), Guangxi Liuzhou Baicaotang Medicine Limited, Laibing Branch (“Laibing Branch”) and Guangxi Liuzhou Baicaotang Medicine Limited, Zhongyao Yinpian Branch (“Zhongyao Yinpian Branch”). According to the business licenses of legal entity of these three branches, the basic information of these three branches is as follows:

(1) Guigang Branch: domicile: No.279 Jiangbei Avenue, Guigang; responsible person: Wenxiang He; business scope: traditional Chinese medicine materials, traditional Chinese patent medicines, traditional Chinese medicine pieces, chemical raw material medicines and their preparations, antibiotics; biochemical medicines, biological products (excluding vaccines), anaesthetic medicines, Category I psychotropic medicines, protein anabolic preparations, peptide hormone medicines, fructus papaveris, medical poisonous substances, Category II psychotropic medicines (valid until December 29, 2014); Categories II and III: injection and puncture equipments, medical laser instruments,  medical high frequency instruments, physiotherapy and rehabilitation equipments, equipments and apparatuses for operation rooms, first aid rooms and diagnosis & treatment rooms, medical high-molecular materials and products; Category II: traditional Chinese medicine equipments, clinical examination and analysis instruments, disinfection and sterilization equipments and apparatuses (valid until March 20, 2012); wholesaling of standardized packaged foods (including health care foods) (valid until January 10, 2011); business acquisition and store leasing (items requiring licenses shall be operated according to licenses within the valid term); date of incorporation: May 7, 2008.

(2) Laibing Branch: domicile: No.134 Heshan Road, Laibing; responsible person: Bin Xu; business scope: traditional Chinese patent medicines, traditional Chinese medicine pieces, chemical raw material medicines, chemical medicine preparations, antibiotics; wholesaling of biochemical medicines, biological products (excluding vaccines), Category II psychotropic medicines, protein anabolic preparations and peptide hormone medicines; selling of Categories II and III: injection and puncture equipments, medical electronic instruments, medical supersonic instruments and relevant equipments, medical laser instruments and medical high frequency instruments and equipments; operation room, first aid room and diagnosis & treatment room equipments and apparatuses; medical suture materials and adhesives; selling of medical high-molecular materials and products; selling of Category II : traditional Chinese medicine equipments, clinical examination and analysis instruments, medical assay and basic equipments and apparatuses, implantation materials and artificial organs, disinfection and sterilization equipments and apparatuses; selling of health care foods and standardized packaged foods (items requiring licenses shall be operated according to licenses within the valid term); date of incorporation: February 27, 2008.

G-1

(3) Zhongyao Yinpian Branch: domicile: No.6 Changfeng Road, Liuzhou; responsible person: Yunqian Li; business scope: processing of traditional Chinese medicine pieces (items requiring licenses shall be operated according to licenses within the valid term); date of incorporation: December 6, 1988.

3.
The three branches are currently keeping separate accounts. Baicaotang Medicine does not participate in their actual management and operation. The Entrusted Shareholding Contract in respect of Laibing Branch between Baicaotang Medicine (signed under its former name “Guangxi Liuzhou Medicine Wholesale Station”) and natural person Bin Xu, the Entrusted Contracting Contract in respect of Zhongyao Yinpian Branch between Baicaotang Medicine (signed under its former name “Guangxi Liuzhou Medicine Wholesale Station”) and natural person Yunqian Li and the Declaration between Baicaotang Medicine and Guigang Branch specify the relevant matters of the above branches.

In order to regulate the above three branches, the warrantor hereby warrants and undertakes that:

1.	Warrant that the historical financial statements of the three branches reflected their respective assets and liabilities in a true, complete and accurate way.

2.	Undertake to sign relevant agreements with relevant parties before January 31, 2010 to terminate the said Entrusted Shareholding Contract, Entrusted Contracting Contract and Declaration.

3.
Undertake to complete the integration of the said three branches before June 30, 2010, including, but not limited to, incorporating the current business of the three branches into Baicaotang Medicine, clarifying the ownership of land, houses and other relevant assets and completing necessary registration/modification procedures, and carrying out unified financial management for the three branches.

4.	Undertake that any scheme concerning the present integration of the three branches shall be subject to the consent of the Investor.

5.
The Investor will not have any obligation on any debts concerning the three branches or any other liabilities that may need to be assumed by Baicaotang Medicine occurred prior to the signing date of the relevant agreements of the present investment.

Warrantor：Guangxi Liuzhou Baicaotang Medicine Limited (seal)

[Other parties to the investment agreements](seal)

Date:

G-2

DISCLOSURE SCHEDULE

This Disclosure Schedule is being delivered by the undersigned in connection with the Series A Convertible Preferred Shares Purchase Agreement (the “Agreement”) dated as of January 18, 2011, by and between MILESTONE LONGCHENG LIMITED, a company organized under the laws of the British Virgin Islands (the “Investor”), and CHINA BCT PHARMACY GROUP, INC., a company organized under the laws of Delaware (the “Company”).

Capitalized terms used in this Disclosure Schedule without definition are used as defined in the Agreement.

1

Schedule 3.2(b)

Employee Share Options

The Company has issued options to the following employees to acquire the number of shares set forth next to each such employee’s name below:

EMPLOYEE	SHARES
Zhang Xiao Yan	490,000.00
Tang Hui Tian	590,000.00
Lee Eng Leong	10,000.00
Chiu Man Wai	10,000.00
Simon Choi	10,000.00
Ng Kwok Wai	10,000
Yik Li Yee	5,000

TOTAL	1,125,000.00

2

Schedule 3.2(d)

Dividend Reinvestment Plans

None.

3

Schedule 3.4(a)

Subsidiaries and Joint Ventures

In addition to the Subsidiaries described in the SEC Reports, 广西柳州百草堂药业有限公司贵港分公司(Guangxi Liuzhou Baicaotang Medicine Limited, Guigang Branch), 广西柳州百草堂药业有限公司来宾分公司(Guangxi Liuzhou Baicaotang Medicine Limited, Laibin Branch) and 广西柳州百草堂药业有限公司中药饮片厂(Guangxi Liuzhou Baicaotang Medicine Limited, Zhongyao Yinpian Branch) are branches of Guangxi Liuzhou Baicaotang Medicine Limited (“BCT Medicine”), which will be reorganized and consolidated into BCT Medicine.

4

Schedule 3.4(b)

Subsidiaries and Joint Ventures

See SEC Reports.

5

Schedule 3.5(a)

Conflicts

Pursuant to the Subscription Agreements, dated October 23, 2009, by and between the Company and the investors that are signatories thereto, the Company must notify the co-placement agents for such transaction of the issuance contemplated by the Agreement and grant to each investor a right of first refusal to participate in the transaction.  Such notice has been given and the period for exercise of such right has expired.

6

Schedule 3.5(b)

Company Approvals

None.

7

Schedule 3.5(c)

Contractual Consents

None.

8

Schedule 3.7

Absence of Certain Changes

See SEC Reports.

9

Schedule 3.8

No Undisclosed Liabilities

See SEC Reports.

10

Schedule 3.9

Litigation

See SEC Reports.

11

Schedule 3.10

Licenses

See SEC Reports.

1. The food and sanitary permits for chain stores of Guangxi Liuzhou Baicaotang Medicine Retail Limited (“BCT Retail”) are still in process, and separate Medical Device Business Permit and GSP certificate, other than relying on the BCT Retail’s permit and certificate, are not required.

2. Some of the chain stores were acquired from third parties, and are using prior owner’s business license and drug operating permits until the company completes the changes of these licenses and permits.

3. “Mental health drug class II, narcotic drug, combined drug (oral intake liquid formula), syrup formula” stated on Hefeng Pharmacy’s current drug manufacturing permit are not listed in the company’s business license scope. However, Hefeng currently doesn’t manufacture combined drug (oral intake liquid formula), syrup formula and doesn’t have a production line for such products. At the same time, the mental health drug class II and narcotic drugs that it is producing are not included in its Good Manufacture Practice Certificate.

4. The birth control products, glass device, disinfectants other than high toxic chemicals, cosmetic products and class I medical devices are in the business of but not shown in any license or permits held by BCT Retail.

12

Schedule 3.11(a)

Intellectual Property

See SEC Reports.

Currently BCT Medicine is transferring its BCT character trademark to BCT Retail. If the transfer is completed, then BCT drawing trademark and BCT character trademark are separately held by BCT Medicine and BCT Retail. Usually, BCT drawing and character are used together (but the company didn’t apply for the combination trademark for drawing and character), and the two companies will use each other’s trademark. In addition, the two trademarks approved service scopes only cover limited items.

13

Schedule 3.11(b)

Intellectual Property - Protection

See SEC Reports.

14

Schedule 3.11(c)

Intellectual Property - Infringement

See SEC Reports.

15

Schedule 3.11(d)

Intellectual Property - Claims

See SEC Reports.

16

Schedule 3.11(e)

Intellectual Property - Ownership

See SEC Reports.

17

Schedule 3.11(f)

Intellectual Property - Licenses

See SEC Reports.

18

Schedule 3.11(g)

Intellectual Property - Trade Secrets

See SEC Reports.

19

Schedule 3.11(h)

Intellectual Property - Protection

See SEC Reports.

20

Schedule 3.13

Tax Matters

See SEC Reports and the Shareholder Undertakings attached to the Agreement as Exhibits F-1 and F-2.

21

Schedule 3.14

Tangible Assets

See SEC Reports.

22

Schedule 3.15(a)

Real Property

See SEC Reports.

A parcel of land and the real estate property on such land are under name of BCT Medicine but used by Guangxi Liuzhou Baicaotang Medicine Limited, Guigang Branch now. Also, BCT Retail has not provided the leasing property title documents for the chain stores that are leasing these properties.

23

Schedule 3.15(b)

Real Property

See SEC Reports.

24

Schedule 3.15(c)

Real Property

See SEC Reports.

25

Schedule 3.16

Insurance

See SEC Reports.

26

Schedule 3.17

Contracts

See SEC Reports.

27

Schedule 3.18(a)

Employees and Labor Relations

See SEC Reports.

BCT Retail and Baicaotang Property Management do not have social security registration certificates; however, those companies pay to social security through BCT Medicine while some employees of the chain stores receive social security from BCT Retail and submit the payments themselves. Although the local government doesn’t require Hefeng to apply for a social security registration certificate, Hefeng has nevertheless fully submitted the employee’s social security. Liuzhou City labor and social security bureau issued Labor and Social Security Supervision Inspection Handbook of June 25, 2008 showing BCT Medicine has violated social security regulations in the past three years, but in fact the regulator stamped its seal on the wrong place on the document; there has been no violation in the past three years.

28

Schedule 3.18(b)

Employees and Labor Relations

See SEC Reports.

29

Schedule 3.18(c)

Employees and Labor Relations

See SEC Reports.

30

Schedule 3.18(d)

Employees and Labor Relations

See SEC Reports.

31

Schedule 3.19(a)

Benefit Plans

See SEC Reports.

32

Schedule 3.19(b)

Benefit Plans

See SEC Reports.

33

Schedule 3.20

Compliance with Laws

See SEC Reports.

34

Schedule 3.21

Environmental Matters

See SEC Reports.

35

Schedule 3.22

Related Party Transactions

See SEC Reports.

As disclosed in the SEC Reports, the Company has entered into sales transactions at market prices with the following Related Parties, pursuant to a standard form of purchase agreement:

1.
BCT Medicine Limited - The directors of Guangxi Liuzhou Baicaotang Medicine Limited, one of the Company’s Subsidiaries, Hui Tian Tang, Jing Hua Li, You Ru Jiang, Chun Lin Liu, Wen De Wei and Bang Fu Wang have an aggregate 34.3% interest in the registered share capital of BCT Medicine Limited.

2.
Guangxi Tianhu Medicine Limited - The directors of BCT Medicine, Huii Tian Tang, Jing Hua Li, You Ru Jiang, Chun Lin Liu, Wen De Wei and Bang Fu Wang have an aggregate 46.3% interest in the registered share capital of Guangxi Tianhu Medicine Limited.

3.
Guangxi Liuzhou Baicaotang Medicine Limited, Guigang Branch - The directors of BCT Medicine, Hui Tian Tang, Jing Hua Li, You Ru Jing, Chun Lin Liu, Wen De Wei and Bang Fu Wang have an aggregate 67.2% interest in the registered share capital of Guangxi Baicaotang Medicine Limited Guigang Branch.

4.
Wuxuan Baicaotang Medicine Limited - The directors of BCT Medicine, Hui Tian Tang, Jing Hua Li, You Ru Jing, Chun Lin Liu, Wen De Wei and Bang Fu Wang have an aggregate 35.3% interest in the registered share capital of Wuxuan Baicaotang Medicine Limited.

As disclosed in the SEC Reports, the Company has entered into certain loan transactions with Baicaotang Property Development Limited.  The directors of BCT Medicine, Hui Tian Tang, Jing Hua Li, You Ru Jing, Chun Lin Liu, Wen De Wei and Bang Fu Wang have an interest over the related company by holding 67.2% of its paid up capital collectively.

As disclosed in the SEC Reports, the Company has entered into certain loan transactions with Baicaotang Property Management Limited.  The directors of Liuzhou BCT, Hui Tian Tang, Jing Hua Li, You Ru Jing, Chun Lin Liu, Wen De Wei and Bang Fu Wang have an aggregate 67.2% interest in the registered share capital of Baicaotang Property Management.

The amount due from Related Parties as of September 30, 2010 was as follows.  Amounts due from Related Parties represent loans from the Company to Related Parties together with amounts representing our accounts receivable from Related Parties.  Such loan amounts are non-interest bearing and have no due date as is often the custom in China.

36

	Nine months ended September 30,
	2010
Names of related parties	Trade receivable	Loan receivable	Total
Guangxi Tianhu Medicine Limited	$125,429	$1,397,407	$1,522,836
Liucheng Medicine Limited	$174,748	-	174,748
Wuxuan Baicaotang Medicine Limited	$8,851	$428,657	$437,508
Guangxi Liuzhou Baicaotang Medicine Limited, Guigang Branch	$1,846,741	$756,698	$2,603,439
Baicaotang Property Management Limited	-	$251,960	$251,960
Baicaotang Property Development Limited	-	$253,917	253,917
Total	$2,155,769	$3,088,639	$5,244,408

The amounts due to Related Parties represent loans from related companies at September 30, 2010, was as follows.  The amounts are interest free and no interest was paid during the relevant reporting period.

	Nine months ended September 30,
	2010
Names of related parties	Repayment of principal	Maximum balance	Outstanding
Wuxuan Baicaotang Medicine Limited	-	-	-
Guangxi Tianhu Medicine Limited	-	-	-
Liucheng Medicine Limited	$128,579	$128,579	-
Baicaotang Property Management Limited	-	-	-
Baicaotang Property Development Limited	$748,018	$748,018	-

The above disclosures are contained in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, which will be filed with the SEC upon effectiveness of the Company’s Registration Statement on Form S-1/A; provided, however, that the receivables and the amounts outstanding have been  updated as of September 30, 2010.

37

Schedule 3.26

Registration, Information and Special Voting Rights

See SEC Reports.

38

Schedule 3.29

None.

[the next page is the signature page]

39

SIGNED AND DELIVERED as of January 18, 2011.

CHINA BCT PHARMACY GROUP, INC.

By:
Name
Title

40